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DSCB*204 (REV.81)   Camp Hill Distributors Inc., Lemoyne PA 17043

ARTICLES OF INCORPORATION

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE – CORPORATION BUREAU
308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120

		PLEASE INDICATE (CHECK ONE) TYPE CORPORATION DOMESTIC BUSINESS CORPORATION DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION – COMPLETE BACK DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENSE NO.			1 of 4 FEE $75.00
010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER 15 P.S. 2908 B) MEDecision, Inc.
011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE) 317 Price Avenue
012 CITY 033 COUNTY 013 STATE 064 ZIP CODE Narberth, Montgomery County, Pennsylvania 19072

050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

The purpose or purposes for which the corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Business Corporation Law.

(ATTACH 8½ x 11 SHEET IF NECESSARY)

The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:
040 Number and Class of Shares 750,000 shares - common	041 Stated Par Value Per Share if Any $.10		042 Total Authorized Capital $75,000.00		031 Term of Existence Perpetual
The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by such Incorporator
060 Name		061, 062 063, 064 Address (Street, City, State, Zip Code)		Number & Class of Shares
David St. Clair		317 Price Avenue, Narberth, PA 19072		10,000 shares

(ATTACH 8½ x 11 SHEET IF NECESSARY)
IN TESTIMONY WHEREOF, THE INCORPORATOR (S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS 25th DAY OF October 1988.
/s/ David St. Clair David St. Clair

- FOR OFFICE USE ONLY -
030 FILED OCT 26 1988 [Illegible] Secretary of the Commonwealth Department of State Commonwealth of Pennsylvania	002 CODE	003 REV BOX	SEQUENTIAL NO.	100 MICROFILM NUMBER 88811236
	REVIEWED BY	004 SICC	AMOUNT $	001 CORPORATION NUMBER 1062099
	DATE APPROVED	CERTIFY TO REV L & I OTHER	INPUT BY BG	LOG IN	LOG IN (REFILE)
	DATE REJECTED		VERIFIED BY	LOG OUT	LOG OUT (REFILE)
MAILED BY DATE

Microfilm Number:		Filed with the Department of State on SEP 16 1991
Entity Number:	1062099	[Illegible]
		Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (REV 89)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: MEDecision, Inc.
2.

The (a) address of this corporation’s current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	317 Price Avenue	Narberth	PA	19072	Montgomery
	Number and Street	City	State	Zip	County

(b)	N/A
	Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended.
4.	The original date of its incorporation is: October 26, 1988
5.	(Check, and if appropriate complete, one of the following):
The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
The amendment shall be effective on:		at
	Date		Hour
6.	(Check one of the following):
The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).
The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.	(Check, and if appropriate complete, one of the following):
The amendment adopted by the corporation, set forth in full, is as follows:

The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.
8.	(Check if the amendment restates the Articles):
The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this     13th     day of  September, 1991.

MEDecision, Inc.
(Name of Corporation)

BY:	/s/ David St. Clair
David St. Clair (Signature)

TITLE:	President

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

MEDecision, Inc.

MEDecision, Inc., a corporation organized and existing under and by virtue of the Pennsylvania Business Corporation Law;

DOES HEREBY CERTIFY:

FIRST: that the Articles of Incorporation of MEDecision, Inc. be and it is hereby amended to read as follows:

“011.	The location of its registered office in this Commonwealth is:

11 West Central Avenue, Paoli, Pennsylvania, Chester County, 19301.”

“040.	The aggregate number of shares of common stock which the Corporation shall have the authority to issue is ten million (10,000,000) shares, par value ten cents ($.10) per share.”

Microfilm Number:		Filed with the Department of State on SEP 24 1991
Entity Number:	1062099	[Illegible]
		Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (REV 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is:	MEDecision, Inc.
2.

The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	11 West Central Avenue	Paoli	PA	19301	Chester
	Number and Street	City	State	Zip	County

(b)	c/o: N/A
	Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended.
4.	The date of its incorporation is:	October 26, 1988
5.	(Check, and if appropriate complete, one of the following):
The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
The amendment shall be effective on: _________________ at ______________ Date Hour
6.	(Check one of the following):
The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).
The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.	(Check, and if appropriate complete, one of the following):
The amendment adopted by the corporation, set forth in full, is as follows:
“The shareholders of the Corporation shall not be entitled to cumulative voting.”
The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.
8.	(Check if the amendment restates the Articles):
The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 21st day of September, 1991.

MEDecision, Inc.
(Name of Corporation)
BY:	/s/ David St. Clair
David St. Clair (Signature)

TITLE:	President

Microfilm Number:		Filed with the Department of State on MAY 18 1993
Entity Number:	1062099	[Illegible]
		Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB: 15-1915 (REV 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: MEDecision, Inc.
2.

The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	11 West Central Avenue	Paoli	Pennsylvania	19301	Chester
	Number and Street	City	State	Zip	County

(b)	c/o: N/A
	Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, Act of December 21, 1988 (P.L. 1444, No. 177), as amended.
4.	The date of its incorporation is: October 26, 1988
5.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
The amendment shall be effective on:		at
	Date		Hour
6.	(Check one of the following):
The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).
The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.	(Check, and if appropriate complete, one of the following):
The amendment adopted by the corporation, set forth in full, is as follows:

The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.
8.	(Check if the amendment restates the Articles):
The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this        12th        day of  May, 1993.

MEDecision, Inc.
(Name of Corporation)
BY:	/s/ David St. Clair
David St. Clair (Signature)

TITLE:	President

ARTICLES OF AMENDMENT

of the

ARTICLES OF INCORPORATION

of

MEDecision, INC.

MEDecision, Inc., a corporation organized and existing under and by virtue of the Pennsylvania Business Corporation Law of 1988, as amended;

DOES HEREBY CERTIFY:

FIRST: That the Articles of Incorporation of MEDecision, Inc. be and they are hereby amended to read as follows:

“011.	The location of its registered office in this Commonwealth is:
1436 Lancaster Avenue, Berwyn, Pennsylvania, Chester County, 19312.”
“040.	The aggregate number of shares of Common Stock which the Corporation shall have the authority to issue is Ten Million (10,000,000) shares, no par value.”

Microfilm Number:		Filed with the Department of State on FEB 11 1997
Entity Number:	1062099	[Illegible]
		Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
DSCB:15-1915 (REV 91)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is:	MEDecision, Inc.

2.

The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	1436 Lancaster Avenue	Berwyn	PA	19312	Chester
	Number and Street	City	State	Zip	County
(b)	c/o: N/A
	Name of Commercial Registered Office Provider				County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended
4.	The date of its incorporation is:	October 26, 1988
5.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

The amendment shall be effective on:	_______________	at	________________
	Date		Hour
6.	(Check one of the following):
The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).
7.	(Check, and if appropriate complete, one of the following):
The amendment adopted by the corporation, set forth in full, is as follows:

_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.
8.	(Check if the amendment restates the Articles):
The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this   7th   day of February, 1997.

MEDecision, Inc.
(Name of Corporation)
BY:	/s/ David St. Clair
David St. Clair (Signature)

TITLE:	Chief Executive Officer

EXHIBIT A

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

MEDECISION, INC.

MEDecision, Inc., a corporation organized and existing under and by virtue of the Pennsylvania Business Corporation Law;

DOES HEREBY CERTIFY:

First: That the Articles of Incorporation of MEDecision, Inc. be amended by changing Article 011 to read in its entirety as follows:

011.	The location of its registered office in this Commonwealth is:

724 W. Lancaster Avenue, Suite 200, Wayne, PA, 19087, Delaware County

Second: That the Articles of Incorporation of MEDecision, Inc. be further amended by changing Article 040 to read in its entirety as follows:

040. The total number of shares of stock which the Corporation shall have the authority to issue is Thirty Million (30,000,000), consisting of Twenty Million (20,000,000) shares of Common Stock, no par value, and Ten Million (10,000,000) shares of Preferred Stock, no par value.

The Board of Directors shall have the authority to establish series of Preferred Stock and to fix by resolution the preferences, qualifications, limitations, restrictions and special or relative rights of each such series as follows:

(a)

The Preferred Stock shall be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article 4, to divide the shares of Preferred Stock into one or more series and, with respect to each such series, to fix and determine by resolutions providing for the issue of such series the following designations, privileges, relative or special rights, preferences and limitations, restrictions or qualifications, as to which there may be variations between the series so established:

(i)

the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii)

the rate of dividends payable on shares of such series, the conditions upon which such dividends shall be payable, the dates when such dividends shall be payable, whether such dividends shall be cumulative or noncumulative or whether such dividends shall be payable in preference to the dividends payable on the Common Stock or any other series of Preferred Stock;

(iii)

whether or not shares of such series shall be redeemable and, if redeemable, the date or dates on which shares of such series shall be redeemable and the price or prices per share at which shares of such series shall be redeemable, which price or prices may vary at redemption dates or otherwise as permitted by law;

(iv)

whether or not the shares of such series shall be subject to mandatory redemption and/or the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund shall be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v)

the rights of the holders of the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, including the amount payable on the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, and whether such amount shall be payable in preference to the amounts payable in the event of any liquidation, dissolution or winding up of the Corporation to the holders of Common Stock or any other series of Preferred Stock;

(vi)	voting rights, if any, (which may be limited, multiple, fractional or non-existent and may vary depending on specified events); and
(vii)

generally to fix and determine the other special or relative rights, preferences and privileges, and any qualifications, limitations or restrictions of such rights, preferences and privileges, of such series; provided, however, that no such rights, preferences, privileges, qualifications, limitations or restrictions shall be in conflict with the Articles of Incorporation of the Corporation or with any resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock of which there are shares then outstanding.

(b)

All shares of Preferred Stock of all series shall be of equal rank and identical in all respects except to the extent that variations in the designations, relative rights, preferences and limitations of series of Preferred Stock are specified by the Board of Directors in resolutions providing for the issuance of such series. Each share of a series shall be identical in all respects with the other shares of such series, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon shall be cumulative. Shares of any series of Preferred Stock which have been retired in any manner, including shares redeemed or treasury shares retired, shall not be reissued.

Microfilm Number		Filed with the Department of State on FEB 13 1997

Entity Number	1062099	[Illegible]
		Secretary of the Commonwealth

STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION

DSCB:15-1522 (Rev 89)

In compliance with the requirements of 15 Pa.C.S. ‘ 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.	The name of the corporation is:	MEDecision, Inc.

2.	(Check and complete one of the following):
The resolution amending the Articles under 15 Pa.C.S. ‘ 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

The resolution amending the Articles under 15 Pa.C.S. ‘ 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.
3.

The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. ‘ 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 2,333,333 shares.

4.	The resolution was adopted by the Board of Directors or an authorized committee thereof on: February 12, 1997 .
5.	(Check, and if appropriate complete, one of the following):
The resolution shall be effective upon the filing this statement with respect to shares in the Department of State.
The resolution shall be effective on: at
Date Hour

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 12th day of February , 1997.

MEDecision, Inc.
(Name of Corporation)
BY:	/s/ David St. Clair
(Signature)
TITLE:	David St. Clair, Chief Executive Officer

EXHIBIT A

MEDECISION, INC.

RESOLUTION ADOPTED BY CONSENT OF SOLE DIRECTOR

IN LIEU OF SPECIAL MEETING

FEBRUARY 11, 1997

RESOLVED, that the Certificate of Designation attached hereto as Exhibit “E,” setting forth the rights and preferences of the Preferred Stock, is hereby approved, and the Authorized Officers are hereby authorized, empowered and directed to file with the Commonwealth of Pennsylvania a Statement With Respect to Shares, with a copy of the Certificate of Designation duly attached thereto.

EXHIBIT E

ARTICLE 4

SERIES A PREFERRED STOCK

4.1. Authorized Stock: Rights, Designations, Preferences and Limitations.

(a) Authorized Stock. Of the 10,000,000 Preferred Shares that the Corporation has authority to issue, 2,333,333 are hereby designated shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), no par value, with a stated value of $1.50 per share (the “Series A Stated Value”).

(b) Designations, Preferences, Limitations and Relative Rights. The designations, preferences, limitations and relative rights of the Series A Preferred Stock are as follows:

(i) Dividends.

(A) Commencing on the Original Issuance Date (as defined below), and continuing thereafter, a dividend at the rate of nine percent (9%) of the Series A Stated Value per annum (the “Stated Dividend”) will accrue with respect to each issued share of Series A Preferred Stock. Stated Dividends shall be cumulative.

(B) On the fourth (4th) anniversary (the “Dividend Commencement Date”) of the Original Issuance Date, all accrued Stated Dividends shall be paid to the holders of shares of Series A Preferred Stock. Thereafter, Stated Dividends shall be paid to the holder of each share of Series A Preferred Stock annually in arrears. All accrued Stated Dividends also shall be payable upon (a) the liquidation, dissolution or winding up of the Corporation, (b) the conversion of shares of Series A Preferred Stock into shares of Common Stock (“Common Shares”) under Section 4.1(b)(v) hereof, or (c) redemption of shares of Series A Preferred Stock by the Corporation under Section 4.1(b)(iii) hereof. In the event that the Corporation fails to pay all accrued Stated Dividends to the holders of Series A Preferred Stock on the Dividend Commencement Date, such accrued Stated Dividends shall bear interest at a rate of fifteen percent (15%) per annum, compounded annually, from the Dividend Commencement Date until the date such accrued Stated Dividends are paid to the holders of Series A Preferred Stock. Such interest shall be payable by the Corporation upon its payment of the accrued Stated Dividends to the holders of Series A Preferred Stock.

(C) The Corporation shall pay Stated Dividends in cash; provided, however, that upon a voluntary or automatic conversion of Series A Preferred Stock into Common Stock under Section 4.1(b)(v) hereof, each holder of shares of Series A Preferred Stock will have the option of receiving the Stated Dividend in the form of shares of Common Stock. In that case, the number of shares of Common Stock which a holder of Series A Preferred Stock shall receive shall be determined by dividing the amount of the Stated Dividend to which such holder is entitled by the Dividend Conversion Price (as hereinafter defined). The Dividend Conversion Price shall be the Series A Conversion Price (as defined below) if the annual gross revenues of the Corporation for the then prior fiscal year as reflected in the Corporation’s audited financial statements were seventy-five percent (75%) or less of the projected annual gross revenues for such year. The annual gross projected revenues of the Corporation are $7.8 million for 1997, $10.374 million for 1998, $12.449 million for 1999, $14.963 million for 2000 and $17,931 for 2001, and, for each year thereafter, shall be the projected annual gross revenues as agreed upon by the Corporation and the holders of a majority of the Series A Preferred Stock. In the event that the annual gross revenues of the Corporation for the then prior fiscal year as reflected in the Corporation’s audited financial statements exceeded 75% of the projected annual gross revenues for such year as stated above, the applicable conversion price shall exceed the Series A Stated Value by five percent (5%) for each increment of five percent (5%) by which the Corporation’s annual gross revenues exceeded the applicable projected annual gross revenues.

(D) Until the Dividend Commencement Date, without the prior written consent of more than fifty percent (50%) of the holders of shares of Series A Preferred Stock then outstanding, no dividends or other distributions shall be declared or paid with respect to any class or series of capital stock of the Corporation. No dividends or other distributions shall be declared and/or paid with respect to any Common Shares or any other shares ranking junior to the Series A Preferred Stock (i) unless and until all Stated Dividends due and owing on the Series A Preferred Stock have been paid in full, and (ii) after more than one-hundred twenty (120) days following the Corporation’s issuance of its audited financial statements for its then prior fiscal year. Following the Dividend Commencement Date, dividends may be declared and/or paid on any Common Shares, or any other shares ranking junior to the Series A Preferred S tock, to the extent that the aggregate amount distributed thereby, together with the aggregate amount distributed to the holders of the Series A Preferred Stock during the preceding twelve-month period, does not exceed twenty-five percent (25%) of the Corporation’s audited after-tax earnings for the then prior fiscal year. In the event that a dividend or distribution shall be paid to the holders of Common Shares and/or to the holders of any class or classes or series of stock ranking on liquidation junior to the Series A Preferred Stock, an amount equal to the amount by which such dividend or distribution exceeds the aggregate Stated Dividends received by the holders of shares of Series A Preferred Stock which were accrued for the period from the latter to occur of (A) the first day of the fiscal year of the Corporation in which such dividend or distribution on such Common Shares or other class of stock is paid or (B) the last day on which a dividend or other distribution was paid or made on such Common Shares or other class of stock, as the case may be, until the record date for such dividend or distribution, or if there is no such record date, the date on which such dividend or distribution is paid or made, shall be payable to the holders of shares of Series A Preferred Stock on a pro rata basis, with the amount distributable to the holders of shares of Series A Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series A Preferred Stock if immediately prior to such dividend or distribution all of the outstanding shares of such Series A Preferred Stock had been converted into Common Shares.

(ii) Rights on Liquidation, Dissolution, Winding Up, Public Offering.

(A) Basic Preference Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

(1) The holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock (with respect to rights on liquidation, dissolution or winding up, the shares of Series A Preferred Stock shall rank senior to all other shares of capital stock of the Corporation, including without limitation, Common Shares) an amount equal to $3,500,000, distributed on a pro rata basis, plus all accrued and unpaid dividends thereon, including accrued and unpaid Stated Dividends.

(2) After payment has been made to the holders of Series A Preferred Stock of the full amount to which they are entitled under Section 4.1(b)(ii)(A)(1) above, the holders of Common Stock shall be entitled to receive from the remaining assets of the Corporation an amount equal to $10,000,000, distributed on a pro rata basis.

(3) After payment has been made to the holders of shares of Series A Preferred Stock and of Common Stock of the full amounts to which they are entitled under Sections 4.1(b)(ii)(A)(1) and 4.1(b)(ii)(A)(2) above, the remainder of the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of shares of Series A Preferred Stock and to the holders of any classes of stock ranking on liquidation junior to the Series A Preferred Stock, on a pro rata basis, with the amount distributable to the holders of shares of Series A Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series A Preferred Stock if immediately prior to such liquidation, dissolution or winding up of the Corporation all of the outstanding shares of such Series A Preferred Stock had been converted into Common Shares.

(4) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders are insufficient to make full payments due under any section above, then the holders of Series A Preferred Stock (in the case of Section 4.1(b)(ii)(A)(1)) and Common Stock (in the case of Section 4.1(b)(ii)(A)(2)) shall share ratably, with respect to the applicable liquidation preference, in any distribution of assets.

(B) Merger, Consolidation or Sale of Corporation. The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), or the sale or other disposition of all or substantially all of the assets of the Corporation (collectively, a “Merger, Consolidation or Sale”) shall be deemed, at the election of the holders of the majority of outstanding shares of Series A Preferred Stock, to be a liquidation, dissolution or winding up of the Corporation, unless any such event shall also be an Event of Conversion (as defined below), in which case the Series A Preferred Stock shall automatically convert into Common Shares as set forth below.

(iii) Redemption.

(A) Commencing five (5) years after the Original Issuance Date, and for each of the next three years thereafter, each holder of shares of Series A Preferred Stock will have the cumulative right to cause the Corporation to redeem annually up to twenty-five percent (25%) of the shares of Series A Preferred Stock held by such holder. To exercise this redemption right, a holder shall make a written request for redemption of such shares to the Corporation (the “Request”). Within thirty (30) days after receipt of the Request, the Corporation shall redeem the shares specified in the request at a per share redemption price equal to the Series A Stated Value, plus all accrued and unpaid dividends, including accrued and unpaid Stated Dividends. The Corporation shall, within twenty (20) days following its receipt of the Request, deliver to the holders of the shares of Series A Preferred Stock requested to be redeemed, a notice (the “10 day Notice”) specifying the date on which such shares of Series A Preferred Stock shall be redeemed (the “Redemption Date”), which date shall not be more than ten (10) days thereafter.

(B) The redemption price for any shares of Series A Preferred Stock redeemed pursuant to Section 4.1(b)(iii)(A) shall be payable in cash.

(C) In the event that for any reason, including without limitation, a prohibition under applicable law, the Corporation is prohibited from redeeming or is otherwise unable to redeem any shares of the Series A Preferred Stock, upon five (5) days written notice thereof the Corporation shall (unless pursuant to the terms of Section 4.1(b)(iii)(G) hereof, such shares have been converted or the request for redemption has been withdrawn) thereafter redeem such shares on the earliest date(s) on which the Corporation is no longer so prohibited from redeeming or unable to redeem such shares.

(D) Requests for redemption by the holders of the Series A Preferred Stock shall be sent to the Corporation by first class certified mail or by overnight courier. Simultaneously with its receipt of the cash payment for the redemption price, each redeeming holder of Series A Preferred Stock shall deliver to the Corporation or its agent the certificates representing the shares to be redeemed; provided, however, that upon the payment by the Corporation of the applicable redemption price, all rights in respect of the shares of Series A Preferred Stock to be redeemed shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

(E) Once redeemed pursuant to the provisions of this Section 4.1(b)(iii), shares of Series A Preferred Stock shall be canceled and not subject to reissuance and such redeemed shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

(F) In the event that any holder of Series A Preferred Stock exercises any of its rights as set forth in this Section 4.1(b)(iii), and the Corporation fails to redeem the shares of the capital stock of the Corporation in question, for whatever reason except that the Corporation is under a legal prohibition from so doing (in which case the Corporation shall redeem such shares of capital stock as soon as it shall legally be permitted to redeem as provided above), from the date that such redemption is requested pursuant to the terms of Section 4.1(b)(iii)(A) hereof, until the date that such redemption is consummated (unless, pursuant to the terms of Section 4.1(b)(iii)(G) hereof, such shares have been converted, or the request for redemption has been withdrawn, in which case until the date of such conversion or withdrawal), the applicable redemption price shall bear interest at the rate of fifteen percent (15%) per annum, compounded annually. Such interest shall be payable by the Corporation upon the consummation of the applicable redemption transaction or upon conversion or withdrawal, as the case may be.

(G) In the event that the Corporation fails to redeem shares of Series A Preferred Stock (whether due to the circumstances set forth in Section 4.1(b)(iii)(C) or (F) hereof) on or prior to the Redemption Date, each holder of Series A Preferred Stock to be redeemed hereunder shall, until the earlier to occur of the redemption of such Series A Preferred Stock or the conversion thereof, have the right upon delivery to the Corporation of written notice thereof, have the right upon delivery to the Corporation or written notice thereof, to (i) convert such shares of Series A Preferred, and all accrued and unpaid dividends (as described in Section 4.1(b)(v)(A)), into Common Shares at the then current conversion rate, or (ii) withdraw its request that such Series A Preferred Stock be redeemed.

(iv) Voting.

(A) General Voting Rights. In addition to the rights specified in Section 4.1(b)(iv)(B) and (C) hereof and any other rights provided in the Corporation’s Bylaws or by law, each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of Common Shares into which each share of Series A Preferred Stock is then convertible, and each share of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Shares shall be entitled to vote, in the same manner and with the same effect as such holders of Common Shares, voting together with the holders of Common Shares as one voting group. Notwithstanding the foregoing, fractional votes shall not be permitted, and to the extent permitted by applicable law, any fractional voting rights resulting from the above formula (after aggregation of all Common Shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.

(B) Special Voting Rights.

(1) The Board of Directors shall consist of seven (7) members. In addition to the rights specified in Sections 4.1(b)(iv)(A) and (C) hereof and any other rights provided in the Corporation’s Bylaws or by law, the holders of the Series A Preferred Stock, voting as a separate voting group, shall have the special and exclusive right (a) to elect two (2) directors to the Board of Directors of the Corporation, with the State Treasurer of the State of Michigan, Custodian of the Michigan Public School Employees’ Retirement System, State Employees’ Retirement System, Michigan State Police Retirement System, and Michigan Judges Retirement System being entitled to nominate and elect one director and Philadelphia Ventures Liberty Fund, L.P. and Commonwealth Venture Partners II, L.P. being entitled collectively to nominate and elect one director, and (b) to approve the designation for election of a third director-nominee who shall not be an employee of the Corporation (the “Outside Director”).

(2) In the event that David St. Clair sells, transfers or otherwise disposes of ten percent (50%) or more of the Common Stock of the Corporation owned by him as of February 12, 1997, the holders of shares of Series A Preferred Stock shall have the right to elect one additional director to the Board of Directors of the Corporation, with the result that three of the total of seven directors on such Board shall be elected by the holders of Series A Preferred and the designation for election of the Outside Director shall be approved by the holders of Series A Preferred; provided, however, that if the number of directors constituting such Board is changed from seven, the holders of Series A Preferred shall have the right to elect a majority of the directors to such Board, which majority shall include the Outside Director.

(3) The special and exclusive voting rights of the holders of the Series A Preferred Stock contained in this Section 4.1(b)(iv)(B) may be exercised either at a special meeting of the holders of Series A Preferred Stock, called as provided below, or at any annual or special meeting of the shareholders of the Corporation, or by written consent of such holders in lieu of a meeting. The directors to be elected by the holders of the Series A Preferred Stock shall serve for terms extending from the date of election and qualification until the time of the next succeeding annual meeting of shareholders and until their successors have been elected and qualified.

(4) Any director elected under Section 4.1(b)(iv)(B)(2) or (3) hereof shall not be subject to removal unless such removal is approved by more than two-thirds of all the votes entitled to be cast by the holders of the Series A Preferred Stock.

(5) If at any time a directorship to be filled by the holders of the Series A Preferred Stock shall be vacant, the Chief Executive Officer (or any other officer) of the Corporation shall, upon the written request of the holders of record of shares representing at least twenty-five percent (25%) of the voting power of the shares of Series A Preferred Stock, call a special meeting of the holders of the shares of Series A Preferred Stock for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation. If such meeting is not called by the Chief Executive Officer (or any other officer) of the Corporation within ten (10) days after delivery of said written request, then the holders of record of shares representing at least twenty-five percent (25%) of the voting power of the shares of Series A Preferred Stock may designate in writing one of such holders to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of shareholders and shall be held at such place as specified or determined above. Any holder of record of shares of Series A Preferred Stock shall have access to the stock books of the Corporation for the purpose of calling a meeting of shareholders pursuant to these provisions.

(C) Additional Voting Rights.

(1) Without limiting the rights of the holders of Common Shares to vote on any matter set forth in this Section, so long as any share of Series A Preferred is outstanding, holders of Series A Preferred Stock shall vote as a separate voting group on, and the affirmative vote of sixty percent (60%) of the outstanding shares of Series A Preferred Stock shall be required to authorize, any action which would:

a. in any manner authorize, create or issue any class or series of capital stock ranking either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series A Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series A Preferred Stock;

b. in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of, the Series A Preferred Stock;

c. reclassify Common Shares, or any other shares of any class or series of capital stock hereinafter created junior to the Series A Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Series A Preferred Stock;

d. increase the authorized number of shares of Series A Preferred Stock, or of any other class or series of capital stock of the Corporation;

e. amend the Articles of Incorporation or Bylaws of the Corporation, except as required by law;

f. merge or consolidate the Corporation with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity;

g. sell, transfer, or otherwise dispose of (i) all or substantially all of the assets of the Corporation, or (ii) except in the ordinary course of business, any assets of the Corporation having an aggregate value in excess of $25,000;

h. liquidate, dissolve or wind up the Corporation;

i. cause the Corporation to create, incur, assume or guarantee any indebtedness for money borrowed, or increase the amount of any of its indebtedness outstanding under any loan agreement, mortgage or other borrowing arrangement in existence on the date hereof;

j. cause the Corporation to enter into a line of business which differs from the business conducted by the Corporation as of the date hereof;

k. permit the Corporation to make any capital expenditure in excess of $50,000; or

l. cause a material change in the Corporation’s accounting procedures.

(2) If at any time any action is proposed by the Corporation which requires the affirmative vote of a majority of the outstanding shares of Series A Preferred Stock pursuant to this Section 4.1(b)(iv)(C), the Chief Executive Officer (or any other officer) of the Corporation shall call a special meeting of the holders of Series A Preferred Stock for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation.

(D) Action by Written Consent. Any action to be taken by the holders of Series A Preferred Stock may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of Series A Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares of Series A Preferred Stock entitled to vote thereon were present and voted.

(v) Conversion into Common Shares.

(A) Each holder of shares of Series A Preferred Stock shall have the right, at such holder’s option, at any time or from time to time after the Original Issuance Date, to convert any such shares of Series A Preferred Stock into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series A Stated Value, plus all accrued and unpaid dividends (unless the Corporation is simultaneously paying such dividends in cash), by (y) the number of shares of Series A Preferred Stock being converted, divided by (z) the Series A Conversion Price (as hereinafter defined and as last adjusted and then in effect) for the shares of Series A Preferred Stock being converted, by surrender of the certificates representing the shares of Series A Preferred Stock so to be converted in the manner provided in Section 4.1(b)(v)(C) hereof. The Series A Preferred Stock Conversion Price (the “Series A Conversion Price”) per share at which Common Shares shall be issuable upon conversion of shares of Series A Preferred Stock shall be $1.50; provided, however, that such Series A Conversion Price shall be subject to adjustment as set forth in Section 4.1(b)(v)(E) hereof.

(B) Upon the occurrence of an Event of Conversion (as defined below), all shares of Series A Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Event of Conversion and without any action on the part of the holder thereof, be automatically converted into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series A Stated Value, plus all accrued and unpaid dividends, by (y) the number of shares of Series A Preferred Stock being converted, divided by (z) the Series A Conversion Price (as last adjusted and then in effect) for the shares of Series A Preferred Stock being converted.

(C) A holder of shares of Series A Preferred Stock may exercise its conversion right under this Section 4.1(b)(v) by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the Common Shares are to be issued. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to Section 4.1(b)(v)(A) hereof, on the date when the aforesaid delivery is made and (ii) with respect to conversion effected pursuant to Section 4.1(b)(v)(B) hereof, on the date of occurrence of the Event of Conversion, and such date, in either case, is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled, and a check or cash in respect of any fractional interest in a Common Share as provided in Section 4.1(b)(v)(D) hereof. Each person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Series A Conversion Price for the Series A Preferred Stock shall be that in effect on the Conversion Date. Upon con version of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

(D) No fractional Common Shares shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional Common Shares which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined below) of a Common Share multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interest. The term “Current Market Price” at any date of one Common Share shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days ending no more than fifteen (15) days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty (30) business day period). The closing price for each day shall be the last reported sales price regular way or, if sales prices are not reported for the Common Shares, then the average or the last reported bid and asked prices regular way, in either case on the principal national securities exchange or the NASDAQ Stock Market (“NASDAQ”) on which the Common Shares are listed or admitted to trading, or if, on any day in question, the security shall not be quoted on any such principal national securities exchange or NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service (if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Shares are not traded in a manner such that the quotations referred to above are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation, or if such determination cannot be made, by a nationally recognized independent investment banking firm selected mutually by the holders of a majority of the voting power of the Series A Preferred Stock then outstanding and the Corporation (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

(E) The Series A Conversion Price shall be subject to adjustment from time to time as follows:

(1) If, at any time after the Original Issuance Date, the number of Common Shares outstanding is increased by a stock dividend payable in Common Shares or by a subdivision or split-up of Common Shares, then, following the record date fixed for the determination of holders of Common Shares entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(2) If, at any time after the Original Issuance Date, the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares then, following the record date for such combination, the Series A Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(3) In the event, at any time after the Original Issuance Date, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the Merger, Consolidation or Sale of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Shares), each share of Series A Preferred Stock shall after such reorganization, reclassification, Merger, Consolidation or Sale (unless, in the case of a Merger, Consolidation or Sale, payment shall have been made to the holders of all shares of Series A Preferred Stock of the full amount to which they respectively shall have been entitled pursuant to Section 4.1(b)(ii)) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such Merger, Consolidation or Sale to which the holder of the number of Common Shares deliverable (immediately prior to the time of such reorganization, reclassification, Merger, Consolidation or Sale) upon conversion of such shares would have been entitled upon such reorganization, reclassification, Merger, Consolidation or Sale. The provisions of this Section 4.1(b)(v)(E)(3) shall similarly apply to successive reorganizations, reclassifications, Mergers, Consolidations, or Sales.

(4) (i) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any Common Shares or other securities of the Corporation convertible into or exchangeable for Common Shares (other than Excluded Stock, as defined below, and other than pursuant to a transaction which is described in Section 4.1(b)(iv)(C)(1)(f), Section 4.1(b)(iv)(C)(1)(g) or Section 4.l(b)(iv)(C)(1)(j) hereof) without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance, the Series A Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause 4) be adjusted to a price equal to $.00001 if such issuance is without consideration or such consideration per share if such issuance is for consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance.

(ii) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any Common Shares or other securities of the Corporation convertible into or exchangeable for Common Shares (other than Excluded Stock) pursuant to a transaction which is described in Section 4.1(b)(iv)(C)(1)(f), Section 4.1(b)(iv)(C)(1)(g) or Section 4.1(b)(iv)(C)(1)(j) hereof, the Series A Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause 4) be adjusted to a price equal to:

A. an amount equal to the sum of

(x) The total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subdivision iii of this clause 4, it being understood that the Common Shares issuable upon conversion of any outstanding shares of Series A Preferred Stock shall be deemed to be outstanding for all purposes of this and all subsequent computations of outstanding Common Shares required in this clause 4) immediately prior to such issuance, multiplied by the Series A Conversion Price in effect immediately prior to such issuance, plus

(y) the consideration received by the Corporation upon such issuance,

divided by

B. the total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subdivision ii of this clause 4) immediately after the issuance of such Common Shares.

(iii) For the purposes of any adjustment of the Series A Conversion Price pursuant to this clause 4, the following provisions shall in each case be applicable:

A. In the event of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance thereof.

B. In the event of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive, irrespective of any accounting treatment).

C. In the event of the issuance, without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to each such issuance, of (x) options to purchase or rights to subscribe for Common Shares granted subsequent to the Original Issuance Date; (y) securities by their terms convertible into or exchangeable for Common Shares or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(1) the aggregate maximum number of Common Shares deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions A and B above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Shares covered thereby;

(2) the aggregate maximum number of Common Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions A and B above);

(3) on any change in the number of Common Shares deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price to the extent affected by or computed using such options, rights or securities, shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made initially upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Shares upon the exercise of any such options or rights or the conversion or exchange of such securities; and

(4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of Common Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

(5) All calculations under this Section 4.1(b)(v)(E) shall be made to the nearest one-tenth (1/10) of a cent or to the nearest one-tenth (1/10) of a share, as the case may be.

(6) In any case in which the provisions of this Section 4.1(b)(v)(E) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4.1(b)(v)(D); provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(7) Whenever the Series A Conversion Price shall be adjusted as provided herein, the Corporation shall forthwith file, at the office of the transfer agent for the Series A Preferred Stock or at such other place that may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in reasonable detail the facts requiring such adjustment and the Series A Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested, postage prepaid, to each holder of shares of any Series A Preferred Stock at his address appearing on the Corporation’s records.

(8) In the event the Corporation shall propose to take any action of the types described in Section 4.1(b)(v)(E)(1) or (2) hereof, the Corporation shall give notice to each holder of shares of Series A Preferred Stock in the manner set forth in Section 4.1(b)(E)(7) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice), the Series A Conversion Price, and the number, kind or series of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(9) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of shares of Series A Preferred Stock, provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

(10) The Corporation shall reserve and at all times from and after the Original Issuance Date keep reserved free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Series A Preferred Stock.

(11) All Common Shares which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.

(12) Once converted pursuant to the provisions hereof, shares of Series A Preferred Stock so converted shall be canceled and not subject to reissuance, and such converted shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

(F) Definitions. The following terms shall have the following respective meanings:

(1) The term “Event of Conversion” shall mean (a) the consummation of a firm commitment underwritten public offering of Common Shares of the Corporation (i) with underwriters reasonably acceptable to the holders of a majority of the issued shares of Series A Preferred Stock, (ii) at a selling price (prior to underwriting commissions and expenses) per Common Share of at least three (3) times the Series A Stated Value, and (iii) which results in net proceeds equal to at least $5,000,000 (for purposes of this Section, a “Qualified Public Offering”), (b) a Merger, Consolidation or Sale in which the per share consideration to a holder of shares of Series A Preferred Stock arising out of such Merger, Consolidation or Sale equals at least three (3) times the Series A Stated Value (provided, however, that value will be attributed only to securities which are tradable on a national securities exchange or NASDAQ and are not subject to any lock-up or other selling restriction).

(2) The term “Excluded Stock” shall mean Common Shares issued by the Corporation: (A) upon conversion of any of the issued shares of Series A Preferred Stock, (B) pursuant to subscriptions, warrants, options, convertible securities or other rights which were outstanding on the Original Issuance Date, or (C) pursuant to the exercise of options to purchase Common Stock granted to employees of the Corporation, not to exceed in the aggregate 3,950,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like with respect to the Common Stock).

(3) The term “Fully Diluted Common Basis” shall mean, with respect to any individual or entity’s capital stock, the number of Common Shares that would be issued and outstanding if there were added to the number of issued and outstanding Common Shares as of the date of calculation the number of Common Shares then issuable upon the exercise or conversion of such individual or entity’s outstanding warrants, options, convertible securities/debt and other rights to acquire Common Shares.

(4) The term “Original Issuance Date” shall mean the date on which the first share of Series A Preferred Stock is issued.

Microfilm Number		Filed with the Department of State on JUN 20 2000
Entity Number	1062099	[Illegible]
		Secretary of the Commonwealth

STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION

DSCB: 15-1522 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. ‘ 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.	The name of the corporation is: MEDecision, Inc.

2.	(Check and complete one of the following):

The resolution amending the Articles under 15 Pa.C.S. ‘ 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

The resolution amending the Articles under 15 Pa.C.S. ‘ 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.
3.

The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. ‘ 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is        7,500,000            shares.

4.	The resolution was adopted by the Board of Directors or an authorized committee thereof on: as of June 12, 2000 .
5.	(Check, and if appropriate complete, one of the following):

The resolution shall be effective upon the filing this statement with respect to shares in the Department of State.
The resolution shall be effective on:		at
	Date		Hour

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this    20th    day of     June    , 2000.

MEDecision, Inc.
(Name of Corporation)

BY:	/s/ David St. Clair
(Signature)

TITLE:	David St. Clair, President

EXHIBIT A

MEDECISION, INC.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

ADOPTED AS OF JUNE 12, 2000

RESOLVED, that David St. Clair, Mark Bausinger or any Executive Vice President of the Company (each an “Authorized Officer”) be and each of them hereby is authorized, empowered and directed to amend and restate Article 4.1 of the Articles of Incorporation to be in the form of Exhibit A hereto, to effect certain changes to the Series A Convertible Preferred Stock required in connection with the Transactions; and be it further

MEDECISION, INC.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

ADOPTED AS OF JUNE 12, 2000

RESOLVED, that the Certificate of Designations attached hereto as Exhibit B setting forth the rights and preferences of the Series B Preferred Stock is hereby approved, and any Authorized Officer is hereby authorized, empowered and directed to file with the Commonwealth of Pennsylvania a “Statement with Respect to Shares”, with a copy of such Certificate of Designation attached thereto; and be it further

EXHIBIT A

ARTICLE 4

SERIES A PREFERRED STOCK

4.1. Authorized Stock: Rights, Designations, Preferences and Limitations of Series A Preferred Stock.

(a) Authorized Stock. Of the Preferred Shares that the Corporation has authority to issue, 2,333,333 are hereby designated shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), no par value, with a stated value of $1.50 per share (the “Series A Stated Value”).

(b) Designations, Preferences, Limitations and Relative Rights. The designations, preferences, limitations and relative rights of the Series A Preferred Stock are as follows:

(i) Dividends.

(A) Commencing on the Series A Original Issuance Date (as defined below), and continuing thereafter, a dividend at the rate of nine percent (9%) of the Series A Stated Value per annum (the “Stated Dividend”) will accrue with respect to each issued share of Series A Preferred Stock. Stated Dividends shall be cumulative.

(B) Subject to the terms and conditions of the Series B Convertible Preferred Stock of the Corporation (the “Series B Preferred Stock”) set forth in Section 4.2 of these Articles of Incorporation of the Corporation, on the fourth (4th) anniversary (the “Dividend Commencement Date”) of the Series A Original Issuance Date, all accrued Stated Dividends shall be paid to the holders of shares of Series A Preferred Stock. Thereafter, Stated Dividends shall be paid to the holder of each share of Series A Preferred Stock annually in arrears. All accrued Stated Dividends also shall be payable upon (a) the liquidation, dissolution or winding up of the Corporation, (b) the conversion of shares of Series A Preferred Stock into shares of Common Stock (“Common Shares”) under Section 4.1(b)(v) hereof, or (c) redemption of shares of Series A Preferred Stock by the Corporation under Section 4.1(b)(iii) hereof. In the event that the Corporation fails to pay all accrued Stated Dividends to the holders of Series A Preferred Stock on the Dividend Commencement Date, such accrued Stated Dividends shall bear interest, unless payment of the Stated Dividend is precluded by the terms and conditions of the Series B Preferred Stock, at a rate of fifteen percent (15%) per annum, compounded annually, from the Dividend Commencement Date until the date such accrued Stated Dividends are paid to the holders of Series A Preferred Stock. Such interest shall be payable by the Corporation upon its payment of the accrued Stated Dividends to the holders of Series A Preferred Stock.

(C) The Corporation shall pay Stated Dividends in cash; provided, however, that upon a voluntary or automatic conversion of Series A Preferred Stock into Common Stock under Section 4.1(b)(v) hereof, each holder of shares of Series A Preferred Stock will have the option of receiving the Stated Dividend in the form of shares of Common Stock. In that case, the number of shares of Common Stock which a holder of Series A Preferred Stock shall receive shall be determined by dividing the amount of the Stated Dividend to which such holder is entitled by the Dividend Conversion Price (as hereinafter defined). The Dividend Conversion Price shall be the Series A Conversion Price (as defined below) if the annual gross revenues of the Corporation for the then prior fiscal year as reflected in the Corporation’s audited financial statements were seventy-five percent (75%) or less of the projected annual gross revenues for such year. The annual gross projected revenues of the Corporation are $7.8 million for 1997, $10.374 million for 1998, $12.449 million for 1999, $14.963 million for 2000 and $17,931 for 2001, and, for each year thereafter, shall be the projected annual gross revenues as agreed upon by the Corporation and the holders of a majority of the Series A Preferred Stock. In the event that the annual gross revenues of the Corporation for the then prior fiscal year as reflected in the Corporation’s audited financial statements exceeded 75% of the projected annual gross revenues for such year as stated above, the applicable conversion price shall exceed the Series A Stated Value by five percent (5%) for each increment of five percent (5%) by which the Corporation’s annual gross revenues exceeded the applicable projected annual gross revenues.

(D) Until the Dividend Commencement Date, without the prior written consent of more than fifty percent (50%) of the holders of shares of Series A Preferred Stock then outstanding, no dividends or other distributions shall be declared or paid with respect to any class or series of capital stock of the Corporation, except as provided in the terms and conditions of the Series B Preferred Stock. No dividends or other distributions shall be declared and/or paid with respect to any Common Shares or any other shares ranking junior to the Series A Preferred Stock (i) unless and until all Stated Dividends due and owing on the Series A Preferred Stock have been paid in full, and (ii) before one hundred twenty (120) days following the Corporation’s issuance of its audited financial statements for its then prior fiscal year. Following the Dividend Commencement Date, subject to the terms and conditions of the Series B Preferred Stock, dividends may be declared and/or paid on any Common Shares, or any other shares ranking junior to the Series A Preferred Stock, to the extent that the aggregate amount distributed thereby, together with the aggregate amount distributed to the holders of the Series A Preferred Stock during the preceding twelve-month period, does not exceed twenty-five percent (25%) of the Corporation’s audited after-tax earnings for the then prior fiscal year. In the event that a dividend or distribution shall be paid to the holders of Common Shares and/or to the holders of any class or classes or series of stock ranking on liquidation junior to the Series A Preferred Stock, an amount per share of Series A Preferred Stock (subject to adjustment in the event that one share of Series A Preferred Stock is no longer convertible into one Common Share by reason of an adjustment under Section 4.1(v) of these Articles) equal to the amount by which such dividend or distribution per Common Share exceeds the Stated Dividend per share of Series A Preferred Stock received by the holders of shares of Series A Preferred Stock which were accrued for the period from the latter to occur of (A) the first day of the fiscal year of the Corporation in which such dividend or distribution on such Common Shares or other class of stock is paid or (B) the last day on which a dividend or other distribution was paid or made on such Common Shares or other class of stock, as the case may be, until the record date for such dividend or distribution, or if there is no such record date, the date on which such dividend or distribution is paid or made, shall be payable to the holders of shares of Series A Preferred Stock on a pro rata basis, with the amount distributable to the holders of shares of Series A Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series A Preferred Stock if immediately prior to such dividend or distribution all of the outstanding shares of such Series A Preferred Stock had been converted into Common Shares.

(ii) Rights on Liquidation, Dissolution, Winding Up, Public Offering.

(A) Basic Preference Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the terms and conditions of the Series B Preferred Stock, the holders of shares of Series A Preferred Stock shall have the following rights and preferences:

(1) The holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock (with respect to rights on liquidation, dissolution or winding up, the shares of Series A Preferred Stock shall rank senior to all other shares of capital stock of the Corporation, including without limitation, Common Shares) an amount per share equal to the Series A Stated Value, plus all accrued and unpaid dividends thereon, including accrued and unpaid Stated Dividends.

(2) After payment has been made to the holders of Series A Preferred Stock of the full amount to which they are entitled under Section 4.1(b) (ii)(A)(1) above, the holders of Common Stock shall be entitled to receive from the remaining assets of the Corporation an amount equal to $10,000,000, distributed on a pro rata basis; provided that such amount shall be payable only once under this Section 4.1(b)(ii)(A)(2) or Section 4.2(b)(iii)(A)(2).

(3) After payment has been made to the holders of shares of Series A Preferred Stock and of Common Stock of the full amounts to which they are entitled under Sections 4.1(b)(ii)(A)(1) and 4.1(b)(ii)(A)(2) above, the remainder of the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of shares of Series A Preferred Stock and to the holders of any classes of stock ranking on liquidation junior to the Series A Preferred Stock on a pro rata basis, with the amount distributable to the holders of shares of Series A Preferred Stock to the computed on the basis of the number of Common Shares which would be held by such holders of shares of Series A Preferred Stock if immediately prior to such liquidation, dissolution or winding up of the Corporation all of the outstanding shares of such Series A Preferred Stock had been converted into Common Shares.

(4) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders are insufficient to make full payments due under any section above, then the holders of Series A Preferred Stock (in the case of Section 4.1(b)(ii)(A)(1)) and Common Stock (in the case of 4.1(b)(ii)(A)(2)) shall share ratably, with respect to the applicable liquidation preference, in any distribution of available assets, and no class of junior securities shall be entitled to any distribution thereafter.

(B) Merger, Consolidation or Sale of Corporation. The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), or the sale or other disposition of all or substantially all of the assets of the Corporation (collectively, a “Merger, Consolidation or Sale”) shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

(iii) Redemption.

(A) Subject to the terms and conditions of the Series B Preferred Stock, commencing February 12, 2002 and until February 12, 2005, each holder of shares of Series A Preferred Stock will have the cumulative right to cause the Corporation to redeem annually up to twenty-five percent (25%) of the shares of Series A Preferred Stock held by such holder. To exercise this redemption right, a holder shall make a written request for redemption of such shares to the Corporation (the “Request”). Within fifty (50) days after receipt of the Request, the Corporation shall redeem the shares specified in the request at a per share redemption price equal to the Series A Stated Value, plus all accrued and unpaid dividends, including accrued and unpaid Stated Dividends. The Corporation shall, within twenty (20) days following its receipt of the Request, deliver to the holders of the shares of Series A Preferred Stock requested to be redeemed, a notice (the “30 Day Notice”) specifying the date on which such shares of Series A Preferred Stock shall be redeemed (the “Redemption Date”), which date shall not be more than thirty (30) days after the date the 30 Day Notice is given.

(B) The redemption price for any shares of Series A Preferred Stock redeemed pursuant to Section 4.1(b)(iii)(A) shall be payable in cash.

(C) In the event that for any reason, including without limitation a prohibition under applicable law, the Corporation is prohibited from redeeming or is otherwise unable to redeem any shares of the Series A Preferred Stock on the Redemption Date, upon five (5) days written notice thereof, the Corporation shall (unless pursuant to the terms of Section 4.1(b)(iii)(G) hereof, such shares have been converted or the request for redemption has been withdrawn) thereafter redeem such shares on the earliest date(s) on which the Corporation is no longer so prohibited form redeeming or unable to redeem such shares.

(D) Requests for redemption by the holders of the Series A Preferred Stock shall be sent to the Corporation by first class certified mail or by overnight courier. Simultaneously with its receipt of the cash payment for the redemption price, each redeeming holder of Series A Preferred Stock shall deliver to the Corporation or its agent the certificates representing the shares to be redeemed; provided, however, that upon the payment by the Corporation of the applicable redemption price, all rights in respect of the shares of Series A Preferred Stock to be redeemed shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

(E) Once redeemed pursuant to the provisions of this Section 4.1(b)(iii), shares of Series A Preferred Stock shall be canceled and not subject to reissuance and such redeemed shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

(F) In the event that any holder of Series A Preferred Stock exercises any of its rights as set forth in this Section 4.1(b)(iii), and the Corporation fails to redeem the shares of the capital stock of the Corporation in question on the Redemption Date, for whatever reason except that the Corporation is under a legal prohibition from so doing (in which case the Corporation shall redeem such shares of capital stock as soon as it shall legally be permitted to redeem as provided above and the Redemption Date shall be extended for the period of the prohibition), from the Redemption Date until the date that such redemption is consummated (unless, pursuant to the terms of Section 4.1(b)(iii)(G) hereof, such shares have been converted, or the request for redemption has been withdrawn, in which case until the date of such conversion or withdrawal), the applicable redemption price shall bear interest at the rate of fifteen percent (15%) per annum, compounded annually. Such interest shall be payable by the Corporation upon the consummation of the applicable redemption transaction or upon conversion or withdrawal, as the case may be.

(G) In the event that the Corporation fails to redeem shares of Series A Preferred Stock (whether due to the circumstances set forth in Section 4.1(b)(iii)(C) or (F) hereof) on or prior to the Redemption Date, each holder of Series A Preferred Stock to be redeemed hereunder shall, until the earlier to occur of the redemption of such Series A Preferred Stock or the conversion thereof, have the right upon delivery to the Corporation of written notice thereof, to (i) convert such shares of Series A Preferred, and all accrued and unpaid dividends (as described in Section 4.1(b)(v)(A), into Common Shares at the then current conversion rate, or (ii) withdraw its request that such Series A Preferred Stock be redeemed. In the event of such conversion or withdrawal, the Corporation’s obligation to pay the applicable redemption price pursuant to the Request that was withdrawn, or for the shares that were converted, as the case may be, shall cease.

(iv) Voting.

(A) General Voting Rights. In addition to the rights specified in Section 4.1(b)(iv)(B) and (C) hereof and other rights provided in the Corporation’s Bylaws or by law or the Amended and Restated Shareholders Agreement dated on or about June 20, 2000 among the Corporation and certain of its shareholders (the “Shareholders Agreement”), each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of Common Shares into which each shares of Series A Preferred Stock is then convertible, and each share of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Shares and the holders of any other securities of the Corporation having similar voting rights (together with the Common Shares, the “Additional Voting Securities”) shall be entitled to vote, in the same manner and with the same effect as such holders of the Additional Voting Securities, voting together with the holders of the Additional Voting Securities as one voting group. Notwithstanding the foregoing, fractional votes shall not be permitted, and to the extent permitted by applicable law, any fractional voting rights resulting from the above formula (after aggregation of all Common Shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.

(B) Additional Voting Rights.

(1) Without limiting the rights of the holders of Additional Voting Securities to vote on any matter set forth in this Section, so long as more than thirty percent (30%) of the originally issued shares of Series A Preferred is outstanding, holders of Series A Preferred Stock shall vote as a separate voting group on, and the affirmative vote of sixty percent (60%) of the outstanding shares of Series A Preferred Stock shall be required to authorize, any action which would:

a. in any manner authorize, create or issue any class or series of capital stock ranking either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series A Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series A Preferred Stock; except that the Corporation shall be entitled to authorize, create and issue additional shares of Series B Preferred Stock (as defined in Section 4.2(a)) as needed to pay the dividend on such Series B Preferred Stock in kind.

b. in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of, the Series A Preferred Stock;

c. reclassify Common Shares, or any other shares of any class or series of capital stock hereinafter created junior to the Series A Preferred Stock into shares of any class or series of capital stock ranking either as to payment or dividends, distribution of assets or redemption, prior to or on a parity with the Series A Preferred Stock;

d. increase the authorized number of shares of Series A Preferred Stock;

e. amend the Articles of Incorporation or Bylaws of the Corporation in a manner that, in the sole determination of the holders of the Series A Preferred Stock, adversely affects the rights of such holders, except as required by law;

(2) If at any time any action is proposed by the Corporation which requires the affirmative vote of sixty percent (60%) of the outstanding shares of Series A Preferred Stock pursuant to this Section 4.1(b)(iv)(B), the Chief Executive Officer (or any other Officer) of the Corporation shall call a special meeting of the holders of Series A Preferred Stock for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation.

(C) Action by Written Consent. Any action to be taken by the holders of Series A Preferred Stock may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of Series A Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares of Series A Preferred Stock entitled to vote thereon were present and voted.

(v) Conversion into Common Shares.

(A) Each holder of shares of Series A Preferred Stock shall have the right, at such holder’s option, at any time or from time to time after the Series A Original Issuance Date, to convert any such shares of Series A Preferred Stock into such number of fully paid and non-assessable Common Shares as shall be determined (x) by multiplying the Series A Stated Value, plus all accrued and unpaid dividends (unless the Corporation is simultaneously paying such dividends in cash), by (y) the number of shares of Series A Preferred Stock being converted, divided by (z) the Series A Conversion Price (as hereinafter in this Section 4.1(b)(v)(A) defined and as last adjusted and then in effect) for the shares of Series A Preferred Stock being converted, by surrender of the certificates representing the shares of Series A Preferred Stock so to be converted in the manner provided in Section 4.1(b)(v)(C) hereof. The Series A Preferred Stock Conversion Price (the “Series A Conversion Price”) per share at which Common Shares shall be issuable upon conversion of shares of Series A Preferred Stock shall be $1.50; provided, however, that such Series A Conversion Price shall be subject to adjustment as set forth in Section 4.1(b)(v)(E) hereof.

(B) Upon the occurrence of an Event of Conversion (as defined in Section 4.1(b)(v)(F) below), all shares of Series A Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Event of Conversion and without any action on the part of the holder thereof, be automatically converted into such number fully paid and non-assessable Common Shares as shall be determined (x) by multiplying the Series A Stated Value, plus all accrued and unpaid dividends thereon (to the extent not then being paid in cash), by (y) the number of shares of Series A Preferred Stock being converted, divided by (z) the Series A Conversion Price (as last adjusted and then in effect) for the shares of Series A Preferred Stock being converted.

(C) A holder of shares of Series A Preferred Stock may exercise its conversion right under this Section 4.1(b)(v) by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates of the Common Shares are to be issued. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to Section 4.1(b)(v)(A) hereof, on the date when the aforesaid delivery is made and (ii) with respect to conversion effected pursuant to Section 4.1(b)(v)(B) hereof, on the date of occurrence of the Event of Conversion, and such date, in either case, is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled, and a check or cash in respect of any fractional interest in a Common Share as provided in Section 4.1(b)(v)(D) hereof. Each person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a shareholder of record of Common Shares on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Series A Conversion Price for the Series A Preferred Stock shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

(D) No fractional Common Shares shall be issued upon conversion of shares of Series A Preferred Stock. If more than one shares of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional Common Shares which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined below) of a Common Share multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interest. The term “Current Market Price” at any date of one Common Share shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive days ending no more than fifteen (15) days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty (30) business day period). The closing price for each day shall be the last reported sales price regular way or, if sales prices are not reported for the Common Shares, then the average or the last reported bid and asked prices regular way, in either case on the principal national securities exchange or the NASDAQ Stock Market (“NASDAQ”) on which the Common Shares are listed or admitted to trading or if, on any day in question, the security shall not be quoted on any such principal national securities exchange or NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service(if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Shares are not traded in a manner such that the quotations referred to above are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation, or if such determination cannot be made, by a nationally recognized independent investment banking firm selected mutually by the holders of a majority of the voting power of the Series A Preferred Stock (or Series B Preferred Stock in the event Current Market Price is being determined for purposes of Section 4.2(b)(vi)(E)) then outstanding and the Corporation (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

(E) The Series A Conversion Price shall be subject to adjustment from time to time as follows:

(1) If, at any time after the Series A Original Issuance Date, the number of Common Shares outstanding is increased by a stock dividend payable in Common Shares or by a subdivision or split-up of Common Shares, then, following the record date fixed for the determination of holders of Common Shares entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(2) If, at any time after the Series A Original Issuance Date, the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares then, following the record date for such combination, the Series A Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(3) In the event, at any time after the Series A Original Issuance Date, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the Merger, Consolidation or Sale of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Shares), each share of Series A Preferred Stock shall after such reorganization, reclassification, Merger, Consolidation or Sale (unless, in the case of a Merger, Consolidation or Sale, payment shall have been made to the holders of all shares of Series A Preferred Stock of the full amount to which they respectively shall have been entitled pursuant to Section 4.1(b)(ii)) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such Merger, Consolidation or Sale to which the holder of the number of Common Shares deliverable (immediately prior to the time of such reorganization, reclassification, Merger, Consolidation or Sale) upon conversion of such shares would have been entitled upon such reorganization, reclassification, Merger, Consolidation or Sale. The provisions of this Section 4.1(b)(v)(E)(3) shall similarly apply to successive reorganizations, reclassifications, Mergers, Consolidations, or Sales.

(4) a. If the Corporation shall, at any time or from time to time after the Series A Original Issuance Date, issue any Common Shares or other securities of the Corporation convertible into or exchangeable for Common Shares (other than Excluded Stock, as defined in Section 4.1(b)(v)(F) below), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to each such issuance, the Series A Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided in this clause 4) be adjusted to a price equal to:

I. an amount equal to the sum of

(x) The total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subdivision iii of this clause 4, it being understood that the Common Shares issuable upon conversion of any outstanding shares of Series A Preferred Stock shall be deemed to be outstanding for all purposes of this and all subsequent computations of outstanding Common Shares required in this clause 4) immediately prior to such issuance, multiplied by the Series A Conversion Price in effect immediately prior to such issuance, plus

(y) the consideration received by the Corporation upon such issuance divided by

II. the total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (c) of this clause (4)) immediately after the issuance of such Common Shares

b. For the purpose of any adjustment of the Series A Conversion Price pursuant to this clause 4, the following provisions shall in each case be applicable:

I. in the event of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance thereof.

II. in the event of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive, irrespective or any accounting treatment).

III. in the event of the issuance, without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to each such issuance, of (x) options to purchase or rights to subscribe for Common Shares granted subsequent to the Series A Original Issuance Date; (y) securities by their terms convertible into or exchangeable for Common Shares or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities

aa. The aggregate maximum number of Common Shares deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions I and II above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Shares covered thereby;

bb. The aggregate maximum number of Common Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions I and II above);

cc. On any changes in the number of Common Shares deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price to the extent affected by or computed using such options, rights or securities, shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made initially upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Shares upon the exercise of any such options or rights or the conversion or exchange of such securities; and

dd. On the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of Common Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof;

(5) All calculations under this Section 4.1(b)(v)(E) shall be made to the nearest one-tenth (1/10) of a cent or to the nearest one-tenth (1/10) of a share, as the case may be;

(6) In any case in which the provisions of this Section 4.1(b)(v)(E) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4.1(b)(v)(D); provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment;

(7) Whenever the Series A Conversion Price shall be adjusted as provided herein, the Corporation shall forthwith file, at the office of the transfer agent for the Series A Preferred Stock or at such other place that may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in reasonable detail the facts requiring such adjustment and the Series A Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested, postage prepaid, to each holder of shares of any Series A Preferred Stock at his address appearing on the Corporation’s records;

(8) In the event the Corporation shall propose to take any action of the types described in Section 4.1(b)(v)(E)(1) or (2) hereof, the Corporation shall give notice to each holder of shares of Series A Preferred Stock in the manner set forth in Section 4.1(b)(E)(7) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice), the Series A Conversion Price, and the number, kind or series of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action;

(9) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of shares of Series A Preferred Stock, provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued;

(10) The Corporation shall reserve and at all times from and after the Series A Original Issuance Date keep reserved free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Series A Preferred Stock;

(11) All Common Shares which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto;

(12) Once converted pursuant to the provisions hereof, shares of Series A Preferred Stock so converted shall be canceled and not subject to reissuance, and such converted shares shall, without any action on the part of the Corporation or the shareholders of the Corporation be eliminated from the authorized capital of the Corporation.

(F) Definitions. The following term shall have the following meaning:

(1) The term “Event of Conversion” shall mean the closing of the first public sale of the Common Shares of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, for the account of the Corporation resulting in proceeds to the Corporation of not less than Thirty Million Dollars ($30,000,000) and as to which the public offering price per Common Share multiplied by the number of fully diluted Common Shares outstanding immediately prior to the Closing of the offering (including, for purposes of this calculation, the aggregate number of Common Shares into which all shares of Series A Preferred Stock then outstanding may be converted) shall not equal less than One Hundred Fifty Million Dollars ($150,000,000).

EXHIBIT B

SERIES B PREFERRED STOCK

4.2 Authorized Stock: Rights, Designations, Preferences and Limitations of the Series B Convertible Preferred Stock.

a. Authorized Stock. Of the Preferred Shares that the Corporation has authority to issue, 7,500,000 are hereby designated shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”), no par value, with a stated value of $4.73 per share (the “Series B Stated Value”).

b. Designations, Preferences, Limitations and Relative Rights. The designations, preferences, limitations and relative rights of the Series B Preferred Stock are as follows:

i. Rank.

The Series B Preferred Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, rank prior to any other class or series of capital stock of the Corporation, including, without limitation, the Series A Preferred Stock of the Corporation (the “Series A Preferred Stock”) and all classes of Common Stock of the Corporation, whether now existing or hereafter created (the “Common Shares;” all of such classes or series of capital stock of the Corporation to which the Series B Preferred Stock ranks prior, including, without limitation the Series A Preferred Stock and the Common Shares, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as “Junior Securities”).

ii. Dividends.

(A) Commencing on the Series B Original Issuance Date (as defined below), or the date of actual issuance, if later, and continuing thereafter, the record holders of the Series B Preferred Stock shall be entitled to receive when, as and if declared by the Corporation’s Board of Directors, cumulative preferential dividends at an annual rate of nine percent (9%) of the Series B Stated Value (the “Series B Stated Dividend”) with respect to each issued share of Series B Preferred Stock. Dividends on the Series B Preferred Stock shall accrue on a semi-annual basis with respect to the dividend periods ending on the last day of each of June and December. Stated Dividends shall be cumulative whether or not declared and whether or not in any dividend period there shall have been net profits or net assets of the Corporation legally available for the payment of those dividends.

(B) Subject to the last sentence of this paragraph (B), any dividend on the Series B Preferred Stock accrued and payable as provided in this Section 4.2(b)(ii) shall be paid either, as so elected by the Board of Directors of the Corporation, (1) in cash, (2) by issuing a number of additional shares (or partial shares) of the Series B Preferred Stock for each such share (or partial share) of Series B Preferred Stock then outstanding equal to the dividend then payable on each such share (or partial share) of Series B Preferred Stock for the dividend period then ended (or such shorter period for which dividends are so paid) (expressed as a dollar amount) divided by the Series B Stated Value, or (3) in any combination thereof. To the extent declared by the Board of Directors, dividends accrued for each semiannual period ending on the last day of the next preceding June and December, respectively, shall be paid on the fifth day of July and January (or if any such day is not a business day, the business day next preceding such day) in each year (each such date being referred to as a “Series B Dividend Payment Date”). Any dividends not paid on a Series B Dividend Payment Date thereafter shall accumulate and shall be considered “accrued but unpaid” for all purposes hereunder until paid. The amount of dividends accruing for any period shorter than a full semiannual dividend period shall be determined on the basis of twelve 30-day months and a 360-day year, and the actual number of days elapsed in the period for which a dividend is payable. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Dividends for any past semiannual dividend period that are accrued but unpaid may be declared and paid at any time without reference to any regular Series B Dividend Payment Date, to the holders of record on the record date for such dividend payment. Notwithstanding the foregoing, all accrued and unpaid Series B Stated Dividends shall be payable, if and to the extent permitted by the underwriters in the offering, in cash upon the closing of the first public sale of the Common Shares of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, for the account of the Corporation resulting in proceeds to the Corporation of not less than Thirty Million Dollars ($30,000,000) and as to which the public offering price per Common Share multiplied by the number of fully diluted Common Shares outstanding immediately prior to closing of the offering (including, for purposes of this calculation, the aggregate number of Common Shares into which all shares of Series B Preferred Stock then outstanding may be converted) shall equal not less than One Hundred Fifty Million Dollars ($150,000,000) (a “QIPO”).

(C) No dividends or other distributions shall be declared and/or paid with respect to any Junior Securities (i) unless and until all Series B Stated Dividends due and owing on the Series B Preferred Stock have been paid in full, and (ii) before one-hundred twenty (120) days following the Corporation’s issuance of its audited financial statements for its then prior fiscal year. In the event that a dividend or distribution shall be paid to the holders of any class or series of Junior Securities, an amount per share of Series B Preferred Stock (subject to adjustment in the event one share of Series B Preferred Stock is no longer convertible into one share of Common Stock by reason of an adjustment under Section 4.2(b)(vi)(F) of these Articles) equal to the amount by which such dividend or distribution per Common Share exceeds the Series B Stated Dividend per share of Series B Preferred Stock received by the holders of shares of Series B Preferred Stock which were accrued for the period from the latter to occur of (A) the first day of the fiscal year of the Corporation in which such dividend or distribution on such Junior Securities is paid or (B) the last day on which a dividend or other distribution was paid or made on such Junior Securities, as the case may be, until the record date for such dividend or distribution, or if there is no such record date, the date on which such dividend or distribution is paid or made, shall be payable to the holders of shares of Series B Preferred Stock on a pro rata basis, with the amount distributable to the holders of shares of Series B Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series B Preferred Stock if immediately prior to such dividend or distribution all of the outstanding shares of such Series B Preferred Stock had been converted into Common Shares.

iii. Rights on Liquidation, Dissolution, Winding Up, Public Offering.

(A) Basic Preference Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

(1) The holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any Junior Securities an amount per share equal to the Series B Stated Value plus all accrued and unpaid dividends thereon, including accrued and unpaid Series B Stated Dividends.

(2) After payment has been made to the holders of Series B Preferred Stock of the full amount to which they are entitled under Section 4.2(b)(iii)(A)(1) above, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any Junior Securities the amount provided for in Section 4.1(b)(ii)(A)(1) of these Articles.

(3) After payment has been made to the holders of Series B Preferred Stock and the Series A Preferred Stock of the full amount to which they are entitled under Sections 4.2(b)(iii)(A)(1) and (2) above, the holders of Common Shares shall be entitled to receive from the remaining assets of the Corporation an amount equal to $10,000,000; provided that such amount shall be payable only once under Section 4.1(b)(ii)(A)(2) or this Section 4.2(b)(iii)(A)(3).

(4) After payment has been made to the holders of shares of Series B Preferred Stock, Series A Preferred Stock and Common Shares of the full amounts to which they are entitled under Sections 4.2(b)(iii)(A)(1), (2) and (3) above, the remainder of the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of shares of Series B Preferred Stock and to the holders of any classes of Junior Securities pursuant to Section 4.1(b)(ii)(A)(3) on a pro rata basis, with the amount distributable to the holders of shares of Series B Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series B Preferred Stock if immediately prior to such liquidation, dissolution or winding up of the Corporation of all of the outstanding shares of such Series B Preferred Stock had been converted into Common Shares.

(5) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders are insufficient to make full payments due under any section above, then the holders of Series B Preferred Stock (in the case of Section 4.2(b)(iii)(A)(1)), Series A Preferred Stock (in the case of Section 4.2(b)(iii)(A)(2)) or Common Shares (in the case of Section 4.2(b)(iii)(A)(3)), as the case may be, shall share ratably with respect to the applicable liquidation preference, in any distribution of available assets, and no class or series of Junior Securities shall be entitled to any distribution thereafter.

(B) Merger, Consolidation or Sale of Corporation. The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), or the sale or other disposition of all or substantially all of the assets of the Corporation (collectively, a “Merger, Consolidation or Sale”) shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

iv. Redemption.

(A) On or after June 20, 2004 and until June 20, 2007, upon the written request of the holders of sixty percent (60%) of the votes entitled to be cast by the holders of the Series B Preferred Stock outstanding at that time (the “Request”), the Corporation shall redeem from the holders thereof all of the then issued and outstanding shares of Series B Preferred Stock at a cash redemption price per share (the “Series B Redemption Price”) equal to the greater of (1) the amount distributable per share as provided in Section 4.2(b)(iii)(A) hereof or (2) the fair market value of the Series B Preferred Stock as determined by the Board of Directors of the Corporation, or, if requested by the Holders making the Request, by an appraisal conducted by an appraiser selected by the Corporation and acceptable to the Holders making the Request. Such appraisal shall not consider discounts for illiquidity and lack of control and must consider any premium due to the rights and preferences of the Series B Preferred Stock. The Corporation shall, within twenty (20) days following its receipt of the Request, deliver to the holders of the Series B Preferred Stock a notice specifying the date on which such shares of Series B Preferred Stock shall be redeemed, which date shall not be more than one hundred fifty (150) days thereafter. The date so designated for redemption, or if none, the one hundred fiftieth (150th) day after the date of the Request is herein referred to as the “Redemption Date.”

(B) The Corporation shall not make payments in respect of the redemption of any shares of Series A Preferred Stock or any other Junior Securities unless any unpaid amounts with respect to the Series B Redemption Price shall have been paid in full.

(C) In the event that for any reason, including without limitation a prohibition under applicable law, the Corporation is prohibited from redeeming or is otherwise unable to redeem any shares of the Series B Preferred Stock on the Redemption Date, upon five (5) days written notice thereof, the Corporation shall (unless pursuant to the terms of Section 4.2(b)(iv)(G) hereof, such shares have been converted or the request for redemption has been withdrawn) thereafter redeem such shares on the earliest date(s) on which the Corporation is no longer so prohibited from redeeming or unable to redeem such shares.

(D) Simultaneously with its receipt of the cash payment for the Series B Redemption Price, each redeeming holder of Series B Preferred Stock shall deliver to the Corporation or its agent the certificates representing the shares to be redeemed; provided, however, that upon the payment by the Corporation of the Series B Redemption Price, all rights in respect of the shares of Series B Preferred Stock to be redeemed shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

(E) Once redeemed pursuant to the provisions of this Section 4.2(b)(iv), shares of Series B Preferred Stock shall be canceled and not subject to reissuance and such redeemed shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

(F) In the event that any holder of Series B Preferred Stock exercises any of its rights as set forth in this Section 4.2(b)(iv), and the Corporation fails to redeem the shares of the capital stock in question on the Redemption Date, for whatever reason except that the Corporation is under a legal prohibition from so doing (in which case the Corporation shall redeem such shares of capital stock as soon as it shall legally be permitted to redeem as provided above and the Redemption Date shall be extended for the period of the prohibition), from the Redemption Date until the date such redemption is consummated (unless, pursuant to the terms of Section 4.2(b)(iv)(G) hereof, such shares have been converted or the request for redemption has been withdrawn, in which case until the date of such conversion or withdrawal), the applicable redemption price shall bear interest at the rate of fifteen percent (15%) per annum, compounded annually. Such interest shall be payable by the Corporation upon the consummation of the applicable redemption transaction or upon conversion or withdrawal, as the case may be.

(G) In the event that the Corporation fails to redeem shares of Series B Preferred Stock (whether due to the circumstances set forth in Section 4.2(b)(iv)(C) or (F) hereof) on or prior to the Redemption Date, each holder of Series B Preferred Stock to be redeemed hereunder shall, until the earlier to occur of the redemption of such Series B Preferred Stock or the conversion thereof, have the right upon delivery to the Corporation of written notice thereof to (1) convert such shares of Series B Preferred Stock and all accrued and unpaid dividends (as described in Section 4.2(b)(vi)(A)), into Common Shares at the then current conversion rate, or (2) withdraw its request that such Series B Preferred Stock be redeemed. In the event of such conversion or withdrawal, the Corporation’s obligation to pay the applicable redemption price pursuant to the Request that was withdrawn, or for the shares that were converted, as the case may be, shall cease.

v. Voting.

(A) General Voting Rights. In addition to the rights specified in Section 4.2(b)(v)(B) and (C) hereof and any other rights provided in the Corporation’s Bylaws or by law or the Shareholders Agreement, each share of Series B Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of Common Shares into which each share of Series B Preferred Stock is then convertible, and each share of Series B Preferred Stock shall be entitled to vote on all matters as to which holders of Common Shares and the holders of any other securities of the Corporation having similar voting rights (together with the Common Shares, the “Other Voting Securities”) shall be entitled to vote, in the same manner and with the same effect as such holders of Other Voting Securities, voting together with the holders of Other Voting Securities as one voting group. Notwithstanding the foregoing, fractional votes shall not be permitted, and to the extent permitted by applicable law, any fractional voting rights resulting from the above formula (after aggregation of all Common Shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.

(B) Special Voting Rights.

(1) Without limiting the rights of the holders of Other Voting Securities to vote on any matter set forth in this Section, so long as more than ten percent (10%) of the originally issued shares of Series B Preferred Stock is outstanding, holders of the Series B Preferred Stock shall vote as a separate voting group on, and the affirmative vote of sixty percent (60%) of the outstanding shares of Series B Preferred Stock shall be required to authorize, any action which would:

(a) in any manner authorize, create or issue any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series B Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series B Preferred Stock;

(b) in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of, the Series B Preferred Stock;

(c) reclassify Common Shares, or any other shares of any class or series of capital stock hereinafter created junior to the Series B Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Series B Preferred Stock;

(d) increase the authorized number of shares of Series B Preferred Stock, except as needed to pay dividends on Series B Preferred Stock in kind; or

(e) amend the Articles of Incorporation or Bylaws of the Corporation in a manner that, in the sole determination of the holders of the Series B Preferred Stock, adversely affects the rights of such holders, except as required by law.

(2) If at any time any action is proposed by the Corporation which requires the affirmative vote of sixty percent (60%) of the outstanding shares of Series B Preferred Stock pursuant to this Section 4.2(b)(v)(B), the Chief Executive Officer (or any other officer) of the Corporation shall call a special meeting of the holders of Series B Preferred Stock for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation.

(C) Additional Voting Rights.

(1) Without limiting the rights of the holders of Other Voting Securities to vote on any matter set forth in this Section, so long as more than ten percent (10%) of the originally issued shares of Series B Preferred Stock is outstanding and/or thirty percent (30%) of the originally issued shares of Series A Preferred Stock is outstanding, holders of the Series B Preferred Stock and Series A Preferred Stock shall vote as a separate voting group on, and the affirmative vote of sixty percent (60%) of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock shall be required to authorize, any action which would:

(a) merge or consolidate the Corporation with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity in any transaction having a value in excess of $2,000,000;

(b) sell, transfer, or otherwise dispose of all or substantially all of the assets of the Corporation;

(c) liquidate, dissolve or wind up the Corporation;

(d) authorize or effect the redemption or repurchase of any capital stock of the Corporation (other than the repurchase of stock pursuant to repurchase rights under vesting provisions related to the length of period of employment of the Corporation’s employees at purchase prices initially paid by such employees for such shares or for fair market value, as applicable or the redemption of the Series A Preferred Stock or the Series B Preferred Stock in accordance with their respective terms); or

(e) effect a reclassification, reorganization or recapitalization of the outstanding capital stock of the Corporation.

(2) If at any time any action is proposed by the Corporation which requires the affirmative vote of sixty percent (60%) of the outstanding shares of Series B Preferred Stock and Series A Preferred Stock pursuant to this Section 4.2(b)(v)(C), the Chief Executive Officer (or any other officer) of the Corporation shall call a special meeting of the holders of Series B Preferred Stock and Series A Preferred Stock for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation.

(D) Action by Written Consent. Any action to be taken by the holders of Series B Preferred Stock may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of Series B Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares of Series B Preferred Stock entitled to vote thereon were present and voted.

vi. Conversion into Common Shares.

(A) Each holder of shares of Series B Preferred Stock shall have the right, (1) at such holder’s option, at any time or from time to time after the Series B Original Issuance Date, and (2) in the event that holders of eighty-one percent (81%) of the Series B Preferred Stock so elect, then all holders of Series B Preferred Stock shall be required to convert any such shares of Series B Preferred Stock into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series B Stated Value, plus all accrued and unpaid dividends (unless the Corporation is simultaneously paying such dividends in cash), by (y) the number of shares of Series B Preferred Stock being converted, divided by (z) the Series B Conversion Price (as hereinafter in this Section 4.2(b)(vi)(A) defined and as last adjusted and then in effect) for the shares of Series B Preferred Stock being converted, by surrender of the certificates representing the shares of Series B Preferred Stock so to be converted in the manner provided in Section 4.2(b)(vi)(D) hereof. The Series B Preferred Stock Conversion Price (the “Series B Conversion Price”) per share at which Common Shares shall be issuable upon conversion of shares of Series B Preferred Stock shall be $4.73; provided, however, that such Series B Conversion Price shall be subject to adjustment as set forth in Section 4.2(b)(vi)(F) hereof.

(B) Upon the occurrence of a QIPO, all shares of Series B Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the QIPO and without any action on the part of the holder thereof, be automatically converted into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series B Stated Value, plus all accrued and unpaid dividends thereon (to the extent not then being paid in cash), by (y) the number of shares of Series B Preferred Stock being converted, divided by (z) the Series B Conversion Price (as last adjusted and then in effect) for the shares of Series B Preferred Stock being converted.

(C) When any holder of shares of Series B Preferred Stock is entitled to exercise its right to purchase “New Securities” as set forth in Section 3.5 of the Shareholders Agreement (the “Right of First Refusal”) with respect to any equity financing of the Corporation authorized in good faith by the Board of Directors of the Corporation (an “Equity Financing”) and the Corporation has complied in full with its obligations pursuant to Section 3.5 of the Shareholders Agreement in respect thereof, if such holder (either alone or with or through its partners, stockholders or affiliates) does not, by exercise of such holder’s Right of First Refusal, acquire at least such holder’s pro rata share (calculated in accordance with Section 3.5 of the Shareholders Agreement) of New Securities offered in such Equity Financing, then each of the shares of Series B Preferred Stock, plus all accrued and unpaid dividends thereon, held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with the consummation of the Equity Financing, into Common Shares at the Series B Conversion Price then in effect immediately prior to such Equity Financing. Any group of holders of Series B Preferred Stock that is treated as a single holder for the purposes of Section 3.5 of the Shareholders Agreement shall also be treated as a single holder for the purposes of determining whether each such holder has acquired its pro rata share of New Securities in accordance with this Section 4.2(b)(vi)(C).

(D) A holder of shares of Series B Preferred Stock may exercise its conversion right under this Section 4.2(b)(vi) by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series B Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the Common Shares are to be issued. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to Section 4.2(b)(vi)(A)(1) hereof, on the date when the aforesaid delivery is made, (ii) with respect to conversion effected pursuant to Section 4.2(b)(vi)(A)(2) or (B) hereof, on the date of the Corporation’s receipt of a conversion request from the requisite number of holders of Series B Preferred Stock, or the occurrence of the QIPO, as applicable, or (iii) with respect to conversion effected pursuant to Section 4.2(b)(vi)(C) hereof, on the date of the completion of the Equity Financing, and such date, in any such case, is referred to herein as the “Series B Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled, and a check or cash in respect of any fractional interest in a Common Share as provided in Section 4.2(b)(vi)(E) hereof. Each person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a shareholder of record on the applicable Series B Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Series B Conversion Price for the Series B Preferred Stock shall be that in effect on the Series B Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series B Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

(E) No fractional Common Shares shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional Common Shares which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined in Section 4.1(b)(v)(D)) of a Common Share multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interest.

(F) The Series B Conversion Price shall be subject to adjustment from time to time as follows:

(1) If at any time after the Series B Original Issuance Date, the number of Common Shares outstanding is increased by a stock dividend payable in Common Shares or by a subdivision or split-up of Common Shares, then, following the record date fixed for the determination of holders of common Shares entitled to receive such stock dividend, subdivision or split-up, the Series B Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(2) If, at any time after the Series B Original Issuance Date, the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares then, following the record date for such combination, the Series B Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(3) In the event, at any time after the Series B Original Issuance Date, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the Merger, Consolidation or Sale of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Shares), each Share of Series B Preferred Stock shall after such reorganization, reclassification, Merger, Consolidation or Sale (unless, in the case of a Merger, Consolidation or Sale, payment shall have been made to the holders of all shares of Series B Preferred Stock of the full amount to which they respectively shall have been entitled pursuant to Section 4.2(b)(ii)) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such Merger, Consolidation or Sale to which the holder of the number of Common Shares deliverable (immediately prior to the time of such reorganization, reclassification, Merger, Consolidation or Sale) upon conversion of such shares would have been entitled upon such reorganization, reclassification, Merger, Consolidation or Sale. The provisions of this Section 4.2(b)(vi)(F)(3) shall similarly apply to successive reorganizations, reclassifications, Mergers, Consolidations, or Sales.

(4) (a) If the Corporation shall, at any time or from time to time after the Series B Original Issuance Date, issue any Common Shares or other securities of the Corporation convertible into or exchangeable for Common Shares (other than Excluded Stock) without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issuance, the Series B Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause (4)) be adjusted to a price equal to

I) an amount equal to the sum of

(x) The total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subdivision ii. of this clause (4), it being understood that the Common Shares issuable upon conversion of any outstanding shares of Series B Preferred Stock shall be deemed to be outstanding for all purposes of this and all subsequent computations of outstanding Common Shares required in this clause (4) immediately prior to such issuance, multiplied by the Series B Conversion Price in effect immediately prior to such issuance, plus

(y) the consideration received by the Corporation upon such issuance,

divided by

II) the total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subdivision (b) of this clause (4)) immediately after the issuance of such Common Shares.

(b) For the purposes of any adjustment of the Series B Conversion Price pursuant to this clause (4), the following provisions shall in each case be applicable:

I) In the event of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance thereof.

II) In the event of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by appraisal.

III) In the event of the issuance, without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to each such issuance, of (x) options to purchase or rights to subscribe for Common Shares granted subsequent to the Series B Original Issuance Date; (y) securities by their terms convertible into or exchangeable for Common Shares or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(aa) the aggregate maximum number of Common Shares deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (I) and (II) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Shares covered thereby;

(bb) the aggregate maximum number of Common Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (I) and (II) above);

(cc) on any change in the number of Common Shares deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Series B Conversion Price to the extent affected by or computed using such options, rights or securities, shall forthwith be readjusted to such Series B Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made initially upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Shares upon the exercise of any such options or rights or the conversion or exchange of such securities; and

(dd) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price shall forthwith be readjusted to such Series B Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of Common Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

(5) All calculations under this Section 4.2(b)(vi)(F) shall be made to the nearest one-tenth (1/10) of a cent or to the nearest one-tenth (1/10) of a share, as the case may be.

(6) In any case in which the provisions of this Section 4.2(b)(vi)(F) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4.2(b)(vi)(E); provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(7) Whenever the Series B Conversion Price shall be adjusted as provided herein, the Corporation shall forthwith file, at the office of the transfer agent for the Series B Preferred Stock or at such other place that may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in reasonable detail the facts requiring such adjustment and the Series B Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested, postage prepaid, to each holder of shares of any Series B Preferred Stock at his address appearing on the Corporation’s records.

(8) In the event the Corporation shall propose to take any action of the types described in Section 4.2(b)(vi)(F)(1) or (2) hereof, the Corporation shall give notice to each holder of shares of Series B Preferred Stock in the manner set forth in Section 4.2(b)(vi)(F)(7) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice), the Series B Conversion Price, and the number, kind or series of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(9) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of shares of Series B Preferred Stock: provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

(10) The Corporation shall reserve and at all times from and after the Series B Original Issuance Date keep reserved free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Series B Preferred Stock.

(11) All Common Shares which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.

(12) Once converted pursuant to the provisions hereof, shares of Series B Preferred Stock so converted shall be canceled and not subject to reissuance, and such converted shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

4.3 Definitions. The following terms shall have the following respective meanings as used in this Article IV:

(i) The term “Excluded Stock” shall mean Common Shares issued by the Corporation: (A) upon conversion of any of the issued shares of Series B Preferred Stock or Series A Preferred Stock, (B) pursuant to subscriptions, warrants, options, convertible securities or other rights which were outstanding on the Series B Original Issuance Date, (C) pursuant to the exercise of options to purchase Common Shares granted to employees of the Corporation, not to exceed in the aggregate 6,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like with respect to the Common Stock) or (D) as consideration for any business combination or strategic alliance between the Corporation and another corporation or entity approved by the Board of Directors.

(ii) The term “Series A Original Issuance Date” shall mean the date on which the first share of Series A Preferred Stock is issued.

(iii) The term “Series B Original Issuance Date” shall mean the date on which the first share of Series B Preferred Stock is issued.

Microfilm Number:		Filed with the Department of State on JUL 19 2000
Entity Number:	1062099	[Illegible]
		Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: MEDecision, Inc.
2.

The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	317 Price Avenue	Narberth	PA	19072	Montgomery
	Number and Street	City	State	Zip	County

(b)	c/o:
	Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: PBCL of 1988, as amended
4.	The date of its incorporation is: September 16, 1991
5.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
The amendment shall be effective on:		at
	Date		Hour
6.	(Check one of the following):
The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).
The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.	(Check, and if appropriate complete, one of the following):
☐	The amendment adopted by the corporation, set forth in full, is as follows:

☒	The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.
8.	(Check if the amendment restates the Articles):
☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this    18th    day of July        , 2000.

MEDecision, Inc.
(Name of Corporation)
BY:	/s/ David St. Clair
David St. Clair (Signature)
TITLE:	Chief Executive Officer and Chairman

EXHIBIT A

The first sentence of Article 040 of the Corporation’s Articles of Incorporation is amended to read as follows:

“040. The total number of shares of stock which the Corporation shall have authority to issue is Seventy Million (70,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, no par value, and Twenty Million (20,000,000) shares of Preferred Stock, no par value.”

Microfilm Number	Filed with the Department of State on JUL 21 2000
Entity Number	1062099	[Illegible]
Secretary of the Commonwealth

STATEMENT OF CORRECTION

DSCB:15-138 (Rev 91)

In compliance with the requirements of 15 Pa.C.S. ‘ 138 (relating to statement of correction) the undersigned association or other person, desiring to correct an inaccurate record of corporate or other action or correct defective or erroneous execution of a document, hereby states that:

1.	The name of the association or other person is:	MEDecision, Inc.

2.

The (a) address of this association’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	724 W. Lancaster Ave., Suite 200	Wayne	PA	19087	Delaware
	Number and Street	City	State	Zip	County

(b)	c/o:
		Name of Commercial Registered Office Provider	County
For an association represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the association is located for venue and official publication purposes.

3.

The statute by or under which it was incorporated or the preceding filing was made, in the case of a filing that does not constitute a part of the articles of incorporation of a corporation, is:         Business Corporation Law of 1988

4.	The inaccuracy or defect, which appears in Department of State form DSCB:15-1522 filed on
Roll 2000049
6/20/00 and recorded in Roll and Film Number Page 0794 et seq., is:
Section 4.2(b)(vi)(c) was incorrectly stated.

5.	(Check one of the following):

The portion of the document requiring correction in corrected form is set forth in Exhibit A attached hereto and made a part hereof.
The original document to which this statement relates shall be deemed reexecuted.
The original document to which this statement relates shall be deemed stricken from the records of the Department.

IN TESTIMONY WHEREOF, the undersigned association or other person has caused this statement to be signed by a duly authorized officer thereof or otherwise in its name this   21st   day of   July  ,   2000  .

MEDecision, Inc.
(Name of Corporation)

BY:	/s/ David St. Clair
(Signature)

TITLE:	David St. Clair, Chief Executive Officer

EXHIBIT A

Section 4.2(b)(vi)(C) is amended and replaced with the following:

(C) When any holder of shares of Series B Preferred Stock is entitled to exercise its right to purchase “New Securities” as set forth in Section 3.5 of the Shareholders Agreement (the “Preemptive Right”) with respect to any equity financing of the Corporation authorized in good faith by the Board of Directors of the Corporation (an “Equity Financing”) and the Corporation has complied in full with its obligations pursuant to Section 3.5 of the Shareholders Agreement in respect thereof, if such holder (either alone or with or through its partners, stockholders or affiliates) does not, by exercise of such holder’s Preemptive Right, acquire at least such holder’s pro rata share (calculated in accordance with Section 3.5 of the Shareholders Agreement as if such holder owned only Series B Preferred Stock) of New Securities offered in such Equity Financing, then each of the shares of Series B Preferred Stock, plus all accrued and unpaid dividends thereon, held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with the consummation of the Equity Financing, into Common Shares at the Series B Conversion Price then in effect immediately prior to such Equity Financing. Any group of holders of Series B Preferred Stock that is treated as a single holder for the purposes of Section 3.5 of the Shareholders Agreement shall also be treated as a single holder for the purposes of determining whether each such holder has acquired its pro rata share of New Securities in accordance with this Section 4.2(b)(vi)(C).

Microfilm Number	Filed with the Department of State on SEP 21 2001
Entity Number	1062099	[Illegible]
Secretary of the Commonwealth

STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION

DSCB:15-1522 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. ‘ 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.	The name of the corporation is:	MEDecision, Inc.

2.	(Check and complete one of the following):
The resolution amending the Articles under 15 Pa.C.S. ‘ 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

The resolution amending the Articles under 15 Pa.C.S. ‘ 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.
3.

The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. ‘ 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 2,333,333 shares.

as of July 2, 2001
4.	The resolution was adopted by the Board of Directors or an authorized committee thereof on: as of July 2, 2001 and as of September 21, 2001.
5.	(Check, and if appropriate complete, one of the following):
The resolution shall be effective upon the filing this statement with respect to shares in the Department of State.

The resolution shall be effective on:		at
	Date		Hour

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 21st day of September, 2001.

MEDecision, Inc.
(Name of Corporation)
BY:	/s/ David St. Clair
(Signature)
TITLE:	David St. Clair, President

EXHIBIT A

 MEDecision, Inc.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being all of the members of the Board of Directors (the “Board”) of MEDecision, Inc., a Pennsylvania corporation (the “Company”), hereby consent in writing, pursuant to Section 1727 of the Pennsylvania Business Corporation Law and Section 15.1 of the Company’s Bylaws, to the taking of the following actions and the adoption of the following preambles and resolutions, effective the date hereof, and agree that such resolutions have the same force and effect as though duly taken and adopted at a meeting of the Board duly called and legally held:

Approval of the Grotech Letter of Intent and Accompanying Transactions

WHEREAS, the Board of Directors believes that it is in the best interests of the Company to authorize and approve the terms and provisions of the term sheet (“Term Sheet”) with Grotech Partners V, L.P. in the form attached hereto and the transactions contemplated thereby (the “Transactions”);

NOW THEREFORE BE IT RESOLVED that the Board hereby authorizes and approves the execution of the Term Sheet and the entering into of the Transactions and declares that the Transactions are fair to, and in the best interest of, the Company; and be it further

RESOLVED, that the Chairman, President and Chief Executive Officer, Chief Financial Officer, the Senior Vice President and any Vice President of the Company (each an “Authorized Officer,” and collectively, the “Authorized Officers”), be and each of them hereby is authorized, in the name and on behalf of the Company, to execute and deliver all documents which are reasonably necessary to effectuate the Transactions, in such form as the Authorized Officer executing the same may approve (the “Agreements”), such approval to be conclusively evidenced by his execution and delivery thereof; and be it further

RESOLVED, that the Authorized Officers be and each of them hereby is authorized, in the name and on behalf of the Company, to cause to be prepared and filed with the applicable regulatory authorities any and all documents which may be required to be filed in connection with the Transactions, including to obtain any consent or approval thereof which is necessary to, or prudent for, the consummation of the Transactions under international, federal, state and local laws; and be it further

Series C Preferred Stock

RESOLVED, that the Company hereby designates a class of securities, to be known as the Series C Preferred Stock (the “Series C Stock”), out of its authorized but unissued preferred stock, such class (i) to be comprised of not more than 5,500,000 shares, and (ii) to have the terms and conditions as required by the Term Sheet; and be it further

RESOLVED, that the Company be and hereby is authorized to increase the number of authorized and unissued shares of preferred stock designated as Series C Stock as necessary in order to provide for payment of dividends in kind thereon, as required or permitted by the terms of the Series C Preferred Stock; and be it further

RESOLVED, that the Company be and hereby is authorized to issue the shares of the Series C Stock pursuant to each of the Agreements (and the terms of the Series C Preferred Stock) and, upon the issuance of such shares of Series C Stock in accordance with the terms of each of the Agreements, such shares of Series C Stock shall be duly authorized, validly issued, fully paid and nonassessable shares of Series C Stock; and be it further

RESOLVED, that each Authorized Officer be and each of them hereby is authorized, empowered and directed to amend and/or restate the Articles of Incorporation to be in such form as effects those certain changes as may be required in connection with the Transactions, including but not limited to providing for an increase in the authorized shares of capital stock of the Company, if necessary; and be it further

RESOLVED, that the Authorized Officers are hereby authorized, empowered and directed to file with the Commonwealth of Pennsylvania a “Statement with Respect to Shares” with a copy of a Certificate of Designation attached thereto which sets forth the rights and preferences of the Series C Preferred Stock; and be it further

RESOLVED, that the number of shares of Series C Preferred Stock to be set forth in such Certificate of Designations at the time of filing shall be such number as the Authorized Officers filing same shall determine, with the agreement of the purchasers of such stock; and be it further

RESOLVED, that the Company shall reserve out of its authorized common stock, such number of shares of common stock as are necessary for issuance upon conversion of the Series C Stock pursuant to its terms, such reservation of shares to be reduced as and when shares of Series C Stock are converted into Common Stock or otherwise cease to be outstanding for any reason; and be it further

Bylaw and Board Changes

RESOLVED, that the Authorized Officers be and each of them hereby is authorized, empowered and directed to amend those provisions of the Bylaws of the Company as are required to be amended to reflect the changes contained in the Term Sheet or required by the Agreements, and be it further

RESOLVED, that in accordance with the Agreements, effective upon closing of the Transactions, the number of directors of the Company shall be increased by one with the vacancy created thereby to be filled by the person named in the Agreements; and be it further

Securities Law Requirements

RESOLVED, that the Authorized Officers be and each of them hereby is authorized, in the name and on behalf of the Company, to prepare and cause to be filed with the Securities and Exchange Commission a Notice of Sale of Securities Pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption on Form D (the “Form D”) and, if appropriate, amendments thereto with respect to the shares of Series C Stock and Common Stock to be issued in connection with any or all of the above described transactions; and be it further

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, on behalf of the Company and in its name, to execute and file or cause to be filed such consents to service of process, powers of attorney, applications and other documents with any state authorities, and to do such other things and acts as such officers may deem necessary or appropriate in order to qualify the securities covered by the Form D for exemption from registration under the securities or blue sky laws of any such state; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; provided, however, that the Company shall not be required to qualify as a foreign corporation in any such state, or consent to service of process in any such state other than with respect to claims arising under the securities laws of such state; and be it further

RESOLVED, that there be, and there hereby is, adopted and incorporated herein by reference the full text of any resolution or resolutions in statutory or regulatory form that may be required by any state authority in connection with any such registration or qualification, and that the Secretary or any other appropriate officer of the Company be, and he hereby is, authorized and empowered to certify to any such state authority that any such form of resolution required by such authority has been adopted, including among the resolutions so adopted the following resolution under the Uniform Securities Act; and be it further

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed to cause the Company to pay any and all expenses and fees arising in connection with the filing of the Form D and any filing of applications under the securities or blue sky laws of the various states and jurisdictions of the United States, and otherwise in connection with the foregoing resolutions and be it further

RESOLVED, that the Authorized Officers be and each of them hereby is authorized, empowered and directed to effect the foregoing resolutions in one or more than one filing with the Commonwealth of Pennsylvania as such Authorized Officer filing same shall determine to be appropriate; and be it further

General

RESOLVED, that the Company be and hereby is authorized, through its Authorized Officers, to enter into and perform all of its covenants and obligations under the terms of the Transaction Documents, with such amendments or modifications thereto, or in respect thereof, as an Authorized Officer of the Company, with the advice of counsel, shall deem necessary or desirable in order to cause or permit the consummation of the transactions contemplated therein.

RESOLVED, that the Authorized Officers be, and each of them hereby is authorized, in the name and on behalf of the Company, to perform all such acts and execute, deliver and file all such agreements, documents and instruments, and pay any and all fees and expenses in connection therewith, as any of them shall deem necessary, desirable or appropriate to effectuate the intent and purposes of the foregoing resolutions, including, without limitation, the payment of legal and accounting fees, such determination to be conclusively evidenced by the performance of such acts, the execution, delivery or filing of such agreements, documents and instruments and the payment of any such fees; and be it further

RESOLVED, that all actions previously taken by any director, officer, employee or agent of the Company in connection with or related to the matters set forth in or reasonably contemplated or implied by the foregoing resolutions be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Company; and be it further

RESOLVED, that this unanimous consent may be executed either by a manual signature or a facsimile version of a manual signature in any number of counterparts, each such counterpart being considered an original, and when taken together all counterparts shall be deemed one document.

The undersigned have duly executed this Unanimous Written Consent of the Board of Directors as of this ____ day of July, 2001.

David St. Clair	Dennis J. Shaughnessy

Charlene Weigel	Thomas Morse

Walter Broadnax	J. Roger Sullivan, Jr

Exhibit A

Term Sheet

MEDecision, Inc.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being all of the members of the Board of Directors (the “Board”) of MEDecision, Inc., a Pennsylvania corporation (the “Company”), hereby consent in writing, pursuant to Section 1727 of the Pennsylvania Business Corporation Law and Section 15.1 of the Company’s Bylaws, to the taking of the following actions and the adoption of the following preambles and resolutions, effective the date hereof, and agree that such resolutions have the same force and effect as though duly taken and adopted at a meeting of the Board duly called and legally held:

Approval of the Final Terms of the Transactions

Related to the Issuance of Series C Preferred Stock

WHEREAS, the Board of Directors believes that it is in the best interests of the Company to authorize and approve the final terms and provisions of the terms of the Series C Preferred Stock and the transactions related to the issuance thereof (the “Transactions”); and

WHEREAS, in July 2001, the Board of Directors reviewed and approved the letter of intent governing the Transactions and authorized the appropriate officers of the Company to negotiate and execute on behalf of the Company definitive documents to implement the Transactions.

WHEREAS, the definitive documents have now been agreed upon in all material respects, including the Certificate of Designations for the shares of Series C Preferred Stock;

NOW THEREFORE BE IT RESOLVED that the Board ratifies and confirms its original approval of the terms of the Transactions and the definitive documents therefor transmitted to the members of the Board on or about September 7, 2001, with such final changes thereto as the officers of the Company shall approve; and be it further

RESOLVED, that the Board hereby authorizes the creation of a class of Series C Preferred Stock comprised of up to 7,500,000 shares of Series C Preferred Stock, each such share having the designations, powers, preferences, rights, privileges and other terms set forth in the Certificate of Designations attached hereto as Exhibit A; and be it further

RESOLVED, that this unanimous consent may be executed either by a manual signature or a facsimile version of a manual signature in any number of counterparts, each such counterpart being considered an original, and when taken together all counterparts shall be deemed one document.

The undersigned have duly executed this Unanimous Written Consent of the Board of Directors as of this ____ day of September, 2001.

David St. Clair	Charles Cullen

Charlene Weigel	Thomas Morse

Walter Broadnax	Dennis Shaughnessy

Exhibit A

Statement of Designations of Series C Preferred Stock

SERIES C PREFERRED STOCK

4.3 Authorized Stock: Rights, Designations, Preferences and Limitations of the Series C Convertible Preferred Stock.

(a) Authorized Stock. Of the Preferred Shares that the Corporation has authority to issue, 7,500,000 are hereby designated shares of Series C Convertible Preferred Stock (“Series C Preferred Stock”), no par value, with a stated value of $1.13 per share (the “Series C Stated Value”).

(b) Designations, Preferences, Limitations and Relative Rights. The designations, preferences, limitations and relative rights of the Series C Preferred Stock are as follows:

(i) Rank.

The Series C Preferred Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, rank prior to any other class or series of capital stock of the Corporation, including, without limitation, the Series A Preferred Stock of the Corporation (the “Series A Preferred Stock”), the Series B Preferred Stock of the Corporation (the “Series B Preferred Stock”) and all classes of Common Stock of the Corporation, whether now existing or hereafter created (the “Common Shares;” all of such classes or series of capital stock of the Corporation to which the Series C Preferred Stock ranks prior, including, without limitation the Series A Preferred Stock, the Series B Preferred Stock and the Common Shares, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as “Junior Securities”).

(ii) Dividends.

(A) Commencing on the Series C Original Issuance Date (as defined below), or the date of actual issuance, if later, and continuing thereafter, the record holders of the Series C Preferred Stock shall be entitled to receive when, as and if declared by the Corporation’s Board of Directors, cumulative preferential dividends at an annual rate of ten percent (10%) of the Series C Stated Value (the “Series C Stated Dividend”) with respect to each issued share of Series C Preferred Stock. Dividends on the Series C Preferred Stock shall accrue on a semi-annual basis with respect to the dividend periods ending on the last day of each of June and December. Stated Dividends shall be cumulative whether or not declared and whether or not in any dividend period there shall have been net profits or net assets of the Corporation legally available for the payment of those dividends.

(B) Subject to the last sentence of this paragraph (B), any dividend on the Series C Preferred Stock accrued and payable as provided in this Section 4.3(b)(ii) shall be paid either, as so elected by the Board of Directors of the Corporation, (1) in cash, (2) by issuing a number of additional shares (or partial shares) of the Series C Preferred Stock for each such share (or partial share) of Series C Preferred Stock then outstanding equal to the dividend then payable on each such share (or partial share) of Series C Preferred Stock for the dividend period then ended (or such shorter period for which dividends are so paid) (expressed as a dollar amount) divided by the Series C Stated Value, or (3) in any combination thereof. To the extent declared by the Board of Directors, dividends accrued for each semiannual period ending on the last day of the next preceding June and December, respectively, shall be paid on the fifth day of July and January (or if any such day is not a business day, the business day next preceding such day) in each year (each such date being referred to as a “Series C Dividend Payment Date”). Any dividends not paid on a Series C Dividend Payment Date thereafter shall accumulate and shall be considered “accrued but unpaid” for all purposes hereunder until paid. The amount of dividends accruing for any period shorter than a full semiannual dividend period shall be determined on the basis of twelve 30-day months and a 360-day year, and the actual number of days elapsed in the period for which a dividend is payable. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Dividends for any past semiannual dividend period that are accrued but unpaid may be declared and paid at any time, without reference to any regular Series C Dividend Payment Date, to the holders of record on the record date for such dividend payment. Notwithstanding the foregoing, all accrued and unpaid Series C Stated Dividends shall be payable, if and to the extent permitted by the underwriters in the offering, in cash upon the closing of the first public sale of the Common Shares of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, for the account of the Corporation resulting in proceeds to the Corporation of not less than Thirty Million Dollars ($30,000,000) and as to which the public offering price per Common Share multiplied by the number of fully diluted Common Shares outstanding immediately prior to closing of the offering (including, for purposes of this calculation, the aggregate number of Common Shares into which all shares of Series C Preferred Stock then outstanding may be converted) shall equal not less than One Hundred Fifty Million Dollars ($150,000,000) (a “QIPO”).

(C) No dividends or other distributions shall be declared and/or paid with respect to any Junior Securities (i) unless and until all Series C Stated Dividends due and owing on the Series C Preferred Stock have been paid in full, and (ii) before one-hundred twenty (120) days following the Corporation’s issuance of its audited financial statements for its then prior fiscal year. In the event that a dividend or distribution shall be paid to the holders of any class or series of Junior Securities, an amount per share of Series C Preferred Stock (subject to adjustment in the event one share of Series C Preferred Stock is no longer convertible into one share of Common Stock by reason of an adjustment under Section 4.3(b)(vi)(F) of these Articles) equal to the amount by which such dividend or distribution per Common Share exceeds the Series C Stated Dividend per share of Series C Preferred Stock received by the holders of shares of Series C Preferred Stock which were accrued for the period from the latter to occur of (A) the first day of the fiscal year of the Corporation in which such dividend or distribution on such Junior Securities is paid or (B) the last day on which a dividend or other distribution was paid or made on such Junior Securities, as the case may be, until the record date for such dividend or distribution, or if there is no such record date, the date on which such dividend or distribution is paid or made, shall be payable to the holders of shares of Series C Preferred Stock on a pro rata basis, with the amount distributable to the holders of shares of Series C Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series C Preferred Stock if immediately prior to such dividend or distribution all of the outstanding shares of such Series C Preferred Stock had been converted into Common Shares.

(iii) Rights on Liquidation, Dissolution, Winding Up, Public Offering.

(A) Basic Preference Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

(1) The holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any Junior Securities an amount per share equal to three (3) times the Series C Stated Value plus all accrued and unpaid dividends thereon, including accrued and unpaid Series C Stated Dividends.

(2) After payment has been made to the holders of Series C Preferred Stock of the full amount to which they are entitled under Section 4.3(b)(iii)(A)(1) above, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital surplus or earnings, before any payment shall be made to the holders of any Junior Securities the amount provided for in Section 4.2(b)(ii)(A)(1) of these Articles.

(3) After payment has been made to the holders of Series C Preferred Stock and the Series B Preferred Stock of the full amount to which they are entitled under Sections 4.3(b)(iii)(A)(1) and (2) above, respectively, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any Junior Securities the amount provided for in Section 4.1(b)(ii)(A)(1) of these Articles.

(4) After payment has been made to the holders of the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock of the full amount to which they are entitled under Sections 4.3(b)(iii)(A)(1), (2) and (3) above, respectively, the holders of Common Shares shall be entitled to receive from the remaining assets of the Corporation an amount equal to $10,000,000; provided that such amount shall be payable only once under Section 4.1(b)(ii)(A)(2), Section 4.2(b)(iii)(A)(3) or this Section 4.3(b)(iii)(A)(4).

(5) After payment has been made to the holders of shares of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Shares of the full amounts to which they are entitled under Sections 4.3(b)(iii)(A)(1), (2), (3) and (4) above, the remainder of the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of shares of Series C Preferred Stock and to the holders of any classes of Junior Securities pursuant to Section 4.1(b)(ii)(A)(3) on a pro rata basis, with the amount distributable to the holders of shares of Series C Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series C Preferred Stock if immediately prior to such liquidation, dissolution or winding up of the Corporation of all of the outstanding shares of such Series C Preferred Stock had been converted into Common Shares.

(6) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders are insufficient to make full payments due under any section above, then the holders of Series C Preferred Stock (in the case of Section 4.3(b)(iii)(A)(1)), Series B Preferred Stock (in the case of Section 4.3(b)(iii)(A)(2)), Series A Preferred Stock (in the case of Section 4.3(b)(iii)(A)(3)) or Common Shares (in the case of Section 4.3(b)(iii)(A)(4), as the case may be, shall share ratably with respect to the applicable liquidation preference, in any distribution of available assets, and no class or series of Junior Securities shall be entitled to any distribution thereafter.

(B) Merger, Consolidation or Sale of Corporation. The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), or the sale or other disposition of all or substantially all of the assets of the Corporation (collectively, a “Merger, Consolidation or Sale”) shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

(iv) Redemption.

(A) On or after June 20, 2004 and until June 20, 2007, upon the written request of the holders of sixty percent (60%) of the votes entitled to be cast by the holders of the Series C Preferred Stock outstanding at that time (the “Request”), the Corporation shall redeem from the holders thereof all of the then issued and outstanding shares of Series C Preferred Stock at a cash redemption price per share (the “Series C Redemption Price”) equal to the greater of (1) the amount distributable per share as provided in Section 4.3(b)(iii)(A) hereof or (2) the fair market value of the Series C Preferred Stock as determined by the Board of Directors of the Corporation, or, if requested by the Holders making the Request, by an appraisal conducted by an appraiser selected by the Corporation and acceptable to the Holders making the Request. Such appraisal shall not consider discounts for illiquidity and lack of control and must consider any premium due to the rights and preferences of the Series C Preferred Stock. The Corporation shall, within twenty (20) days following its receipt of the Request, deliver to the holders of the Series C Preferred Stock a notice specifying the date on which such shares of Series C Preferred Stock shall be redeemed, which date shall not be more than one hundred fifty (150) days thereafter. The date so designated for redemption, or if none, the one hundred fiftieth (150th) day after the date of the Request is herein referred to as the “Redemption Date.”

(B) The Corporation shall not make payments in respect of the redemption of any shares of Series A Preferred Stock, Series B Preferred Stock or any other Junior Securities unless any unpaid amounts with respect to the Series C Redemption Price shall have been paid in full.

(C) In the event that for any reason, including without limitation a prohibition under applicable law, the Corporation is prohibited from redeeming or is otherwise unable to redeem any shares of the Series C Preferred Stock on the Redemption Date. upon five (5) days written notice thereof, the Corporation shall (unless pursuant to the terms of Section 4.3(b)(iv)(G) hereof, such shares have been converted or the request for redemption has been withdrawn) thereafter redeem such shares on the earliest date(s) on which the Corporation is no longer so prohibited from redeeming or unable to redeem such shares.

(D) Simultaneously with its receipt of the cash payment for the Series C Redemption Price, each redeeming holder of Series C Preferred Stock shall deliver to the Corporation or its agent the certificates representing the shares to be redeemed; provided, however, that upon the payment by the Corporation of the Series C Redemption Price, all rights in respect of the shares of Series C Preferred Stock to be redeemed shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

(E) Once redeemed pursuant to the provisions of this Section 4.3(b)(iv), shares of Series C Preferred Stock shall be canceled and not subject to reissuance and such redeemed shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

(F) In the event that any holder of Series C Preferred Stock exercises any of its rights as set forth in this Section 4.3(b)(iv), and the Corporation fails to redeem the shares of the capital stock in question on the Redemption Date, for whatever reason except that the Corporation is under a legal prohibition from so doing (in which case the Corporation shall redeem such shares of capital stock as soon as it shall legally be permitted to redeem as provided above and the Redemption Date shall be extended for the period of the prohibition), from the Redemption Date until the date such redemption is consummated (unless. pursuant to the terms of Section 4.3(b)(iv)(G) hereof, such shares have been converted, or the request for redemption has been withdrawn, in which case until the date of such conversion or withdrawal), the applicable redemption price shall bear interest at the rate of fifteen percent (15%) per annum, compounded annually. Such interest shall be payable by the Corporation upon the consummation of the applicable redemption transaction or upon conversion or withdrawal, as the case may be.

(G) In the event that the Corporation fails to redeem shares of Series C Preferred Stock (whether due to the circumstances set forth in Section 4.3(b)(iv)(C) or (F) hereof) on or prior to the Redemption Date, each holder of Series C Preferred Stock to be redeemed hereunder shall, until the earlier to occur of the redemption of such Series C Preferred Stock or the conversion thereof, have the right upon delivery to the Corporation of written notice thereof to (1) convert such shares of Series C Preferred Stock and all accrued and unpaid dividends (as described in Section 4.3(b)(vi)(A)), into Common Shares at the then current conversion rate, or (2) withdraw its request that such Series C Preferred Stock be redeemed. In the event of such conversion or withdrawal, the Corporation’s obligation to pay the applicable redemption price pursuant to the Request that was withdrawn, or for the shares that were converted, as the case may be, shall cease.

(v) Voting.

(A) General Voting Rights. In addition to the rights specified in Section 4.3(b)(v)(B) and (C) hereof and any other rights provided in the Corporation’s Bylaws or by law or the Shareholders Agreement, each share of Series C Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of Common Shares into which each share of Series C Preferred Stock is then convertible, and each share of Series C Preferred Stock shall be entitled to vote on all matters as to which holders of Common Shares and the holders of any other securities of the Corporation having similar voting rights (together with the Common Shares, the “Other Voting Securities”) shall be entitled to vote, in the same manner and with the same effect as such holders of Other Voting Securities, voting together with the holders of Other Voting Securities as one voting group. Notwithstanding the foregoing, fractional votes shall not be permitted, and to the extent permitted by applicable law, any fractional voting rights resulting from the above formula (after aggregation of all Common Shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.

(B) Special Voting Rights.

(1) Without limiting the rights of the holders of Other Voting Securities to vote on any matter set forth in this Section, so long as more than ten percent (10%) of the originally issued shares of Series C Preferred Stock is outstanding, holders of the Series C Preferred Stock shall vote as a separate voting group on and the affirmative vote of sixty percent (60%) of the outstanding shares of Series C Preferred Stock shall be required to authorize, any action which would:

a. in any manner authorize, create or issue any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series C Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series C Preferred Stock;

b. in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series C Preferred Stock;

c. reclassify Common Shares, or any other shares of any class or series of capital stock hereinafter created junior to the Series C Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Series C Preferred Stock;

d. increase the authorized number of shares of Series C Preferred Stock, except as needed to pay dividends on Series C Preferred Stock in kind; or

e. amend the Articles of Incorporation or Bylaws of the Corporation in a manner that, in the sole determination of the holders of the Series C Preferred Stock, adversely affects the rights of such holders, except as required by law.

(2) If at any time any action is proposed by the Corporation which requires the affirmative vote of sixty percent (60%) of the outstanding shares of Series C Preferred Stock pursuant to this Section 4.3(b)(v)(B), the Chief Executive Officer (or any other officer) of the Corporation shall call a special meeting of the holders of Series C Preferred Stock for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation.

(C) Additional Voting Rights.

(1) Without limiting the rights of the holders of Other Voting Securities to vote on any matter set forth in this Section, so long as more than ten percent (10%) of the originally issued shares of Series C Preferred Stock is outstanding, ten percent (10%) of the originally issued shares of Series B Preferred Stock is outstanding and/or thirty percent (30%) of the originally issued shares of Series A Preferred Stock is outstanding, holders of the Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall vote as a separate voting group on, and the affirmative vote of sixty percent (60%) of the outstanding shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall be required to authorize, any action which would:

a. merge or consolidate the Corporation with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity in any transaction having a value in excess of $2,000,000;

b. sell transfer, or otherwise dispose of all or substantially all of the assets of the Corporation;

c. liquidate, dissolve or wind up the Corporation;

d.        authorize or effect the redemption or repurchase of any capital stock of the Corporation (other than the repurchase of stock pursuant to repurchase rights under vesting provisions related to the length of period of employment of the Corporation’s employees at purchase prices initially paid by such employees for such shares or for fair market value, as applicable or the redemption of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in accordance with their respective terms); or

e. effect a reclassification, reorganization or recapitalization of the outstanding capital stock of the Corporation.

(2) If at any time any action is proposed by the Corporation which requires the affirmative vote of sixty percent (60%) of the outstanding shares of Series C Preferred Stock., Series B Preferred Stock and Series A Preferred Stock pursuant to this Section 4.3(b)(v)(C), the Chief Executive Officer (or any other officer) of the Corporation shall call a special meeting of the holders of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation.

(D) Action by Written Consent. Any action to be taken by the holders of Series C Preferred Stock may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of Series C Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares of Series C Preferred Stock entitled to vote thereon were present and voted.

(vi) Conversion into Common Shares.

(A) Each holder of shares of Series C Preferred Stock shall have the right, (1) at such holder’s option, at any time or from time to time after the Series C Original Issuance Date, and (2) in the event that holders of eighty-one percent (81%) of the Series C Preferred Stock so elect, then all holders of Series C Preferred Stock shall be required to convert any such shares of Series C Preferred Stock into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series C Stated Value, plus all accrued and unpaid dividends (unless the Corporation is simultaneously paying such dividends in cash), by (y) the number of shares of Series C Preferred Stock being converted divided by (z) the Series C Conversion Price (as hereinafter in this Section 4.3(b)(vi)(A) defined and as last adjusted and then in effect) for the shares of Series C Preferred Stock being converted, by surrender of the certificates representing the shares of Series C Preferred Stock so to be converted in the manner provided in Section 4.3(b)(vi)(D) hereof. The Series C Preferred Stock Conversion Price (the “Series C Conversion Price”) per share at which Common Shares shall be issuable upon conversion of shares of Series C Preferred Stock shall be $1.13; provided, however, that such Series C Conversion Price shall be subject to adjustment as set forth in Section 4.3(b)(vi)(F) hereof.

(B) Upon the occurrence of a QIPO, all shares of Series C Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the QIPO and without any action on the part of the holder thereof, be automatically converted into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series C Stated Value, plus all accrued and unpaid dividends thereon (to the extent not then being paid in cash), by (y) the number of shares of Series C Preferred Stock being converted, divided by (z) the Series C Conversion Price (as last adjusted and then in effect) for the shares of Series C Preferred Stock being converted.

(C) When any holder of shares of Series C Preferred Stock is entitled to exercise its right to purchase “New Securities” as set forth in Section 3.5 of the Shareholders Agreement (the “Preemptive Right”) with respect to any equity financing of the Corporation authorized in good faith by the Board of Directors of the Corporation (an “Equity Financing”) and the Corporation has complied in full with its obligations pursuant to Section 3.5 of the Shareholders Agreement in respect thereof (unless such compliance is waived by those parties necessary to amend the Shareholders Agreement), if such holder (either alone or with or through its partners, stockholders or affiliates) does not, by exercise of such holder’s Preemptive Rights, acquire at least such holder’s pro rata share (calculated in accordance with Section 3.5 of the Shareholders Agreement as if such holder owned only Series C Preferred Stock and Series B Preferred Stock) of New Securities offered in such Equity Financing, then each of the shares of Series C Preferred Stock, plus all accrued and unpaid dividends thereon, held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with the consummation of the Equity Financing, into Common Shares at the Series C Conversion Price then in effect immediately prior to such Equity Financing. Any group of holders of Series C Preferred Stock that is treated as a single holder for the purposes of Section 3.5 of the Shareholders Agreement shall also be treated as a single holder for the purposes of determining whether each such holder has acquired its pro rata share of New Securities in accordance with this Section 4.3(b)(vi)(C). For purposes of this Section 4.3(b)(vi)(C), the obligation to purchase additional shares of Series C Preferred Stock in accordance with Section 2.2(b) of that certain Stock Purchase Agreement, dated on or about September 20, 2001 among the Corporation and the holders of the Series C Preferred Stock shall be deemed to be an “Equity Financing” and any holder who defaults in its obligations thereunder shall be subject to the foregoing automatic conversion by reason of such default.

(D) A holder of shares of Series C Preferred Stock may exercise its conversion right under this Section 4.3(b)(vi) by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series C Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the Common Shares are to be issued. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to Section 4.3(b)(vi)(A)(1) hereof, on the date when the aforesaid delivery is made, (ii) with respect to conversion effected pursuant to Section 4.3(b)(vi)(A)(2) or (B) hereof, on the date of the Corporation’s receipt of a conversion request from the requisite number of holders of Series C Preferred Stock, or the occurrence of the QIPO, as applicable, or (iii) with respect to conversion effected pursuant to Section 4.3(b)(vi)(C) hereof, on the date of the completion of the Equity Financing, and such date, in any such case, is referred to herein as the “Series C Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled, and a check or cash in respect of any fractional interest in a Common Share as provided in Section 4.3(b)(vi)(E) hereof. Each person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a shareholder of record on the applicable Series C Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Series C Conversion Price for the Series C Preferred Stock shall be that in effect on the Series C Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series C Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

(E) No fractional Common Shares shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional Common Shares which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined in Section 4.1(b)(v)(D)) of a Common Share multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interest.

(F) The Series C Conversion Price shall be subject to adjustment from time to time as follows:

(1) If, at any time after the Series C Original Issuance Date, the number of Common Shares outstanding is increased by a stock dividend payable in Common Shares or by a subdivision or split-up of Common Shares, then, following the record date fixed for the determination of holders of Common Shares entitled to receive such stock dividend, subdivision or split-up, the Series C Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(2) If, at any time after the Series C Original Issuance Date, the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares then, following the record date for such combination, the Series C Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(3) In the event, at any time after the Series C Original Issuance Date, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the Merger, Consolidation or Sale of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Shares), each Share of Series C Preferred Stock shall after such reorganization, reclassification, Merger, Consolidation or Sale (unless, in the case of a Merger. Consolidation or Sale, payment shall have been made to the holders of all shares of Series C Preferred Stock of the full amount to which they respectively shall have been entitled pursuant to Section 4.3(b)(ii)) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such Merger, Consolidation or Sale to which the holder of the number of Common Shares deliverable (immediately prior to the time of such reorganization, reclassification, Merger, Consolidation or Sale) upon conversion of such shares would have been entitled upon such reorganization, reclassification, Merger, Consolidation or Sale. The provisions of this Section 4.3(b)(vi)(F)(3) shall similarly apply to successive reorganizations, reclassifications, Mergers, Consolidations, or Sales.

(4) a. If the Corporation shall, at any time or from time to time after the Series C Original Issuance Date, issue any Common Shares or other securities of the Corporation convertible into or exchangeable for Common Shares (other than Excluded Stock) without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issuance, the Series C Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause (4)) be adjusted to a price equal to

(I) an amount equal to the sum of

(x) The total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (b) of this clause (4), it being understood that the Common Shares issuable upon conversion of any outstanding shares of Series C Preferred Stock shall be deemed to be outstanding for all purposes of this and all subsequent computations of outstanding Common Shares required in this clause (4) immediately prior to such issuance, multiplied by the Series C Conversion Price in effect immediately prior to such issuance, plus

(y) the consideration received by the Corporation upon such issuance,

divided by

(II) the total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (b) of this clause (4)) immediately after the issuance of such Common Shares.

b. For the purposes of any adjustment of the Series C Conversion Price pursuant to this clause (4), the following provisions shall in each case be applicable:

(I) In the event of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance thereof.

(II) In the event of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by appraisal.

(III) In the event of the issuance, without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to each such issuance, of (x) options to purchase or rights to subscribe for Common Shares granted subsequent to the Series C Original Issuance Date; (y) securities by their terms convertible into or exchangeable for Common Shares or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(aa) the aggregate maximum number of Common Shares deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (I) and (II) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Shares covered thereby;

(bb) the aggregate maximum number of Common Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (I) and (II) above);

(cc) on any change in the number of Common Shares deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Series C Conversion Price to the extent affected by or computed using such options, rights or securities, shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made initially upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Shares upon the exercise of any such options or rights or the conversion or exchange of such securities; and

(dd) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series C Conversion Price shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of Common Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

(5) All calculations under this Section 4.3(b)(vi)(F) shall be made to the nearest one-tenth (1/10) of a cent or to the nearest one-tenth (1/10) of a share, as the case may be.

(6) In any case in which the provisions of this Section 4.3(b)(vi)(F) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4.3(b)(vi)(E); provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(7) Whenever the Series C Conversion Price shall be adjusted as provided herein, the Corporation shall forthwith file, at the office of the transfer agent for the Series C Preferred Stock or at such other place that may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in reasonable detail the facts requiring such adjustment and the Series C Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested, postage prepaid, to each holder of shares of any Series C Preferred Stock at his address appearing on the Corporation’s records,

(8) In the event the Corporation shall propose to take any action of the types described in Section 4.3(b)(vi)(F)(1) or (2) hereof, the Corporation shall give notice to each holder of shares of Series C Preferred Stock in the manner set forth in Section 4.3(b)(vi)(F)(7) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice), the Series C Conversion Price, and the number, kind or series of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(9) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of shares of Series C Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

(10) The Corporation shall reserve and at all times from and after the Series C Original Issuance Date keep reserved free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Series C Preferred Stock.

(11) All Common Shares which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.

(12) Once converted pursuant to the provisions hereof, shares of Series C Preferred Stock so converted shall be canceled and not subject to reissuance and such converted shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

4.4 Definitions. The following terms shall have the following respective meanings as used in this Article IV:

(i) The term “Excluded Stock” shall mean Common Shares issued by the Corporation: (A) upon conversion of any of the issued shares of Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, (B) with respect to any particular Series of Preferred Stock, pursuant to subscriptions, warrants, options, convertible securities or other rights which were outstanding on the Original Issuance Date of the Series of Preferred Stock in question, (C) pursuant to the exercise of options to purchase Common Shares granted to employees of the Corporation, not to exceed in the aggregate 8,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like with respect to the Common Stock) or (D) as consideration for any business combination or strategic alliance between the Corporation and another corporation or entity approved by the Board of Directors.

(ii) The term “Series A Original Issuance Date” shall mean the date on which the first share of Series A Preferred Stock is issued.

(iii) The term “Series B Original Issuance Date” shall mean the date on which the first share of Series B Preferred Stock is issued.

(iv) The term “Series C Original Issuance Date” shall mean the date on which the first share of Series C Preferred Stock is issued.

Amendment to Section 4.1(b)(iv)(B)(1) of the Articles of Incorporation

(B) Additional Voting Rights.

(1) Without limiting the rights of the holders of Additional Voting Securities to vote on any matter set forth in this Section, so long as more than thirty percent (30%) of the originally issued shares of Series A Preferred is outstanding, holders of Series A Preferred Stock shall vote as a separate voting group on, and the affirmative vote of sixty percent (60%) of the outstanding shares of Series A Preferred Stock shall be required to authorize, any action which would:

a. in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of, the Series A Preferred Stock;

b. reclassify Common Shares, or any other shares of any class or series of capital stock hereinafter created junior to the Series A Preferred Stock into shares of any class or series of capital stock ranking either as to payment or dividends, distribution of assets or redemption, prior to or on a parity with the Series A Preferred Stock;

c. increase the authorized number of shares of Series A Preferred Stock; or

d. amend the Articles of Incorporation or Bylaws of the Corporation in a manner that, in the sole determination of the holders of the Series A Preferred Stock, adversely affects the rights of such holders, except as required by law or to create or issue any class or series of capital stock ranking either as to payment of dividends, distribution of assets or redemption, junior to, prior to or on parity with the Series A Preferred Stock.

Amendment to Section 4.1(b)(v)(E)(4)(a) of the Articles of Incorporation

(4) a. If the Corporation shall, at any time or from time to time after the Series A Original Issuance Date, issue any Common Shares or other securities of the Corporation convertible into or exchangeable for Common Shares (other than Excluded Stock, as defined in Section 4.1(b)(v)(F) below), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided in this clause 4) be adjusted to a price equal to:

I. an amount equal to the sum of

(x) The total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (b) of this clause 4, it being understood that the Common Shares issuable upon conversion of any outstanding shares of Series A Preferred Stock shall be deemed to be outstanding for all purposes of this and all subsequent computations of outstanding Common Shares required in this clause 4) immediately prior to such issuance, multiplied by the Series A Conversion price in effect immediately prior to such issuance, plus

(y) the consideration received by the Corporation upon such issuance.

divided by

II. the total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (b) of this clause (4)) immediately after the issuance of such Common Shares.

Microfilm Number		Filed with the Department of State on SEP 21 2001

Entity Number	1062099	[Illegible]
		Secretary of the Commonwealth

STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION

DSCB:15-1522 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. ‘ 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.	The name of the corporation is:	MEDecision, Inc.

2.	(Check and complete one of the following):

The resolution amending the Articles under 15 Pa.C.S. ‘ 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

The resolution amending the Articles under 15 Pa.C.S. ‘ 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.
3.

The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. ‘ 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 7,500,000 shares.

as of July 2, 2001
4.	The resolution was adopted by the Board of Directors or an authorized committee thereof on: as of July 2, 2001 and as of September 21, 2001.
5.	(Check, and if appropriate complete, one of the following):
The resolution shall be effective upon the filing this statement with respect to shares in the Department of State.
The resolution shall be effective on: at
Date Hour

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 21st day of September, 2001.

MEDecision, Inc.
(Name of Corporation)
BY:	/s/ David St. Clair
(Signature)
TITLE:	David St. Clair, President

EXHIBIT A

MEDecision, Inc.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being all of the members of the Board of Directors (the “Board”) of MEDecision, Inc., a Pennsylvania corporation (the “Company”), hereby consent in writing, pursuant to Section 1727 of the Pennsylvania Business Corporation Law and Section 15.1 of the Company’s Bylaws, to the taking of the following actions and the adoption of the following preambles and resolutions, effective the date hereof, and agree that such resolutions have the same force and effect as though duly taken and adopted at a meeting of the Board duly called and legally held:

Approval of the Grotech Letter of Intent and Accompanying Transactions

WHEREAS, the Board of Directors believes that it is in the best interests of the Company to authorize and approve the terms and provisions of the term sheet (“Term Sheet”) with Grotech Partners V, L.P. in the form attached hereto and the transactions contemplated thereby (the “Transactions”);

NOW THEREFORE BE IT RESOLVED that the Board hereby authorizes and approves the execution of the Term Sheet and the entering into of the Transactions and declares that the Transactions are fair to, and in the best interest of, the Company; and be it further

RESOLVED, that the Chairman, President and Chief Executive Officer, Chief Financial Officer, the Senior Vice President and any Vice President of the Company (each an “Authorized Officer,” and collectively, the “Authorized Officers”), be and each of them hereby is authorized, in the name and on behalf of the Company, to execute and deliver all documents which are reasonably necessary to effectuate the Transactions, in such form as the Authorized Officer executing the same may approve (the “Agreements”), such approval to be conclusively evidenced by his execution and delivery thereof; and be it further

RESOLVED, that the Authorized Officers be and each of them hereby is authorized, in the name and on behalf of the Company, to cause to be prepared and filed with the applicable regulatory authorities any and all documents which may be required to be filed in connection with the Transactions, including to obtain any consent or approval thereof which is necessary to, or prudent for, the consummation of the Transactions under international, federal, state and local laws; and be it further

Series C Preferred Stock

RESOLVED, that the Company hereby designates a class of securities, to be known as the Series C Preferred Stock (the “Series C Stock”), out of its authorized but unissued preferred stock, such class (i) to be comprised of not more than 5,500,000 shares, and (ii) to have the terms and conditions as required by the Term Sheet; and be it further

RESOLVED, that the Company be and hereby is authorized to increase the number of authorized and unissued shares of preferred stock designated as Series C Stock as necessary in order to provide for payment of dividends in kind thereon, as required or permitted by the terms of the Series C Preferred Stock; and be it further

RESOLVED, that the Company be and hereby is authorized to issue the shares of the Series C Stock pursuant to each of the Agreements (and the terms of the Series C Preferred Stock) and, upon the issuance of such shares of Series C Stock in accordance with the terms of each of the Agreements, such shares of Series C Stock shall be duly authorized, validly issued, fully paid and nonassessable shares of Series C Stock; and be it further

RESOLVED, that each Authorized Officer be and each of them hereby is authorized, empowered and directed to amend and/or restate the Articles of Incorporation to be in such form as effects those certain changes as may be required in connection with the Transactions, including but not limited to providing for an increase in the authorized shares of capital stock of the Company, if necessary; and be it further

RESOLVED, that the Authorized Officers are hereby authorized, empowered and directed to file with the Commonwealth of Pennsylvania a “Statement with Respect to Shares” with a copy of a Certificate of Designation attached thereto which sets forth the rights and preferences of the Series C Preferred Stock; and be it further

RESOLVED, that the number of shares of Series C Preferred Stock to be set forth in such Certificate of Designations at the time of filing shall be such number as the Authorized Officers filing same shall determine, with the agreement of the purchasers of such stock; and be it further

RESOLVED, that the Company shall reserve out of its authorized common stock, such number of shares of common stock as are necessary for issuance upon conversion of the Series C Stock pursuant to its terms, such reservation of shares to be reduced as and when shares of Series C Stock are converted into Common Stock or otherwise cease to be outstanding for any reason; and be it further

Bylaw and Board Changes

RESOLVED, that the Authorized Officers be and each of them hereby is authorized, empowered and directed to amend those provisions of the Bylaws of the Company as are required to be amended to reflect the changes contained in the Term Sheet or required by the Agreements, and be it further

RESOLVED, that in accordance with the Agreements, effective upon closing of the Transactions, the number of directors of the Company shall be increased by one with the vacancy created thereby to be filled by the person named in the Agreements; and be it further

Securities Law Requirements

RESOLVED, that the Authorized Officers be and each of them hereby is authorized, in the name and on behalf of the Company, to prepare and cause to be filed with the Securities and Exchange Commission a Notice of Sale of Securities Pursuant to Regulation D, Section 4(6), and/or Uniform Limited Offering Exemption on Form D (the “Form D”) and, if appropriate, amendments thereto with respect to the shares of Series C Stock and Common Stock to be issued in connection with any or all of the above described transactions; and be it further

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, on behalf of the Company and in its name, to execute and file or cause to be filed such consents to service of process, powers of attorney, applications and other documents with any state authorities, and to do such other things and acts as such officers may deem necessary or appropriate in order to qualify the securities covered by the Form D for exemption from registration under the securities or blue sky laws of any such state; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; provided, however, that the Company shall not be required to qualify as a foreign corporation in any such state, or consent to service of process in any such state other than with respect to claims arising under the securities laws of such state; and be it further

RESOLVED, that there be, and there hereby is, adopted and incorporated herein by reference the full text of any resolution or resolutions in statutory or regulatory form that may be required by any state authority in connection with any such registration or qualification, and that the Secretary or any other appropriate officer of the Company be, and he hereby is, authorized and empowered to certify to any such state authority that any such form of resolution required by such authority has been adopted, including among the resolutions so adopted the following resolution under the Uniform Securities Act; and be it further

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed to cause the Company to pay any and all expenses and fees arising in connection with the filing of the Form D and any filing of applications under the securities or blue sky laws of the various states and jurisdictions of the United States, and otherwise in connection with the foregoing resolutions and be it further

RESOLVED, that the Authorized Officers be and each of them hereby is authorized, empowered and directed to effect the foregoing resolutions in one or more than one filing with the Commonwealth of Pennsylvania as such Authorized Officer filing same shall determine to be appropriate; and be it further

General

RESOLVED, that the Company be and hereby is authorized, through its Authorized Officers, to enter into and perform all of its covenants and obligations under the terms of the Transaction Documents, with such amendments or modifications thereto, or in respect thereof, as an Authorized Officer of the Company, with the advice of counsel, shall deem necessary or desirable in order to cause or permit the consummation of the transactions contemplated therein.

RESOLVED, that the Authorized Officers be, and each of them hereby is authorized, in the name and on behalf of the Company, to perform all such acts and execute, deliver and file all such agreements, documents and instruments, and pay any and all fees and expenses in connection therewith, as any of them shall deem necessary, desirable or appropriate to effectuate the intent and purposes of the foregoing resolutions, including, without limitation, the payment of legal and accounting fees, such determination to be conclusively evidenced by the performance of such acts, the execution, delivery or filing of such agreements, documents and instruments and the payment of any such fees; and be it further

RESOLVED, that all actions previously taken by any director, officer, employee or agent of the Company in connection with or related to the matters set forth in or reasonably contemplated or implied by the foregoing resolutions be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Company; and be it further

RESOLVED, that this unanimous consent may be executed either by a manual signature or a facsimile version of a manual signature in any number of counterparts, each such counterpart being considered an original, and when taken together all counterparts shall be deemed one document.

The undersigned have duly executed this Unanimous Written Consent of the Board of Directors as of this ____ day of July, 2001.

David St. Clair	Dennis J. Shaughnessy

Charlene Weigel	Thomas Morse

Walter Broadnax	J. Roger Sullivan, Jr

Exhibit A

Term Sheet

MEDecision, Inc.

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

The undersigned, being all of the members of the Board of Directors (the “Board”) of MEDecision, Inc., a Pennsylvania corporation (the “Company”), hereby consent in writing, pursuant to Section 1727 of the Pennsylvania Business Corporation Law and Section 15.1 of the Company’s Bylaws, to the taking of the following actions and the adoption of the following preambles and resolutions, effective the date hereof, and agree that such resolutions have the same force and effect as though duly taken and adopted at a meeting of the Board duly called and legally held:

Approval of the Final Terms of the Transactions

Related to the Issuance of Series C Preferred Stock

WHEREAS, the Board of Directors believes that it is in the best interests of the Company to authorize and approve the final terms and provisions of the terms of the Series C Preferred Stock and the transactions related to the issuance thereof (the “Transactions”); and

WHEREAS, in July 2001, the Board of Directors reviewed and approved the letter of intent governing the Transactions and authorized the appropriate officers of the Company to negotiate and execute on behalf of the Company definitive documents to implement the Transactions.

WHEREAS, the definitive documents have now been agreed upon in all material respects, including the Certificate of Designations for the shares of Series C Preferred Stock;

NOW THEREFORE BE IT RESOLVED that the Board ratifies and confirms its original approval of the terms of the Transactions and the definitive documents therefor transmitted to the members of the Board on or about September 7, 2001, with such final changes thereto as the officers of the Company shall approve; and be it further

RESOLVED, that the Board hereby authorizes the creation of a class of Series C Preferred Stock comprised of up to 7,500,000 shares of Series C Preferred Stock, each such share having the designations, powers, preferences, rights, privileges and other terms set forth in the Certificate of Designations attached hereto as Exhibit A; and be it further

RESOLVED, that this unanimous consent may be executed either by a manual signature or a facsimile version of a manual signature in any number of counterparts, each such counterpart being considered an original, and when taken together all counterparts shall be deemed one document.

The undersigned have duly executed this Unanimous Written Consent of the Board of Directors as of this ____ day of September, 2001.

David St. Clair	Charles Cullen

Charlene Weigel	Thomas Morse

Walter Broadnax	Dennis Shaughnessy

Exhibit A

Statement of Designations of Series C Preferred Stock

SERIES C PREFERRED STOCK

4.3 Authorized Stock: Rights, Designations, Preferences and Limitations of the Series C Convertible Preferred Stock.

(a) Authorized Stock. Of the Preferred Shares that the Corporation has authority to issue, 7,500,000 are hereby designated shares of Series C Convertible Preferred Stock (“Series C Preferred Stock”), no par value, with a stated value of $1.13 per share (the “Series C Stated Value”).

(b) Designations, Preferences, Limitations and Relative Rights. The designations, preferences, limitations and relative rights of the Series C Preferred Stock are as follows:

(i) Rank.

The Series C Preferred Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, rank prior to any other class or series of capital stock of the Corporation, including, without limitation, the Series A Preferred Stock of the Corporation (the “Series A Preferred Stock”), the Series B Preferred Stock of the Corporation (the “Series B Preferred Stock”) and all classes of Common Stock of the Corporation, whether now existing or hereafter created (the “Common Shares;” all of such classes or series of capital stock of the Corporation to which the Series C Preferred Stock ranks prior, including, without limitation the Series A Preferred Stock, the Series B Preferred Stock and the Common Shares, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as “Junior Securities”).

(ii) Dividends.

(A) Commencing on the Series C Original Issuance Date (as defined below), or the date of actual issuance, if later, and continuing thereafter, the record holders of the Series C Preferred Stock shall be entitled to receive when, as and if declared by the Corporation’s Board of Directors, cumulative preferential dividends at an annual rate of ten percent (10%) of the Series C Stated Value (the “Series C Stated Dividend”) with respect to each issued share of Series C Preferred Stock. Dividends on the Series C Preferred Stock shall accrue on a semi-annual basis with respect to the dividend periods ending on the last day of each of June and December. Stated Dividends shall be cumulative whether or not declared and whether or not in any dividend period there shall have been net profits or net assets of the Corporation legally available for the payment of those dividends.

(B) Subject to the last sentence of this paragraph (B), any dividend on the Series C Preferred Stock accrued and payable as provided in this Section 4.3(b)(ii) shall be paid either, as so elected by the Board of Directors of the Corporation, (1) in cash, (2) by issuing a number of additional shares (or partial shares) of the Series C Preferred Stock for each such share (or partial share) of Series C Preferred Stock then outstanding equal to the dividend then payable on each such share (or partial share) of Series C Preferred Stock for the dividend period then ended (or such shorter period for which dividends are so paid) (expressed as a dollar amount) divided by the Series C Stated Value, or (3) in any combination thereof. To the extent declared by the Board of Directors, dividends accrued for each semiannual period ending on the last day of the next preceding June and December, respectively, shall be paid on the fifth day of July and January (or if any such day is not a business day, the business day next preceding such day) in each year (each such date being referred to as a “Series C Dividend Payment Date”). Any dividends not paid on a Series C Dividend Payment Date thereafter shall accumulate and shall be considered “accrued but unpaid” for all purposes hereunder until paid. The amount of dividends accruing for any period shorter than a full semiannual dividend period shall be determined on the basis of twelve 30-day months and a 360-day year, and the actual number of days elapsed in the period for which a dividend is payable. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Dividends for any past semiannual dividend period that are accrued but unpaid may be declared and paid at any time, without reference to any regular Series C Dividend Payment Date, to the holders of record on the record date for such dividend payment. Notwithstanding the foregoing, all accrued and unpaid Series C Stated Dividends shall be payable, if and to the extent permitted by the underwriters in the offering, in cash upon the closing of the first public sale of the Common Shares of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, for the account of the Corporation resulting in proceeds to the Corporation of not less than Thirty Million Dollars ($30,000,000) and as to which the public offering price per Common Share multiplied by the number of fully diluted Common Shares outstanding immediately prior to closing of the offering (including, for purposes of this calculation, the aggregate number of Common Shares into which all shares of Series C Preferred Stock then outstanding may be converted) shall equal not less than One Hundred Fifty Million Dollars ($150,000,000) (a “QIPO”).

(C) No dividends or other distributions shall be declared and/or paid with respect to any Junior Securities (i) unless and until all Series C Stated Dividends due and owing on the Series C Preferred Stock have been paid in full, and (ii) before one-hundred twenty (120) days following the Corporation’s issuance of its audited financial statements for its then prior fiscal year. In the event that a dividend or distribution shall be paid to the holders of any class or series of Junior Securities, an amount per share of Series C Preferred Stock (subject to adjustment in the event one share of Series C Preferred Stock is no longer convertible into one share of Common Stock by reason of an adjustment under Section 4.3(b)(vi)(F) of these Articles) equal to the amount by which such dividend or distribution per Common Share exceeds the Series C Stated Dividend per share of Series C Preferred Stock received by the holders of shares of Series C Preferred Stock which were accrued for the period from the latter to occur of (A) the first day of the fiscal year of the Corporation in which such dividend or distribution on such Junior Securities is paid or (B) the last day on which a dividend or other distribution was paid or made on such Junior Securities, as the case may be, until the record date for such dividend or distribution, or if there is no such record date, the date on which such dividend or distribution is paid or made, shall be payable to the holders of shares of Series C Preferred Stock on a pro rata basis, with the amount distributable to the holders of shares of Series C Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series C Preferred Stock if immediately prior to such dividend or distribution all of the outstanding shares of such Series C Preferred Stock had been converted into Common Shares.

(iii) Rights on Liquidation, Dissolution, Winding Up, Public Offering.

(A) Basic Preference Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

(1) The holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any Junior Securities an amount per share equal to three (3) times the Series C Stated Value plus all accrued and unpaid dividends thereon, including accrued and unpaid Series C Stated Dividends.

(2) After payment has been made to the holders of Series C Preferred Stock of the full amount to which they are entitled under Section 4.3(b)(iii)(A)(1) above, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital surplus or earnings, before any payment shall be made to the holders of any Junior Securities the amount provided for in Section 4.2(b)(ii)(A)(1) of these Articles.

(3) After payment has been made to the holders of Series C Preferred Stock and the Series B Preferred Stock of the full amount to which they are entitled under Sections 4.3(b)(iii)(A)(1) and (2) above, respectively, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any Junior Securities the amount provided for in Section 4.1(b)(ii)(A)(1) of these Articles.

(4) After payment has been made to the holders of the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock of the full amount to which they are entitled under Sections 4.3(b)(iii)(A)(1), (2) and (3) above, respectively, the holders of Common Shares shall be entitled to receive from the remaining assets of the Corporation an amount equal to $10,000,000; provided that such amount shall be payable only once under Section 4.1(b)(ii)(A)(2), Section 4.2(b)(iii)(A)(3) or this Section 4.3(b)(iii)(A)(4).

(5) After payment has been made to the holders of shares of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Shares of the full amounts to which they are entitled under Sections 4.3(b)(iii)(A)(1), (2), (3) and (4) above, the remainder of the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of shares of Series C Preferred Stock and to the holders of any classes of Junior Securities pursuant to Section 4.1(b)(ii)(A)(3) on a pro rata basis, with the amount distributable to the holders of shares of Series C Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series C Preferred Stock if immediately prior to such liquidation, dissolution or winding up of the Corporation of all of the outstanding shares of such Series C Preferred Stock had been converted into Common Shares.

(6) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders are insufficient to make full payments due under any section above, then the holders of Series C Preferred Stock (in the case of Section 4.3(b)(iii)(A)(1)), Series B Preferred Stock (in the case of Section 4.3(b)(iii)(A)(2)), Series A Preferred Stock (in the case of Section 4.3(b)(iii)(A)(3)) or Common Shares (in the case of Section 4.3(b)(iii)(A)(4), as the case may be, shall share ratably with respect to the applicable liquidation preference, in any distribution of available assets, and no class or series of Junior Securities shall be entitled to any distribution thereafter.

(B) Merger, Consolidation or Sale of Corporation. The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), or the sale or other disposition of all or substantially all of the assets of the Corporation (collectively, a “Merger, Consolidation or Sale”) shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

(iv) Redemption.

(A) On or after June 20, 2004 and until June 20, 2007, upon the written request of the holders of sixty percent (60%) of the votes entitled to be cast by the holders of the Series C Preferred Stock outstanding at that time (the “Request”), the Corporation shall redeem from the holders thereof all of the then issued and outstanding shares of Series C Preferred Stock at a cash redemption price per share (the “Series C Redemption Price”) equal to the greater of (1) the amount distributable per share as provided in Section 4.3(b)(iii)(A) hereof or (2) the fair market value of the Series C Preferred Stock as determined by the Board of Directors of the Corporation, or, if requested by the Holders making the Request, by an appraisal conducted by an appraiser selected by the Corporation and acceptable to the Holders making the Request. Such appraisal shall not consider discounts for illiquidity and lack of control and must consider any premium due to the rights and preferences of the Series C Preferred Stock. The Corporation shall, within twenty (20) days following its receipt of the Request, deliver to the holders of the Series C Preferred Stock a notice specifying the date on which such shares of Series C Preferred Stock shall be redeemed, which date shall not be more than one hundred fifty (150) days thereafter. The date so designated for redemption, or if none, the one hundred fiftieth (150th) day after the date of the Request is herein referred to as the “Redemption Date.”

(B) The Corporation shall not make payments in respect of the redemption of any shares of Series A Preferred Stock, Series B Preferred Stock or any other Junior Securities unless any unpaid amounts with respect to the Series C Redemption Price shall have been paid in full.

(C) In the event that for any reason, including without limitation a prohibition under applicable law, the Corporation is prohibited from redeeming or is otherwise unable to redeem any shares of the Series C Preferred Stock on the Redemption Date. upon five (5) days written notice thereof, the Corporation shall (unless pursuant to the terms of Section 4.3(b)(iv)(G) hereof, such shares have been converted or the request for redemption has been withdrawn) thereafter redeem such shares on the earliest date(s) on which the Corporation is no longer so prohibited from redeeming or unable to redeem such shares.

(D) Simultaneously with its receipt of the cash payment for the Series C Redemption Price, each redeeming holder of Series C Preferred Stock shall deliver to the Corporation or its agent the certificates representing the shares to be redeemed; provided, however, that upon the payment by the Corporation of the Series C Redemption Price, all rights in respect of the shares of Series C Preferred Stock to be redeemed shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

(E) Once redeemed pursuant to the provisions of this Section 4.3(b)(iv), shares of Series C Preferred Stock shall be canceled and not subject to reissuance and such redeemed shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

(F) In the event that any holder of Series C Preferred Stock exercises any of its rights as set forth in this Section 4.3(b)(iv), and the Corporation fails to redeem the shares of the capital stock in question on the Redemption Date, for whatever reason except that the Corporation is under a legal prohibition from so doing (in which case the Corporation shall redeem such shares of capital stock as soon as it shall legally be permitted to redeem as provided above and the Redemption Date shall be extended for the period of the prohibition), from the Redemption Date until the date such redemption is consummated (unless. pursuant to the terms of Section 4.3(b)(iv)(G) hereof, such shares have been converted, or the request for redemption has been withdrawn, in which case until the date of such conversion or withdrawal), the applicable redemption price shall bear interest at the rate of fifteen percent (15%) per annum, compounded annually. Such interest shall be payable by the Corporation upon the consummation of the applicable redemption transaction or upon conversion or withdrawal, as the case may be.

(G) In the event that the Corporation fails to redeem shares of Series C Preferred Stock (whether due to the circumstances set forth in Section 4.3(b)(iv)(C) or (F) hereof) on or prior to the Redemption Date, each holder of Series C Preferred Stock to be redeemed hereunder shall, until the earlier to occur of the redemption of such Series C Preferred Stock or the conversion thereof, have the right upon delivery to the Corporation of written notice thereof to (1) convert such shares of Series C Preferred Stock and all accrued and unpaid dividends (as described in Section 4.3(b)(vi)(A)), into Common Shares at the then current conversion rate, or (2) withdraw its request that such Series C Preferred Stock be redeemed. In the event of such conversion or withdrawal, the Corporation’s obligation to pay the applicable redemption price pursuant to the Request that was withdrawn, or for the shares that were converted, as the case may be, shall cease.

(v) Voting.

(A) General Voting Rights. In addition to the rights specified in Section 4.3(b)(v)(B) and (C) hereof and any other rights provided in the Corporation’s Bylaws or by law or the Shareholders Agreement, each share of Series C Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of Common Shares into which each share of Series C Preferred Stock is then convertible, and each share of Series C Preferred Stock shall be entitled to vote on all matters as to which holders of Common Shares and the holders of any other securities of the Corporation having similar voting rights (together with the Common Shares, the “Other Voting Securities”) shall be entitled to vote, in the same manner and with the same effect as such holders of Other Voting Securities, voting together with the holders of Other Voting Securities as one voting group. Notwithstanding the foregoing, fractional votes shall not be permitted, and to the extent permitted by applicable law, any fractional voting rights resulting from the above formula (after aggregation of all Common Shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.

(B) Special Voting Rights.

(1) Without limiting the rights of the holders of Other Voting Securities to vote on any matter set forth in this Section, so long as more than ten percent (10%) of the originally issued shares of Series C Preferred Stock is outstanding, holders of the Series C Preferred Stock shall vote as a separate voting group on and the affirmative vote of sixty percent (60%) of the outstanding shares of Series C Preferred Stock shall be required to authorize, any action which would:

a. in any manner authorize, create or issue any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series C Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series C Preferred Stock;

b. in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series C Preferred Stock;

c. reclassify Common Shares, or any other shares of any class or series of capital stock hereinafter created junior to the Series C Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Series C Preferred Stock;

d. increase the authorized number of shares of Series C Preferred Stock, except as needed to pay dividends on Series C Preferred Stock in kind; or

e. amend the Articles of Incorporation or Bylaws of the Corporation in a manner that, in the sole determination of the holders of the Series C Preferred Stock, adversely affects the rights of such holders, except as required by law.

(2) If at any time any action is proposed by the Corporation which requires the affirmative vote of sixty percent (60%) of the outstanding shares of Series C Preferred Stock pursuant to this Section 4.3(b)(v)(B), the Chief Executive Officer (or any other officer) of the Corporation shall call a special meeting of the holders of Series C Preferred Stock for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation.

(C) Additional Voting Rights.

(1) Without limiting the rights of the holders of Other Voting Securities to vote on any matter set forth in this Section, so long as more than ten percent (10%) of the originally issued shares of Series C Preferred Stock is outstanding, ten percent (10%) of the originally issued shares of Series B Preferred Stock is outstanding and/or thirty percent (30%) of the originally issued shares of Series A Preferred Stock is outstanding, holders of the Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall vote as a separate voting group on, and the affirmative vote of sixty percent (60%) of the outstanding shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall be required to authorize, any action which would:

a. merge or consolidate the Corporation with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity in any transaction having a value in excess of $2,000,000;

b. sell transfer, or otherwise dispose of all or substantially all of the assets of the Corporation;

c. liquidate, dissolve or wind up the Corporation;

d. authorize or effect the redemption or repurchase of any capital stock of the Corporation (other than the repurchase of stock pursuant to repurchase rights under vesting provisions related to the length of period of employment of the Corporation’s employees at purchase prices initially paid by such employees for such shares or for fair market value, as applicable or the redemption of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in accordance with their respective terms); or

e. effect a reclassification, reorganization or recapitalization of the outstanding capital stock of the Corporation.

(2) If at any time any action is proposed by the Corporation which requires the affirmative vote of sixty percent (60%) of the outstanding shares of Series C Preferred Stock., Series B Preferred Stock and Series A Preferred Stock pursuant to this Section 4.3(b)(v)(C), the Chief Executive Officer (or any other officer) of the Corporation shall call a special meeting of the holders of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation.

(D) Action by Written Consent. Any action to be taken by the holders of Series C Preferred Stock may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of Series C Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares of Series C Preferred Stock entitled to vote thereon were present and voted.

(vi) Conversion into Common Shares.

(A) Each holder of shares of Series C Preferred Stock shall have the right, (1) at such holder’s option, at any time or from time to time after the Series C Original Issuance Date, and (2) in the event that holders of eighty-one percent (81%) of the Series C Preferred Stock so elect, then all holders of Series C Preferred Stock shall be required to convert any such shares of Series C Preferred Stock into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series C Stated Value, plus all accrued and unpaid dividends (unless the Corporation is simultaneously paying such dividends in cash), by (y) the number of shares of Series C Preferred Stock being converted divided by (z) the Series C Conversion Price (as hereinafter in this Section 4.3(b)(vi)(A) defined and as last adjusted and then in effect) for the shares of Series C Preferred Stock being converted, by surrender of the certificates representing the shares of Series C Preferred Stock so to be converted in the manner provided in Section 4.3(b)(vi)(D) hereof. The Series C Preferred Stock Conversion Price (the “Series C Conversion Price”) per share at which Common Shares shall be issuable upon conversion of shares of Series C Preferred Stock shall be $1.13; provided, however, that such Series C Conversion Price shall be subject to adjustment as set forth in Section 4.3(b)(vi)(F) hereof.

(B) Upon the occurrence of a QIPO, all shares of Series C Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the QIPO and without any action on the part of the holder thereof, be automatically converted into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series C Stated Value, plus all accrued and unpaid dividends thereon (to the extent not then being paid in cash), by (y) the number of shares of Series C Preferred Stock being converted, divided by (z) the Series C Conversion Price (as last adjusted and then in effect) for the shares of Series C Preferred Stock being converted.

(C) When any holder of shares of Series C Preferred Stock is entitled to exercise its right to purchase “New Securities” as set forth in Section 3.5 of the Shareholders Agreement (the “Preemptive Right”) with respect to any equity financing of the Corporation authorized in good faith by the Board of Directors of the Corporation (an “Equity Financing”) and the Corporation has complied in full with its obligations pursuant to Section 3.5 of the Shareholders Agreement in respect thereof (unless such compliance is waived by those parties necessary to amend the Shareholders Agreement), if such holder (either alone or with or through its partners, stockholders or affiliates) does not, by exercise of such holder’s Preemptive Rights, acquire at least such holder’s pro rata share (calculated in accordance with Section 3.5 of the Shareholders Agreement as if such holder owned only Series C Preferred Stock and Series B Preferred Stock) of New Securities offered in such Equity Financing, then each of the shares of Series C Preferred Stock, plus all accrued and unpaid dividends thereon, held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with the consummation of the Equity Financing, into Common Shares at the Series C Conversion Price then in effect immediately prior to such Equity Financing. Any group of holders of Series C Preferred Stock that is treated as a single holder for the purposes of Section 3.5 of the Shareholders Agreement shall also be treated as a single holder for the purposes of determining whether each such holder has acquired its pro rata share of New Securities in accordance with this Section 4.3(b)(vi)(C). For purposes of this Section 4.3(b)(vi)(C), the obligation to purchase additional shares of Series C Preferred Stock in accordance with Section 2.2(b) of that certain Stock Purchase Agreement, dated on or about September 20, 2001 among the Corporation and the holders of the Series C Preferred Stock shall be deemed to be an “Equity Financing” and any holder who defaults in its obligations thereunder shall be subject to the foregoing automatic conversion by reason of such default.

(D) A holder of shares of Series C Preferred Stock may exercise its conversion right under this Section 4.3(b)(vi) by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series C Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the Common Shares are to be issued. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to Section 4.3(b)(vi)(A)(1) hereof, on the date when the aforesaid delivery is made, (ii) with respect to conversion effected pursuant to Section 4.3(b)(vi)(A)(2) or (B) hereof, on the date of the Corporation’s receipt of a conversion request from the requisite number of holders of Series C Preferred Stock, or the occurrence of the QIPO, as applicable, or (iii) with respect to conversion effected pursuant to Section 4.3(b)(vi)(C) hereof, on the date of the completion of the Equity Financing, and such date, in any such case, is referred to herein as the “Series C Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled, and a check or cash in respect of any fractional interest in a Common Share as provided in Section 4.3(b)(vi)(E) hereof. Each person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a shareholder of record on the applicable Series C Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Series C Conversion Price for the Series C Preferred Stock shall be that in effect on the Series C Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series C Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

(E) No fractional Common Shares shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional Common Shares which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined in Section 4.1(b)(v)(D)) of a Common Share multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interest.

(F) The Series C Conversion Price shall be subject to adjustment from time to time as follows:

(1) If, at any time after the Series C Original Issuance Date, the number of Common Shares outstanding is increased by a stock dividend payable in Common Shares or by a subdivision or split-up of Common Shares, then, following the record date fixed for the determination of holders of Common Shares entitled to receive such stock dividend, subdivision or split-up, the Series C Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(2) If, at any time after the Series C Original Issuance Date, the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares then, following the record date for such combination, the Series C Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(3) In the event, at any time after the Series C Original Issuance Date, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the Merger, Consolidation or Sale of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Shares), each Share of Series C Preferred Stock shall after such reorganization, reclassification, Merger, Consolidation or Sale (unless, in the case of a Merger. Consolidation or Sale, payment shall have been made to the holders of all shares of Series C Preferred Stock of the full amount to which they respectively shall have been entitled pursuant to Section 4.3(b)(ii)) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such Merger, Consolidation or Sale to which the holder of the number of Common Shares deliverable (immediately prior to the time of such reorganization, reclassification, Merger, Consolidation or Sale) upon conversion of such shares would have been entitled upon such reorganization, reclassification, Merger, Consolidation or Sale. The provisions of this Section 4.3(b)(vi)(F)(3) shall similarly apply to successive reorganizations, reclassifications, Mergers, Consolidations, or Sales.

(4) a. If the Corporation shall, at any time or from time to time after the Series C Original Issuance Date, issue any Common Shares or other securities of the Corporation convertible into or exchangeable for Common Shares (other than Excluded Stock) without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issuance, the Series C Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause (4)) be adjusted to a price equal to

(I) an amount equal to the sum of

(x) The total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (b) of this clause (4), it being understood that the Common Shares issuable upon conversion of any outstanding shares of Series C Preferred Stock shall be deemed to be outstanding for all purposes of this and all subsequent computations of outstanding Common Shares required in this clause (4) immediately prior to such issuance, multiplied by the Series C Conversion Price in effect immediately prior to such issuance, plus

(y) the consideration received by the Corporation upon such issuance,

divided by

(II) the total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (b) of this clause (4)) immediately after the issuance of such Common Shares.

b. For the purposes of any adjustment of the Series C Conversion Price pursuant to this clause (4), the following provisions shall in each case be applicable:

(I) In the event of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance thereof.

(II) In the event of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by appraisal.

(III) In the event of the issuance, without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to each such issuance, of (x) options to purchase or rights to subscribe for Common Shares granted subsequent to the Series C Original Issuance Date; (y) securities by their terms convertible into or exchangeable for Common Shares or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(aa) the aggregate maximum number of Common Shares deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (I) and (II) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Shares covered thereby;

(bb) the aggregate maximum number of Common Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (I) and (II) above);

(cc) on any change in the number of Common Shares deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Series C Conversion Price to the extent affected by or computed using such options, rights or securities, shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made initially upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Shares upon the exercise of any such options or rights or the conversion or exchange of such securities; and

(dd) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series C Conversion Price shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of Common Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

(5) All calculations under this Section 4.3(b)(vi)(F) shall be made to the nearest one-tenth (1/10) of a cent or to the nearest one-tenth (1/10) of a share, as the case may be.

(6) In any case in which the provisions of this Section 4.3(b)(vi)(F) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4.3(b)(vi)(E); provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(7) Whenever the Series C Conversion Price shall be adjusted as provided herein, the Corporation shall forthwith file, at the office of the transfer agent for the Series C Preferred Stock or at such other place that may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in reasonable detail the facts requiring such adjustment and the Series C Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested, postage prepaid, to each holder of shares of any Series C Preferred Stock at his address appearing on the Corporation’s records,

(8) In the event the Corporation shall propose to take any action of the types described in Section 4.3(b)(vi)(F)(1) or (2) hereof, the Corporation shall give notice to each holder of shares of Series C Preferred Stock in the manner set forth in Section 4.3(b)(vi)(F)(7) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice), the Series C Conversion Price, and the number, kind or series of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(9) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of shares of Series C Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

(10) The Corporation shall reserve and at all times from and after the Series C Original Issuance Date keep reserved free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Series C Preferred Stock.

(11) All Common Shares which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.

(12) Once converted pursuant to the provisions hereof, shares of Series C Preferred Stock so converted shall be canceled and not subject to reissuance and such converted shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

4.4 Definitions. The following terms shall have the following respective meanings as used in this Article IV:

(i) The term “Excluded Stock” shall mean Common Shares issued by the Corporation: (A) upon conversion of any of the issued shares of Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, (B) with respect to any particular Series of Preferred Stock, pursuant to subscriptions, warrants, options, convertible securities or other rights which were outstanding on the Original Issuance Date of the Series of Preferred Stock in question, (C) pursuant to the exercise of options to purchase Common Shares granted to employees of the Corporation, not to exceed in the aggregate 8,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like with respect to the Common Stock) or (D) as consideration for any business combination or strategic alliance between the Corporation and another corporation or entity approved by the Board of Directors.

(ii) The term “Series A Original Issuance Date” shall mean the date on which the first share of Series A Preferred Stock is issued.

(iii) The term “Series B Original Issuance Date” shall mean the date on which the first share of Series B Preferred Stock is issued.

(iv) The term “Series C Original Issuance Date” shall mean the date on which the first share of Series C Preferred Stock is issued.

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
Articles of Amendment-Domestic Corporation (15 Pa.C.S.)
Entity Number 1062099		Business Corporation (§ 1915)
Nonprofit Corporation (§ 5915)

Name Pepper Hamilton LLP		Document will be returned to the name and address you enter to
Address 200 One Keystone Plaza, North Front and Market Streets, P.O. Box 1181		the left.
City Harrisburg	State PA	Zip Code 17108-1181

Fee: $70	Filed in the Department of State on July 17, 2006

/s/ Pedro A. Cortés
Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: MEDecision, Inc.

2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street 724 W. Lancaster Ave., Suite 200	City Wayne	State Pennsylvania	Zip 19087	County Delaware
(b) Name of Commercial Registered Office Provider				County
c/o

3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law of 1988, as amended

4. The date of its incorporation: October 26, 1988

5. Check, and if appropriate complete, one of the following:
The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
The amendment shall be effective on: ____________ at ____________
Date Hour

DSCB:15-1915/5915-2

6. Check one of the following:
The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).
The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:
The amendment adopted by the corporation, set forth in full, is as follows

The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:
The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

12 day of July, 2006.

MEDecision, Inc.
Name of Corporation

/s/ David St. Clair
Signature

Chief Executive Officer
Title

Exhibit A

4.1. Authorized Stock: Rights, Designations, Preferences and Limitations of Series A Preferred Stock.

(a) Authorized Stock. Of the Preferred Shares that the Corporation has authority to issue, 2,333,333 are hereby designated shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), no par value, with a stated value of $1.50 per share (the “Series A Stated Value”).

(b) Designations, Preferences, Limitations and Relative Rights. The designations, preferences, limitations and relative rights of the Series A Preferred Stock are as follows:

(i) Dividends.

(A) Commencing on the Series A Original Issuance Date (as defined below), and continuing thereafter, a dividend at the rate of nine percent (9%) of the Series A Stated Value per annum (the “Stated Dividend”) will accrue with respect to each issued share of Series A Preferred Stock. Stated Dividends shall be cumulative.

(B) Subject to the terms and conditions of the Series B Convertible Preferred Stock of the Corporation (the “Series B Preferred Stock”) set forth in Section 4.2 of these Articles of Incorporation of the Corporation, on the fourth (4th) anniversary (the “Dividend Commencement Date”) of the Series A Original Issuance Date, all accrued Stated Dividends shall be paid to the holders of shares of Series A Preferred Stock. Thereafter, Stated Dividends shall be paid to the holder of each share of Series A Preferred Stock annually in arrears. All accrued Stated Dividends also shall be payable upon (a) the liquidation, dissolution or winding up of the Corporation, (b) the conversion of shares of Series A Preferred Stock into shares of Common Stock of the Corporation (“Common Stock”) under Section 4.1(b)(v) hereof, or (c) redemption of shares of Series A Preferred Stock by the Corporation under Section 4.1(b)(iii) hereof.

(C) The Corporation shall pay Stated Dividends in cash, subject to the ability of the Corporation’s Board of Directors to delay the payment of such dividends in accordance with Section 4.1(b)(v)(D)(1); provided, however, that upon a voluntary or automatic conversion of Series A Preferred Stock into Common Stock under Section 4.1(b)(v) hereof, each holder of shares of Series A Preferred Stock will have the option of receiving the Stated Dividend in the form of shares of Common Stock. In that case, the number of shares of Common Stock which a holder of Series A Preferred Stock shall receive shall be determined by dividing the amount of the Stated Dividend to which such holder is entitled by the Dividend Conversion Price (as hereinafter defined). The Dividend Conversion Price shall be the Series A Conversion Price (as defined below) if the annual gross revenues of the Corporation for the then prior fiscal year as reflected in the Corporation’s audited financial statements were seventy-five percent (75%) or less of the projected annual gross revenues for such year. The projected annual gross revenues of the Corporation shall be as agreed upon in writing by the Corporation and the holders of a majority of the Series A Preferred Stock. In the event that the annual gross revenues of the Corporation for the then prior fiscal year as reflected in the Corporation’s audited financial statements exceeded 75% of the projected annual gross revenues for such year as stated above, the applicable conversion price shall exceed the Series A Stated Value by five percent (5%) for each increment of five percent (5%) by which the Corporation’s annual gross revenues exceeded the applicable projected annual gross revenues.

(D) No dividends or other distributions shall be paid with respect to any shares of Common Stock or any other shares ranking junior to the Series A Preferred Stock unless and until all Stated Dividends due and owing on the Series A Preferred Stock have been paid in full or have been declared and set apart for payment in full. Other than in connection with an Event of Conversion, subject to the terms and conditions of the Series B Preferred Stock and Series C Preferred Stock, dividends may be declared and/or paid on any shares of Common Stock, or any other shares ranking junior to the Series A Preferred Stock, to the extent that the aggregate amount distributed thereby, together with the aggregate amount distributed to the holders of the Series A Preferred Stock during the preceding twelve-month period, does not exceed twenty-five percent (25%) of the Corporation’s audited after-tax earnings for the then prior fiscal year. At any time after the date that is the earlier of (A) March 30, 2007 and (B) the date on which the Corporation applies to the U.S. Securities and Exchange Commission to withdraw a Form S-1 registration statement, in the event that a dividend or distribution shall be paid to the holders of shares of Common Stock and/or to the holders of any class or classes or series of stock ranking on liquidation junior to the Series A Preferred Stock, an amount per share of Series A Preferred Stock (subject to adjustment in the event that one share of Series A Preferred Stock is no longer convertible into one share of Common Stock by reason of an adjustment under Section 4.1(v) of these Articles) equal to the amount by which such dividend or distribution (on an as converted to Common Stock basis) exceeds the Stated Dividend (on an as converted to Common Stock basis) received by the holders of shares of Series A Preferred Stock which were accrued for the period from the latter to occur of (A) the first day of the fiscal year of the Corporation in which such dividend or distribution on such shares of Common Stock or other class of stock is paid or (B) the last day on which a dividend or other distribution was paid or made on such shares of Common Stock or other class of stock, as the case may be, until the record date for such dividend or distribution, or if there is no such record date, the date on which such dividend or distribution is paid or made, shall be payable to the holders of shares of Series A Preferred Stock on a pro rata basis, with the amount distributable to the holders of shares of Series A Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by such holders of shares of Series A Preferred Stock if immediately prior to such dividend or distribution all of the outstanding shares of such Series A Preferred Stock had been converted into shares of Common Stock.

(ii) Rights on Liquidation, Dissolution, Winding Up, Public Offering.

(A) Basic Preference Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the terms and conditions of the Series B Preferred Stock, the holders of shares of Series A Preferred Stock shall have the following rights and preferences:

(1) The holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock (with respect to rights on liquidation, dissolution or winding up, the shares of Series A Preferred Stock shall rank senior to all other shares of capital stock of the Corporation, including without limitation, shares of Common Stock) an amount per share equal to the Series A Stated Value, plus all accrued and unpaid dividends thereon, including accrued and unpaid Stated Dividends.

(2) After payment has been made to the holders of Series A Preferred Stock of the full amount to which they are entitled under Section 4.1(b) (ii)(A)(1) above, the holders of Common Stock shall be entitled to receive from the remaining assets of the Corporation an amount equal to $10,000,000, distributed on a pro rata basis; provided that such amount shall be payable only once under this Section 4.1(b)(ii)(A)(2) or Section 4.2(b)(iii)(A)(2).

(3) After payment has been made to the holders of shares of Series A Preferred Stock and of Common Stock of the full amounts to which they are entitled under Sections 4.1(b)(ii)(A)(1) and 4.1(b)(ii)(A)(2) above, the remainder of the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of shares of Series A Preferred Stock and to the holders of any classes of stock ranking on liquidation junior to the Series A Preferred Stock on a pro rata basis, with the amount distributable to the holders of shares of Series A Preferred Stock to the computed on the basis of the number of shares of Common Stock which would be held by such holders of shares of Series A Preferred Stock if immediately prior to such liquidation, dissolution or winding up of the Corporation all of the outstanding shares of such Series A Preferred Stock had been converted into shares of Common Stock.

(4) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders are insufficient to make full payments due under any section above, then the holders of Series A Preferred Stock (in the case of Section 4.1(b)(ii)(A)(1)) and Common Stock (in the case of 4.1(b)(ii)(A)(2)) shall share ratably, with respect to the applicable liquidation preference, in any distribution of available assets, and no class of junior securities shall be entitled to any distribution thereafter.

(B) Merger, Consolidation or Sale of Corporation. The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), or the sale or other disposition of all or substantially all of the assets of the Corporation (collectively, a “Merger, Consolidation or Sale”) shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

(iii) Reserved.

(iv) Voting.

(A) General Voting Rights. In addition to the rights specified in Section 4.1(b)(iv)(B) and (C) hereof and other rights provided in the Corporation’s Bylaws or by law or the Shareholders Agreement (as defined below), each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each shares of Series A Preferred Stock is then convertible, and each share of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of shares of Common Stock and the holders of any other securities of the Corporation having similar voting rights (together with the shares of Common Stock, the “Additional Voting Securities”) shall be entitled to vote, in the same manner and with the same effect as such holders of the Additional Voting Securities, voting together with the holders of the Additional Voting Securities as one voting group. Notwithstanding the foregoing, fractional votes shall not be permitted, and to the extent permitted by applicable law, any fractional voting rights resulting from the above formula (after aggregation of all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.

(B) Additional Voting Rights.

(1) Without limiting the rights of the holders of Additional Voting Securities to vote on any matter set forth in this Section, so long as more than thirty percent (30%) of the originally issued shares of Series A Preferred is outstanding, holders of Series A Preferred Stock shall vote as a separate voting group on, and the affirmative vote of sixty percent (60%) of the outstanding shares of Series A Preferred Stock shall be required to authorize, any action which would:

a. in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of, the Series A Preferred Stock;

b. reclassify shares of Common Stock, or any other shares of any class or series of capital stock hereinafter created junior to the Series A Preferred Stock into shares of any class or series of capital stock ranking either as to payment or dividends, distribution of assets or redemption, prior to or on a parity with the Series A Preferred Stock;

c. increase the authorized number of shares of Series A Preferred Stock; or

d. amend the Articles of Incorporation or Bylaws of the Corporation in a manner that, in the sole determination of the holders of the Series A Preferred Stock, adversely affects the rights of such holders, except as required by law or to create or issue any class or series of capital stock ranking either as to payment of dividends, distribution of assets or redemption, junior to, prior to or on parity with the Series A Preferred Stock.

(C) Action by Written Consent. Any action to be taken by the holders of Series A Preferred Stock may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of Series A Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares of Series A Preferred Stock entitled to vote thereon were present and voted.

(v) Conversion into Shares of Common Stock.

(A) Each holder of shares of Series A Preferred Stock shall have the right, at such holder’s option, at any time or from time to time after the Series A Original Issuance Date, to convert any such shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as shall be determined (x) by multiplying the Series A Stated Value, plus all accrued and unpaid dividends (unless the Corporation is paying such dividends in cash on or after the Conversion Date (as defined below)), by (y) the number of shares of Series A Preferred Stock being converted, divided by (z) the Series A Conversion Price (as hereinafter in this Section 4.1(b)(v)(A) defined and as last adjusted and then in effect) for the shares of Series A Preferred Stock being converted, by surrender of the certificates representing the shares of Series A Preferred Stock so to be converted in the manner provided in Section 4.1(b)(v)(C) hereof. As of July 17, 2006, the Series A Preferred Stock Conversion Price (the “Series A Conversion Price”) per share at which shares of Common Stock shall be issuable upon conversion of shares of Series A Preferred Stock shall be $1.40; provided, however, that such Series A Conversion Price shall be subject to adjustment as set forth in Section 4.1(b)(v)(E) hereof.

(B) Upon the occurrence of an Event of Conversion (as defined in Section 4.1(b)(v)(F) below), all shares of Series A Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Event of Conversion and without any action on the part of the holder thereof, be automatically converted into such number fully paid and non-assessable shares of Common Stock as shall be determined (x) by multiplying the Series A Stated Value, plus all accrued and unpaid dividends thereon (to the extent not then being paid in cash), by (y) the number of shares of Series A Preferred Stock being converted, divided by (z) the Series A Conversion Price (as last adjusted and then in effect) for the shares of Series A Preferred Stock being converted.

(C) A holder of shares of Series A Preferred Stock may exercise its conversion right under this Section 4.1(b)(v) by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates of the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to Section 4.1(b)(v)(A) hereof, on the date as soon as reasonably practicable after the aforesaid delivery is made and (ii) with respect to conversion effected pursuant to Section 4.1(b)(v)(B) hereof, on the date of occurrence of the Event of Conversion, and such date, in either case, is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section 4.1(b)(v)(D) hereof. Each person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a shareholder of record of shares of Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Series A Conversion Price for the Series A Preferred Stock shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

(D) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. If more than one shares of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined below) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interest. The term “Current Market Price” at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive days ending no more than fifteen (15) days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty (30) business day period). The closing price for each day shall be the last reported sales price regular way or, if sales prices are not reported for the shares of Common Stock, then the average or the last reported bid and asked prices regular way, in either case on the principal national securities exchange or the NASDAQ Stock Market (“NASDAQ”) on which the shares of Common Stock are listed or admitted to trading or if, on any day in question, the security shall not be quoted on any such principal national securities exchange or NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service (if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the shares of Common Stock are not traded in a manner such that the quotations referred to above are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation, or if such determination cannot be made, by a nationally recognized independent investment banking firm selected mutually by the holders of a majority of the voting power of the Series A Preferred Stock then outstanding and the Corporation (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

(1) The payment of accrued but unpaid dividends in cash payable in connection with a conversion of the Series A Preferred Stock pursuant to Section 4.1(b)(v)(A) may be delayed (the “Delayed Dividends”), at the election of the Corporation’s Board of Directors in its sole discretion, until the earliest of (i) an Event of Conversion, (ii) March 30, 2007, or (iii) such earlier date as the Corporation’s Board of Directors shall determine in its sole discretion. In such event, the Corporation shall provide notice to each converting holder as soon as reasonably practicable after the Conversion Date of the proposed date of payment of the Delayed Dividends. From the Conversion Date until the date of the payment in full of the Delayed Dividends, such Delayed Dividends shall bear interest (the “Delayed Dividend Interest”) at a rate per annum equal to the short-term applicable federal rate in effect from time to time as published by the Internal Revenue Service which rate shall be adjusted as the short-term applicable federal rate adjusts. On the date that the Corporation pays Delayed Dividends in cash in full to a converting holder, the Corporation shall also pay an amount in cash to such holder equal to the amount of the Delayed Dividend Interest on such accrued but unpaid dividends. This paragraph (1) shall not be construed to permit the payment of any dividends in cash to the extent that such payment is prohibited by Sections 4.2(b)(ii)(C) and 4.3(b)(ii)(C).

(E) The Series A Conversion Price shall be subject to adjustment from time to time as follows:

(1) If, after July 17, 2006, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(2) If, after July 17, 2006, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock then, following the record date for such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(3) In the event, after July 17, 2006, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the Merger, Consolidation or Sale of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the shares of Common Stock), each share of Series A Preferred Stock shall after such reorganization, reclassification, Merger, Consolidation or Sale (unless, in the case of a Merger, Consolidation or Sale, payment shall have been made to the holders of all shares of Series A Preferred Stock of the full amount to which they respectively shall have been entitled pursuant to Section 4.1(b)(ii)) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such Merger, Consolidation or Sale to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, Merger, Consolidation or Sale) upon conversion of such shares would have been entitled upon such reorganization, reclassification, Merger, Consolidation or Sale. The provisions of this Section 4.1(b)(v)(E)(3) shall similarly apply to successive reorganizations, reclassifications, Mergers, Consolidations, or Sales.

(4)

a. If the Corporation shall, at any time after July 17, 2006, issue any shares of Common Stock or other securities of the Corporation convertible into or exchangeable for shares of Common Stock(other than Excluded Stock, as defined in Section 4.1(b)(v)(F) below), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided in this clause 4) be adjusted to a price equal to:

I. an amount equal to the sum of

(X) The total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subclause (b) of this clause 4, it being understood that the shares of Common Stock issuable upon conversion of any outstanding shares of Series A Preferred Stock shall be deemed to be outstanding for all purposes of this and all subsequent computations of outstanding shares of Common Stock required in this clause 4) immediately prior to such issuance, multiplied by the Series A Conversion price in effect immediately prior to such issuance, plus

(Y) the consideration received by the Corporation upon such issuance.

divided by

II. the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subclause (b) of this clause (4)) immediately after the issuance of such shares of Common Stock.

b. For the purpose of any adjustment of the Series A Conversion Price pursuant to this clause 4, the following provisions shall in each case be applicable:

I. in the event of the issuance of shares of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance thereof.

II. in the event of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive, irrespective or any accounting treatment).

III. in the event of the issuance, without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to each such issuance, of (x) options to purchase or rights to subscribe for shares of Common Stock granted after July 17, 2006; (y) securities by their terms convertible into or exchangeable for shares of Common Stock or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities

aa. The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for shares of Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions I and II above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the shares of Common Stock covered thereby;

bb. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions I and II above);

cc. On any changes in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price to the extent affected by or computed using such options, rights or securities, shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made initially upon the basis of such change, but no further adjustment shall be made for the actual issuance of shares of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities; and

dd. On the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof;

(5) All calculations under this Section 4.1(b)(v)(E) shall be made to the nearest one-tenth (1/10) of a cent or to the nearest one-tenth (1/10) of a share, as the case may be;

(6) In any case in which the provisions of this Section 4.1(b)(v)(E) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4.1(b)(v)(D); provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment;

(7) From and after July 17, 2006, whenever the Series A Conversion Price shall be adjusted as provided herein, the Corporation shall forthwith file, at the office of the transfer agent for the Series A Preferred Stock or at such other place that may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in reasonable detail the facts requiring such adjustment and the Series A Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested, postage prepaid, to each holder of shares of any Series A Preferred Stock at his address appearing on the Corporation’s records;

(8) In the event the Corporation shall propose to take any action of the types described in Section 4.1(b)(v)(E)(1) or (2) hereof, the Corporation shall give notice to each holder of shares of Series A Preferred Stock in the manner set forth in Section 4.1(b)(E)(7) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice), the Series A Conversion Price, and the number, kind or series of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action;

(9) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of shares of Series A Preferred Stock, provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued;

(10) The Corporation shall reserve and at all times from and after July 17, 2006 keep reserved free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Series A Preferred Stock;

(11) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto;

(12) Once converted pursuant to the provisions hereof, shares of Series A Preferred Stock so converted shall be canceled and not subject to reissuance, and such converted shares shall, without any action on the part of the Corporation or the shareholders of the Corporation be eliminated from the authorized capital of the Corporation.

(vi) Definitions. The following term shall have the following meaning:

(A) The term “Event of Conversion” shall mean the closing of the first public sale of the shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, for the account of the Corporation resulting in proceeds to the Corporation of not less than Thirty Million Dollars ($30,000,000) and as to which the public offering price per share of Common Stock multiplied by the number of fully diluted shares of Common Stock outstanding immediately prior to the Closing of the offering (including, for purposes of this calculation, the aggregate number of shares of Common Stock into which all shares of Series A Preferred Stock then outstanding may be converted) shall not equal less than One Hundred Fifty Million Dollars ($150,000,000).

(B) The term “Excluded Stock” shall mean shares of Common Stock, shares of Series A Preferred Stock, shares of the Corporation’s Series B Preferred Stock or shares of the Corporation’s Series C Preferred Stock, issued by the Corporation: (A) upon or in connection with conversion (including, without limitation, the issuance of shares of Common Stock, shares of Series A Preferred Stock, shares of the Series B Preferred Stock or shares of the Corporation’s Series C Preferred Stock as payment of any accrued but unpaid Stated Dividends, Series B Stated Dividends (as such term is defined in ARTICLE 4.2 of these Articles of Incorporation), or the Series C Stated Dividends (as such term is defined in ARTICLE 4.3 of these Articles of Incorporation) of any of the issued shares of Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, (B) pursuant to subscriptions, warrants, options, convertible securities or other rights which were outstanding on July 17, 2006, (C) pursuant to the exercise, on or after the Series A Original Issuance Date, of options to purchase shares of Common Stock granted to employees of the Corporation, not to exceed in the aggregate 8,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like with respect to the Common Stock), or (D) as consideration for any business combination or strategic alliance between the Corporation and another corporation or entity approved by the Board of Directors or as consideration for the acquisition of assets by the Corporation approved by the Board of Directors.

(C) The term “Series A Original Issuance Date” shall mean February 12, 1997.

(D) The term “Shareholders Agreement” shall mean that certain Third Amended and Restated Shareholders Agreement dated January 11, 2002 among the Corporation and the other parties thereto, as may be amended, modified and supplemented from time to time. The full text of the Shareholders Agreement will be kept on file at the principal place of business of the Corporation which is at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087.

4.2 Authorized Stock: Rights, Designations, Preferences and Limitations of the Series B Convertible Preferred Stock.

a. Authorized Stock. Of the Preferred Shares that the Corporation has authority to issue, 7,500,000 are hereby designated shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”), no par value, with a stated value of $4.73 per share (the “Series B Stated Value”).

b. Designations, Preferences, Limitations and Relative Rights. The designations, preferences, limitations and relative rights of the Series B Preferred Stock are as follows:

i. Rank.

The Series B Preferred Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, rank prior to any other class or series of capital stock of the Corporation, including, without limitation, the Series A Preferred Stock of the Corporation (the “Series A Preferred Stock”) and all classes of Common Stock of the Corporation, whether now existing or hereafter created (the “Common Shares;” all of such classes or series of capital stock of the Corporation to which the Series B Preferred Stock ranks prior, including, without limitation the Series A Preferred Stock and the Common Shares, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as “Junior Securities”).

ii. Dividends.

(A) Commencing on the Series B Original Issuance Date (as defined below), or the date of actual issuance, if later, and continuing thereafter, the record holders of the Series B Preferred Stock shall be entitled to receive when, as and if declared by the Corporation’s Board of Directors, cumulative preferential dividends at an annual rate of nine percent (9%) of the Series B Stated Value (the “Series B Stated Dividend”) with respect to each issued share of Series B Preferred Stock. Dividends on the Series B Preferred Stock shall accrue on a semi-annual basis with respect to the dividend periods ending on the last day of each of June and December. Series B Stated Dividends shall be cumulative whether or not declared and whether or not in any dividend period there shall have been net profits or net assets of the Corporation legally available for the payment of those dividends.

(B) Subject to the last sentence of this paragraph (B), any dividend on the Series B Preferred Stock accrued and payable as provided in this Section 4.2(b)(ii) shall be paid either, as so elected by the Board of Directors of the Corporation, (1) in cash, (2) by issuing a number of additional shares (or partial shares) of the Series B Preferred Stock for each such share (or partial share) of Series B Preferred Stock then outstanding equal to the dividend then payable on each such share (or partial share) of Series B Preferred Stock for the dividend period then ended (or such shorter period for which dividends are so paid) (expressed as a dollar amount) divided by the Series B Stated Value, or (3) in any combination thereof; provided, however, that in connection with any conversion of Series B Preferred Stock pursuant to Section 4.2(b)(vi) occurring after the date that is the later of (a) July 17, 2006 and (b) the date of the initial filing of a Form S-1 registration statement with the U.S. Securities and Exchange Commission for the initial public offering of the Common Stock (the “Filing Date”) but prior to the date that is the earlier of (i) March 30, 2007; and (ii) the date on which the Corporation applies to the U.S. Securities and Exchange Commission to withdraw a Form S-1 registration statement (the “Withdrawal Date”), all accrued and unpaid dividends shall be paid in cash, subject to the ability of the Corporation’s Board of Directors to delay the payment of such dividends in accordance with Section 4.2(b)(vi)(D)(1). To the extent declared by the Board of Directors, dividends accrued for each semiannual period ending on the last day of the next preceding June and December, respectively, shall be paid on the fifth day of July and January (or if any such day is not a business day, the business day next preceding such day) in each year (each such date being referred to as a “Series B Dividend Payment Date”). Any dividends not paid on a Series B Dividend Payment Date thereafter shall accumulate and shall be considered “accrued but unpaid” for all purposes hereunder until paid. The amount of dividends accruing for any period shorter than a full semiannual dividend period shall be determined on the basis of twelve 30-day months and a 360-day year, and the actual number of days elapsed in the period for which a dividend is payable. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Dividends for any past semiannual dividend period that are accrued but unpaid may be declared and paid at any time without reference to any regular Series B Dividend Payment Date, to the holders of record on the record date for such dividend payment. Notwithstanding the foregoing, all accrued and unpaid Series B Stated Dividends shall be payable, if and to the extent permitted by the underwriters in the offering, in cash upon the closing of the first public sale of the Common Shares of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, for the account of the Corporation resulting in proceeds to the Corporation of not less than Thirty Million Dollars ($30,000,000) and as to which the public offering price per Common Share multiplied by the number of fully diluted Common Shares outstanding immediately prior to closing of the offering (including, for purposes of this calculation, the aggregate number of Common Shares into which all shares of Series B Preferred Stock then outstanding may be converted) shall equal not less than One Hundred Fifty Million Dollars ($150,000,000) (a “QIPO”).

(C) No dividends or other distributions shall be paid with respect to any Junior Securities unless and until all Series B Stated Dividends due and owing on the Series B Preferred Stock have been paid in full; provided, however, that the foregoing restriction shall not restrict the conversion of accrued and unpaid dividends into Common Shares in accordance with Sections 4.1(b)(v)(A) or 4.1(b)(v)(B) in connection with a conversion of such Junior Securities. At any time after the date that is the earlier of (A) March 30, 2007 and (B) the Withdrawal Date, in the event that a dividend or distribution shall be paid to the holders of any class or series of Junior Securities, an amount per share of Series B Preferred Stock (subject to adjustment in the event one share of Series B Preferred Stock is no longer convertible into one Common Share by reason of an adjustment under Section 4.2(b)(vi)(F) of these Articles of Incorporation) equal to the amount by which such dividend or distribution (on an as converted to Common Share basis) exceeds the Series B Stated Dividend (on an as converted to Common Share basis) received by the holders of shares of Series B Preferred Stock which were accrued for the period from the latter to occur of (A) the first day of the fiscal year of the Corporation in which such dividend or distribution on such Junior Securities is paid or (B) the last day on which a dividend or other distribution was paid or made on such Junior Securities, as the case may be, until the record date for such dividend or distribution, or if there is no such record date, the date on which such dividend or distribution is paid or made, shall be payable to the holders of shares of Series B Preferred Stock on a pro rata basis, with the amount distributable to the holders of shares of Series B Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series B Preferred Stock if immediately prior to such dividend or distribution all of the outstanding shares of such Series B Preferred Stock had been converted into Common Shares.

iii. Rights on Liquidation, Dissolution, Winding Up, Public Offering.

(A) Basic Preference Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

(1) The holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any Junior Securities an amount per share equal to the Series B Stated Value plus all accrued and unpaid dividends thereon, including accrued and unpaid Series B Stated Dividends.

(2) After payment has been made to the holders of Series B Preferred Stock of the full amount to which they are entitled under Section 4.2(b)(iii)(A)(1) above, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any Junior Securities the amount provided for in Section 4.1(b)(ii)(A)(1) of these Articles of Incorporation.

(3) After payment has been made to the holders of Series B Preferred Stock and the Series A Preferred Stock of the full amount to which they are entitled under Sections 4.2(b)(iii)(A)(1) and (2) above, the holders of Common Shares shall be entitled to receive from the remaining assets of the Corporation an amount equal to $10,000,000; provided that such amount shall be payable only once under Section 4.1(b)(ii)(A)(2) or this Section 4.2(b)(iii)(A)(3).

(4) After payment has been made to the holders of shares of Series B Preferred Stock, Series A Preferred Stock and Common Shares of the full amounts to which they are entitled under Sections 4.2(b)(iii)(A)(1), (2) and (3) above, the remainder of the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of shares of Series B Preferred Stock and to the holders of any classes of Junior Securities pursuant to Section 4.1(b)(ii)(A)(3) on a pro rata basis, with the amount distributable to the holders of shares of Series B Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series B Preferred Stock if immediately prior to such liquidation, dissolution or winding up of the Corporation of all of the outstanding shares of such Series B Preferred Stock had been converted into Common Shares.

(5) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders are insufficient to make full payments due under any section above, then the holders of Series B Preferred Stock (in the case of Section 4.2(b)(iii)(A)(1)), Series A Preferred Stock (in the case of Section 4.2(b)(iii)(A)(2)) or Common Shares (in the case of Section 4.2(b)(iii)(A)(3)), as the case may be, shall share ratably with respect to the applicable liquidation preference, in any distribution of available assets, and no class or series of Junior Securities shall be entitled to any distribution thereafter.

(B) Merger, Consolidation or Sale of Corporation. The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), or the sale or other disposition of all or substantially all of the assets of the Corporation (collectively, a “Merger, Consolidation or Sale”) shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

iv. Redemption.

(A) At any time prior to the Redemption Termination Date, but on or after the date that is the earlier of (a) March 30, 2007 and (b) the Withdrawal Date, upon the written request of the holders of sixty percent (60%) of the votes entitled to be cast by the holders of the Series B Preferred Stock outstanding at that time (the “Request”), the Corporation shall redeem from the holders thereof all of the then issued and outstanding shares of Series B Preferred Stock at a cash redemption price per share (the “Series B Redemption Price”) equal to the greater of (1) the amount distributable per share as provided in Section 4.2(b)(iii)(A) hereof or (2) the fair market value of the Series B Preferred Stock as determined by the Board of Directors of the Corporation, or, if requested by the Holders making the Request, by an appraisal conducted by an appraiser selected by the Corporation and acceptable to the Holders making the Request. Such appraisal shall not consider discounts for illiquidity and lack of control and must consider any premium due to the rights and preferences of the Series B Preferred Stock. The Corporation shall, within twenty (20) days following its receipt of the Request, deliver to the holders of the Series B Preferred Stock a notice (the “Redemption Notice”) specifying the date on which such shares of Series B Preferred Stock shall be redeemed, which date shall not be more than one hundred fifty (150) days after the date of delivery of the Redemption Notice. The date so designated for redemption, or if none, the one hundred fiftieth (150th) day after the date of the Request is herein referred to as the “Redemption Date.”

(B) The Corporation shall not make payments in respect of the redemption of any shares of Series A Preferred Stock or any other Junior Securities unless any unpaid amounts with respect to the Series B Redemption Price shall have been paid in full.

(C) In the event that for any reason, including without limitation a prohibition under applicable law, the Corporation is prohibited from redeeming or is otherwise unable to redeem any shares of the Series B Preferred Stock on the Redemption Date, upon five (5) days written notice thereof, the Corporation shall (unless pursuant to the terms of Section 4.2(b)(iv)(G) hereof, such shares have been converted or the request for redemption has been withdrawn) thereafter redeem such shares on the earliest date(s) on which the Corporation is no longer so prohibited from redeeming or unable to redeem such shares.

(D) Simultaneously with its receipt of the cash payment for the Series B Redemption Price, each redeeming holder of Series B Preferred Stock shall deliver to the Corporation or its agent the certificates representing the shares to be redeemed; provided, however, that upon the payment by the Corporation of the Series B Redemption Price, all rights in respect of the shares of Series B Preferred Stock to be redeemed shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

(E) Once redeemed pursuant to the provisions of this Section 4.2(b)(iv), shares of Series B Preferred Stock shall be canceled and not subject to reissuance and such redeemed shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

(F) In the event that any holder of Series B Preferred Stock exercises any of its rights as set forth in this Section 4.2(b)(iv), and the Corporation fails to redeem the shares of the capital stock in question on the Redemption Date, for whatever reason except that the Corporation is under a legal prohibition from so doing (in which case the Corporation shall redeem such shares of capital stock as soon as it shall legally be permitted to redeem as provided above and the Redemption Date shall be extended for the period of the prohibition), from the Redemption Date until the date such redemption is consummated (unless, pursuant to the terms of Section 4.2(b)(iv)(G) hereof, such shares have been converted or the request for redemption has been withdrawn, in which case until the date of such conversion or withdrawal), the applicable redemption price shall bear interest at the rate of fifteen percent (15%) per annum, compounded annually. Such interest shall be payable by the Corporation upon the consummation of the applicable redemption transaction or upon conversion or withdrawal, as the case may be.

(G) In the event that the Corporation fails to redeem shares of Series B Preferred Stock (whether due to the circumstances set forth in Section 4.2(b)(iv)(C) or (F) hereof) on or prior to the Redemption Date, each holder of Series B Preferred Stock to be redeemed hereunder shall, until the earlier to occur of the redemption of such Series B Preferred Stock or the conversion thereof, have the right upon delivery to the Corporation of written notice thereof to (1) convert such shares of Series B Preferred Stock and all accrued and unpaid dividends (as described in Section 4.2(b)(vi)(A)), into Common Shares at the then current conversion rate, or (2) withdraw its request that such Series B Preferred Stock be redeemed. In the event of such conversion or withdrawal, the Corporation’s obligation to pay the applicable redemption price pursuant to the Request that was withdrawn, or for the shares that were converted, as the case may be, shall cease.

v. Voting.

(A) General Voting Rights. In addition to the rights specified in Section 4.2(b)(v)(B) and (C) hereof and any other rights provided in the Corporation’s Bylaws or by law or the Shareholders Agreement (as defined below), each share of Series B Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of Common Shares into which each share of Series B Preferred Stock is then convertible, and each share of Series B Preferred Stock shall be entitled to vote on all matters as to which holders of Common Shares and the holders of any other securities of the Corporation having similar voting rights (together with the Common Shares, the “Other Voting Securities”) shall be entitled to vote, in the same manner and with the same effect as such holders of Other Voting Securities, voting together with the holders of Other Voting Securities as one voting group. Notwithstanding the foregoing, fractional votes shall not be permitted, and to the extent permitted by applicable law, any fractional voting rights resulting from the above formula (after aggregation of all Common Shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.

(B) Special Voting Rights.

(1) Without limiting the rights of the holders of Other Voting Securities to vote on any matter set forth in this Section, so long as more than ten percent (10%) of the originally issued shares of Series B Preferred Stock is outstanding, holders of the Series B Preferred Stock shall vote as a separate voting group on, and the affirmative vote of sixty percent (60%) of the outstanding shares of Series B Preferred Stock shall be required to authorize, any action which would:

(a) in any manner authorize, create or issue any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series B Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series B Preferred Stock;

(b) in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of, the Series B Preferred Stock;

(c) reclassify Common Shares, or any other shares of any class or series of capital stock hereinafter created junior to the Series B Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Series B Preferred Stock;

(d) increase the authorized number of shares of Series B Preferred Stock, except as needed to pay dividends on Series B Preferred Stock in kind; or

(e) amend the Articles of Incorporation or Bylaws of the Corporation in a manner that, in the sole determination of the holders of the Series B Preferred Stock, adversely affects the rights of such holders, except as required by law.

(C) Reserved.

(D) Action by Written Consent. Any action to be taken by the holders of Series B Preferred Stock may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of Series B Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares of Series B Preferred Stock entitled to vote thereon were present and voted.

vi. Conversion into Common Shares.

(A) Each holder of shares of Series B Preferred Stock shall have the right, (1) at such holder’s option, at any time or from time to time after the Series B Original Issuance Date, and (2) in the event that holders of eighty-one percent (81%) of the Series B Preferred Stock so elect, then all holders of Series B Preferred Stock shall be required to convert any such shares of Series B Preferred Stock into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series B Stated Value, plus all accrued and unpaid dividends (unless the Corporation is paying such dividends in cash on or after the Series B Conversion Date (as defined below)), by (y) the number of shares of Series B Preferred Stock being converted, divided by (z) the Series B Conversion Price (as hereinafter in this Section 4.2(b)(vi)(A) defined and as last adjusted and then in effect) for the shares of Series B Preferred Stock being converted, by surrender of the certificates representing the shares of Series B Preferred Stock so to be converted in the manner provided in Section 4.2(b)(vi)(D) hereof. As of July 17, 2006, the Series B Preferred Stock Conversion Price (the “Series B Conversion Price”) per share at which Common Shares shall be issuable upon conversion of shares of Series B Preferred Stock shall be $3.75; provided, however, that such Series B Conversion Price shall be subject to adjustment as set forth in Section 4.2(b)(vi)(F) hereof.

(B) Upon the occurrence of a QIPO, all shares of Series B Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the QIPO and without any action on the part of the holder thereof, be automatically converted into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series B Stated Value, plus all accrued and unpaid dividends thereon (to the extent not then being paid in cash), by (y) the number of shares of Series B Preferred Stock being converted, divided by (z) the Series B Conversion Price (as last adjusted and then in effect) for the shares of Series B Preferred Stock being converted.

(C) When any holder of shares of Series B Preferred Stock is entitled to exercise its right to purchase “New Securities” as set forth in Section 3.5 of the Shareholders Agreement (the “Preemptive Right”) with respect to any equity financing of the Corporation authorized in good faith by the Board of Directors of the Corporation (an “Equity Financing”) and the Corporation has complied in full with its obligations pursuant to Section 3.5 of the Shareholders Agreement in respect thereof, if such holder (either alone or with or through its partners, stockholders or affiliates) does not, by exercise of such holder’s Preemptive Right, acquire at least such holder’s pro rata share (calculated in accordance with Section 3.5 of the Shareholders Agreement as if such holder owned only Series B Preferred Stock) of New Securities offered in such Equity Financing, then each of the shares of Series B Preferred Stock, plus all accrued and unpaid dividends thereon, held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with the consummation of the Equity Financing, into Common Shares at the Series B Conversion Price then in effect immediately prior to such Equity Financing. Any group of holders of Series B Preferred Stock that is treated as a single holder for the purposes of Section 3.5 of the Shareholders Agreement shall also be treated as a single holder for the purposes of determining whether each such holder has acquired its pro rata share of New Securities in accordance with this Section 4.2(b)(vi)(C).

(D) A holder of shares of Series B Preferred Stock may exercise its conversion right under this Section 4.2(b)(vi) by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series B Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the Common Shares are to be issued. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to Section 4.2(b)(vi)(A)(1) hereof, on the date as soon as reasonably practicable after the aforesaid delivery is made, (ii) with respect to conversion effected pursuant to Section 4.2(b)(vi)(A)(2) or (B) hereof, on the date of the Corporation’s receipt of a conversion request from the requisite number of holders of Series B Preferred Stock, or the occurrence of the QIPO, as applicable, or (iii) with respect to conversion effected pursuant to Section 4.2(b)(vi)(C) hereof, on the date of the completion of the Equity Financing, and such date, in any such case, is referred to herein as the “Series B Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled, and a check or cash in respect of any fractional interest in a Common Share as provided in Section 4.2(b)(vi)(E) hereof. Each person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a shareholder of record on the applicable Series B Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Series B Conversion Price for the Series B Preferred Stock shall be that in effect on the Series B Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series B Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

(1) The payment of accrued but unpaid dividends in cash payable in connection with a conversion of the Series B Preferred Stock pursuant to Section 4.2(b)(vi)(A) may be delayed (the “Delayed Dividends”), at the election of the Corporation’s Board of Directors in its sole discretion, until the earliest of (i) the closing of a QIPO, (ii) March 30, 2007, or (iii) such earlier date as the Corporation’s Board of Directors shall determine in its sole discretion. In such event, the Corporation shall provide notice to each converting holder as soon as reasonably practicable after the Series B Conversion Date of the proposed date of payment of the Delayed Dividends. From the Series B Conversion Date until the date of the payment in full of the Delayed Dividends, such Delayed Dividends shall bear interest (the “Delayed Dividend Interest”) at a rate per annum equal to the short-term applicable federal rate in effect from time to time as published by the Internal Revenue Service which rate shall be adjusted as the short-term applicable federal rate adjusts. On the date that the Corporation pays Delayed Dividends in cash in full to a converting holder, the Corporation shall also pay an amount in cash to such holder equal to the amount of the Delayed Dividend Interest on such accrued but unpaid dividends. This paragraph (1) shall not be construed to permit the payment of any dividends in cash to the extent that such payment is prohibited by Section 4.3(b)(ii)(C).

(E) No fractional Common Shares shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional Common Shares which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined below) of a Common Share multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interest.

(F) The Series B Conversion Price shall be subject to adjustment from time to time as follows:

(1) If at any time after July 17, 2006 the number of Common Shares outstanding is increased by a stock dividend payable in Common Shares or by a subdivision or split-up of Common Shares, then, following the record date fixed for the determination of holders of Common Shares entitled to receive such stock dividend, subdivision or split-up, the Series B Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(2) If, at any time after July 17, 2006 the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares then, following the record date for such combination, the Series B Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(3) In the event, at any time after July 17, 2006 of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the Merger, Consolidation or Sale of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Shares), each Share of Series B Preferred Stock shall after such reorganization, reclassification, Merger, Consolidation or Sale (unless, in the case of a Merger, Consolidation or Sale, payment shall have been made to the holders of all shares of Series B Preferred Stock of the full amount to which they respectively shall have been entitled pursuant to Section 4.2(b)(ii)) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such Merger, Consolidation or Sale to which the holder of the number of Common Shares deliverable (immediately prior to the time of such reorganization, reclassification, Merger, Consolidation or Sale) upon conversion of such shares would have been entitled upon such reorganization, reclassification, Merger, Consolidation or Sale. The provisions of this Section 4.2(b)(vi)(F)(3) shall similarly apply to successive reorganizations, reclassifications, Mergers, Consolidations, or Sales.

(4) (a) If the Corporation shall, at any time after July 17, 2006 issue any Common Shares or other securities of the Corporation convertible into or exchangeable for Common Shares (other than Excluded Stock) without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issuance, the Series B Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause (4)) be adjusted to a price equal to

I) an amount equal to the sum of

(x) The total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (b) of this clause (4), it being understood that the Common Shares issuable upon conversion of any outstanding shares of Series B Preferred Stock shall be deemed to be outstanding for all purposes of this and all subsequent computations of outstanding Common Shares required in this clause (4) immediately prior to such issuance, multiplied by the Series B Conversion Price in effect immediately prior to such issuance, plus

(y) the consideration received by the Corporation upon such issuance,

divided by

II) the total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (b) of this clause (4)) immediately after the issuance of such Common Shares.

(b) For the purposes of any adjustment of the Series B Conversion Price pursuant to this clause (4), the following provisions shall in each case be applicable:

I) In the event of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance thereof.

II) In the event of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by appraisal.

III) In the event of the issuance, without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to each such issuance, of (x) options to purchase or rights to subscribe for Common Shares granted after July 17, 2006; (y) securities by their terms convertible into or exchangeable for Common Shares or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(aa) the aggregate maximum number of Common Shares deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (I) and (II) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Shares covered thereby;

(bb) the aggregate maximum number of Common Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (I) and (II) above);

(cc) on any change in the number of Common Shares deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Series B Conversion Price to the extent affected by or computed using such options, rights or securities, shall forthwith be readjusted to such Series B Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made initially upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Shares upon the exercise of any such options or rights or the conversion or exchange of such securities; and

(dd) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price shall forthwith be readjusted to such Series B Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of Common Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

(5) All calculations under this Section 4.2(b)(vi)(F) shall be made to the nearest one-tenth (1/10) of a cent or to the nearest one-tenth (1/10) of a share, as the case may be.

(6) In any case in which the provisions of this Section 4.2(b)(vi)(F) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4.2(b)(vi)(E); provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(7) From and after July 17, 2006, whenever the Series B Conversion Price shall be adjusted as provided herein, the Corporation shall forthwith file, at the office of the transfer agent for the Series B Preferred Stock or at such other place that may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in reasonable detail the facts requiring such adjustment and the Series B Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested, postage prepaid, to each holder of shares of any Series B Preferred Stock at his address appearing on the Corporation’s records.

(8) In the event the Corporation shall propose to take any action of the types described in Section 4.2(b)(vi)(F)(1) or (2) hereof, the Corporation shall give notice to each holder of shares of Series B Preferred Stock in the manner set forth in Section 4.2(b)(vi)(F)(7) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice), the Series B Conversion Price, and the number, kind or series of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(9) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of shares of Series B Preferred Stock: provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

(10) The Corporation shall reserve and at all times from and after July 17, 2006 keep reserved free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Series B Preferred Stock.

(11) All Common Shares which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.

(12) Once converted pursuant to the provisions hereof, shares of Series B Preferred Stock so converted shall be canceled and not subject to reissuance, and such converted shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

vii. Definitions. The following terms shall have the following respective meanings as used in this Article IV:

(A) The term “Excluded Stock” shall mean Common Shares, shares of Series A Preferred Stock, shares of Series B Preferred Stock, or shares of the Corporation’s Series C Preferred Stock, issued by the Corporation: (A) upon or in connection with conversion (including, without limitation, the issuance of Common Shares, shares of Series B Preferred Stock, or shares of the Corporation’s Series C Preferred Stock as payment of any accrued but unpaid Series A Preferred Stock Stated Dividends (as such term is defined in ARTICLE 4.1 of these Articles of Incorporation), Series B Stated Dividends, or the Series C Stated Dividends (as such term is defined in ARTICLE 4.3 of these Articles of Incorporation) of any of the issued shares of Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, (B) pursuant to subscriptions, warrants, options, convertible securities or other rights which were outstanding on July 17, 2006, (C) pursuant to the exercise, on or after the Series B Original Issuance Date, of options to purchase Common Shares granted to employees of the Corporation, not to exceed in the aggregate 8,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like with respect to the Common Shares), or (D) as consideration for any business combination or strategic alliance between the Corporation and another corporation or entity approved by the Board of Directors or as consideration for the acquisition of assets by the Corporation approved by the Board of Directors.

(B) The term “Current Market Price” at any date of one Common Share shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive days ending no more than fifteen (15) days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty (30) business day period). The closing price for each day shall be the last reported sales price regular way or, if sales prices are not reported for the Common Shares, then the average or the last reported bid and asked prices regular way, in either case on the principal national securities exchange or the NASDAQ Stock Market (“NASDAQ”) on which the Common Shares are listed or admitted to trading or if, on any day in question, the security shall not be quoted on any such principal national securities exchange or NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service (if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Shares are not traded in a manner such that the quotations referred to above are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation, or if such determination cannot be made, by a nationally recognized independent investment banking firm selected mutually by the holders of a majority of the voting power of the Series B Preferred Stock then outstanding and the Corporation (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

(C) The term “Redemption Termination Date” shall mean the date which is that number of days after June 20, 2007 equal to the number of days of the Tolled Period. The term “Tolled Period” shall mean the number of days between July 17, 2006 until the earlier of (i) March 30, 2007 and (ii) the Withdrawal Date.

(D) The term “Series B Original Issuance Date” shall mean June 20, 2000.

(E) The term “Shareholders Agreement” shall mean that certain Third Amended and Restated Shareholders Agreement dated July 11, 2002, among the Corporation and the other parties thereto, as may be amended, modified and supplemented from time to time. The full text of the Shareholders Agreement will be kept on file at the principal place of business of the Corporation which is at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087.

4.3 Authorized Stock: Rights, Designations, Preferences and Limitations of the Series C Convertible Preferred Stock.

(a) Authorized Stock. Of the Preferred Shares that the Corporation has authority to issue, 7,500,000 are hereby designated shares of Series C Convertible Preferred Stock (“Series C Preferred Stock”), no par value, with a stated value of $1.13 per share (the “Series C Stated Value”).

(b) Designations, Preferences, Limitations and Relative Rights. The designations, preferences, limitations and relative rights of the Series C Preferred Stock are as follows:

(i) Rank.

The Series C Preferred Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, rank prior to any other class or series of capital stock of the Corporation, including, without limitation, the Series A Preferred Stock of the Corporation (the “Series A Preferred Stock”), the Series B Preferred Stock of the Corporation (the “Series B Preferred Stock”) and all classes of Common Stock of the Corporation, whether now existing or hereafter created (the “Common Shares;” all of such classes or series of capital stock of the Corporation to which the Series C Preferred Stock ranks prior, including, without limitation the Series A Preferred Stock, the Series B Preferred Stock and the Common Shares, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as “Junior Securities”).

(ii) Dividends.

(A) Commencing on the Series C Original Issuance Date (as defined below), or the date of actual issuance, if later, and continuing thereafter, the record holders of the Series C Preferred Stock shall be entitled to receive when, as and if declared by the Corporation’s Board of Directors, cumulative preferential dividends at an annual rate of ten percent (10%) of the Series C Stated Value (the “Series C Stated Dividend”) with respect to each issued share of Series C Preferred Stock. Dividends on the Series C Preferred Stock shall accrue on a semi-annual basis with respect to the dividend periods ending on the last day of each of June and December. Series C Stated Dividends shall be cumulative whether or not declared and whether or not in any dividend period there shall have been net profits or net assets of the Corporation legally available for the payment of those dividends.

(B) Subject to the last sentence of this paragraph (B), any dividend on the Series C Preferred Stock accrued and payable as provided in this Section 4.3(b)(ii) shall be paid either, as so elected by the Board of Directors of the Corporation, (1) in cash, (2) by issuing a number of additional shares (or partial shares) of the Series C Preferred Stock for each such share (or partial share) of Series C Preferred Stock then outstanding equal to the dividend then payable on each such share (or partial share) of Series C Preferred Stock for the dividend period then ended (or such shorter period for which dividends are so paid) (expressed as a dollar amount) divided by the Series C Stated Value, or (3) in any combination thereof; provided, however, that in connection with any conversion of Series C Preferred Stock pursuant to Section 4.3(b)(vi) occurring after the date that is the later of (a) July 17, 2006 and (b) the date of the initial filing of a Form S-1 registration statement with the U.S. Securities and Exchange Commission for the initial public offering of the Common Stock (the “Filing Date”) but prior to the date that is the earlier of (i) March 30, 2007; and (ii) the date on which the Corporation applies to the U.S. Securities and Exchange Commission to withdraw a Form S-1 registration statement (the “Withdrawal Date”), all accrued and unpaid dividends shall be paid in cash, subject to the ability of the Corporation’s Board of Directors to delay the payment of such dividends in accordance with Section 4.3(b)(vi)(D)(1). To the extent declared by the Board of Directors, dividends accrued for each semiannual period ending on the last day of the next preceding June and December, respectively, shall be paid on the fifth day of July and January (or if any such day is not a business day, the business day next preceding such day) in each year (each such date being referred to as a “Series C Dividend Payment Date”). Any dividends not paid on a Series C Dividend Payment Date thereafter shall accumulate and shall be considered “accrued but unpaid” for all purposes hereunder until paid. The amount of dividends accruing for any period shorter than a full semiannual dividend period shall be determined on the basis of twelve 30-day months and a 360-day year, and the actual number of days elapsed in the period for which a dividend is payable. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Dividends for any past semiannual dividend period that are accrued but unpaid may be declared and paid at any time, without reference to any regular Series C Dividend Payment Date, to the holders of record on the record date for such dividend payment. Notwithstanding the foregoing, all accrued and unpaid Series C Stated Dividends shall be payable, if and to the extent permitted by the underwriters in the offering, in cash upon the closing of the first public sale of the Common Shares of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, for the account of the Corporation resulting in proceeds to the Corporation of not less than Thirty Million Dollars ($30,000,000) and as to which the public offering price per Common Share multiplied by the number of fully diluted Common Shares outstanding immediately prior to closing of the offering (including, for purposes of this calculation, the aggregate number of Common Shares into which all shares of Series C Preferred Stock then outstanding may be converted) shall equal not less than One Hundred Fifty Million Dollars ($150,000,000) (a “QIPO”).

(C) No dividends or other distributions shall be paid with respect to any Junior Securities unless and until all Series C Stated Dividends due and owing on the Series C Preferred Stock have been paid in full; provided, however, that the foregoing restriction shall not restrict the conversion of accrued and unpaid dividends into Common Shares in accordance with Sections 4.1(b)(v)(A), 4.1(b)(v)(B), 4.2(b)(vi)(A) or 4.2(b)(vi)(B) in connection with a conversion of such Junior Securities. At any time after the date that is the earlier of (A) March 30, 2007 and (B) the Withdrawal Date, in the event that a dividend or distribution shall be paid to the holders of any class or series of Junior Securities, an amount per share of Series C Preferred Stock (subject to adjustment in the event one share of Series C Preferred Stock is no longer convertible into one Common Share by reason of an adjustment under Section 4.3(b)(vi)(F) of these Articles of Incorporation) equal to the amount by which such dividend or distribution (on an as converted to Common Share basis) exceeds the Series C Stated Dividend (on an as converted to Common Share basis) received by the holders of shares of Series C Preferred Stock which were accrued for the period from the latter to occur of (Y) the first day of the fiscal year of the Corporation in which such dividend or distribution on such Junior Securities is paid or (Z) the last day on which a dividend or other distribution was paid or made on such Junior Securities, as the case may be, until the record date for such dividend or distribution, or if there is no such record date, the date on which such dividend or distribution is paid or made, shall be payable to the holders of shares of Series C Preferred Stock on a pro rata basis, with the amount distributable to the holders of shares of Series C Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series C Preferred Stock if immediately prior to such dividend or distribution all of the outstanding shares of such Series C Preferred Stock had been converted into Common Shares.

(iii) Rights on Liquidation, Dissolution, Winding Up, Public Offering.

(A) Basic Preference Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

(1) The holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any Junior Securities an amount per share equal to three (3) times the Series C Stated Value plus all accrued and unpaid dividends thereon, including accrued and unpaid Series C Stated Dividends.

(2) After payment has been made to the holders of Series C Preferred Stock of the full amount to which they are entitled under Section 4.3(b)(iii)(A)(1) above, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital surplus or earnings, before any payment shall be made to the holders of any Junior Securities the amount provided for in Section 4.2(b)(ii)(A)(1) of these Articles of Incorporation.

(3) After payment has been made to the holders of Series C Preferred Stock and the Series B Preferred Stock of the full amount to which they are entitled under Sections 4.3(b)(iii)(A)(1) and (2) above, respectively, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any Junior Securities the amount provided for in Section 4.1(b)(ii)(A)(1) of these Articles of Incorporation.

(4) After payment has been made to the holders of the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock of the full amount to which they are entitled under Sections 4.3(b)(iii)(A)(1), (2) and (3) above, respectively, the holders of Common Shares shall be entitled to receive from the remaining assets of the Corporation an amount equal to $10,000,000; provided that such amount shall be payable only once under Section 4.1(b)(ii)(A)(2), Section 4.2(b)(iii)(A)(3) or this Section 4.3(b)(iii)(A)(4).

(5) After payment has been made to the holders of shares of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Shares of the full amounts to which they are entitled under Sections 4.3(b)(iii)(A)(1), (2), (3) and (4) above, the remainder of the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of shares of Series C Preferred Stock and to the holders of any classes of Junior Securities pursuant to Section 4.1(b)(ii)(A)(3) on a pro rata basis, with the amount distributable to the holders of shares of Series C Preferred Stock to be computed on the basis of the number of Common Shares which would be held by such holders of shares of Series C Preferred Stock if immediately prior to such liquidation, dissolution or winding up of the Corporation of all of the outstanding shares of such Series C Preferred Stock had been converted into Common Shares.

(6) If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders are insufficient to make full payments due under any section above, then the holders of Series C Preferred Stock (in the case of Section 4.3(b)(iii)(A)(1)), Series B Preferred Stock (in the case of Section 4.3(b)(iii)(A)(2)), Series A Preferred Stock (in the case of Section 4.3(b)(iii)(A)(3)) or Common Shares (in the case of Section 4.3(b)(iii)(A)(4), as the case may be, shall share ratably with respect to the applicable liquidation preference, in any distribution of available assets, and no class or series of Junior Securities shall be entitled to any distribution thereafter.

(B) Merger, Consolidation or Sale of Corporation. The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), or the sale or other disposition of all or substantially all of the assets of the Corporation (collectively, a “Merger, Consolidation or Sale”) shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

(iv) Redemption.

(A) At any time prior to the Redemption Termination Date, but on or after the date that is the earlier of (a) March 30, 2007 and (b) the Withdrawal Date, upon the written request of the holders of sixty percent (60%) of the votes entitled to be cast by the holders of the Series C Preferred Stock outstanding at that time (the “Request”), the Corporation shall redeem from the holders thereof all of the then issued and outstanding shares of Series C Preferred Stock at a cash redemption price per share (the “Series C Redemption Price”) equal to the greater of (1) the amount distributable per share as provided in Section 4.3(b)(iii)(A) hereof or (2) the fair market value of the Series C Preferred Stock as determined by the Board of Directors of the Corporation, or, if requested by the Holders making the Request, by an appraisal conducted by an appraiser selected by the Corporation and acceptable to the Holders making the Request. Such appraisal shall not consider discounts for illiquidity and lack of control and must consider any premium due to the rights and preferences of the Series C Preferred Stock. The Corporation shall, within twenty (20) days following its receipt of the Request, deliver to the holders of the Series C Preferred Stock a notice (the “Redemption Notice”) specifying the date on which such shares of Series C Preferred Stock shall be redeemed, which date shall not be more than one hundred fifty (150) days after the date on which the Corporation first delivers the Redemption Notice. The date so designated for redemption, or if none, the one hundred fiftieth (150th) day after the date of the Request is herein referred to as the “Redemption Date.”

(B) The Corporation shall not make payments in respect of the redemption of any shares of Series A Preferred Stock, Series B Preferred Stock or any other Junior Securities unless any unpaid amounts with respect to the Series C Redemption Price shall have been paid in full.

(C) In the event that for any reason, including without limitation a prohibition under applicable law, the Corporation is prohibited from redeeming or is otherwise unable to redeem any shares of the Series C Preferred Stock on the Redemption Date. upon five (5) days written notice thereof, the Corporation shall (unless pursuant to the terms of Section 4.3(b)(iv)(G) hereof, such shares have been converted or the request for redemption has been withdrawn) thereafter redeem such shares on the earliest date(s) on which the Corporation is no longer so prohibited from redeeming or unable to redeem such shares.

(D) Simultaneously with its receipt of the cash payment for the Series C Redemption Price, each redeeming holder of Series C Preferred Stock shall deliver to the Corporation or its agent the certificates representing the shares to be redeemed; provided, however, that upon the payment by the Corporation of the Series C Redemption Price, all rights in respect of the shares of Series C Preferred Stock to be redeemed shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

(E) Once redeemed pursuant to the provisions of this Section 4.3(b)(iv), shares of Series C Preferred Stock shall be canceled and not subject to reissuance and such redeemed shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

(F) In the event that any holder of Series C Preferred Stock exercises any of its rights as set forth in this Section 4.3(b)(iv), and the Corporation fails to redeem the shares of the capital stock in question on the Redemption Date, for whatever reason except that the Corporation is under a legal prohibition from so doing (in which case the Corporation shall redeem such shares of capital stock as soon as it shall legally be permitted to redeem as provided above and the Redemption Date shall be extended for the period of the prohibition), from the Redemption Date until the date such redemption is consummated (unless. pursuant to the terms of Section 4.3(b)(iv)(G) hereof, such shares have been converted, or the request for redemption has been withdrawn, in which case until the date of such conversion or withdrawal), the applicable redemption price shall bear interest at the rate of fifteen percent (15%) per annum, compounded annually. Such interest shall be payable by the Corporation upon the consummation of the applicable redemption transaction or upon conversion or withdrawal, as the case may be.

(G) In the event that the Corporation fails to redeem shares of Series C Preferred Stock (whether due to the circumstances set forth in Section 4.3(b)(iv)(C) or (F) hereof) on or prior to the Redemption Date, each holder of Series C Preferred Stock to be redeemed hereunder shall, until the earlier to occur of the redemption of such Series C Preferred Stock or the conversion thereof, have the right upon delivery to the Corporation of written notice thereof to (1) convert such shares of Series C Preferred Stock and all accrued and unpaid dividends (as described in Section 4.3(b)(vi)(A)), into Common Shares at the then current conversion rate, or (2) withdraw its request that such Series C Preferred Stock be redeemed. In the event of such conversion or withdrawal, the Corporation’s obligation to pay the applicable redemption price pursuant to the Request that was withdrawn, or for the shares that were converted, as the case may be, shall cease.

(v) Voting.

(A) General Voting Rights. In addition to the rights specified in Section 4.3(b)(v)(B) and (C) hereof and any other rights provided in the Corporation’s Bylaws or by law or the Shareholders Agreement (as defined below), each share of Series C Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of Common Shares into which each share of Series C Preferred Stock is then convertible, and each share of Series C Preferred Stock shall be entitled to vote on all matters as to which holders of Common Shares and the holders of any other securities of the Corporation having similar voting rights (together with the Common Shares, the “Other Voting Securities”) shall be entitled to vote, in the same manner and with the same effect as such holders of Other Voting Securities, voting together with the holders of Other Voting Securities as one voting group. Notwithstanding the foregoing, fractional votes shall not be permitted, and to the extent permitted by applicable law, any fractional voting rights resulting from the above formula (after aggregation of all Common Shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.

(B) Special Voting Rights.

(1) Without limiting the rights of the holders of Other Voting Securities to vote on any matter set forth in this Section, so long as more than ten percent (10%) of the originally issued shares of Series C Preferred Stock is outstanding, holders of the Series C Preferred Stock shall vote as a separate voting group on and the affirmative vote of sixty percent (60%) of the outstanding shares of Series C Preferred Stock shall be required to authorize, any action which would:

a. in any manner authorize, create or issue any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Series C Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series C Preferred Stock;

b. in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series C Preferred Stock;

c. reclassify Common Shares, or any other shares of any class or series of capital stock hereinafter created junior to the Series C Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Series C Preferred Stock;

d. increase the authorized number of shares of Series C Preferred Stock, except as needed to pay dividends on Series C Preferred Stock in kind; or

e. amend the Articles of Incorporation or Bylaws of the Corporation in a manner that, in the sole determination of the holders of the Series C Preferred Stock, adversely affects the rights of such holders, except as required by law.

(C) Additional Voting Rights.

(1) Without limiting the rights of the holders of Other Voting Securities to vote on any matter set forth in this Section, so long as more than ten percent (10%) of the originally issued shares of Series C Preferred Stock is outstanding, ten percent (10%) of the originally issued shares of Series B Preferred Stock is outstanding and/or thirty percent (30%) of the originally issued shares of Series A Preferred Stock is outstanding, holders of the Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall vote as a separate voting group on, and the affirmative vote of sixty percent (60%) of the outstanding shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall be required to authorize, any action which would:

a. merge or consolidate the Corporation with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity in any transaction having a value in excess of $2,000,000;

b. sell transfer, or otherwise dispose of all or substantially all of the assets of the Corporation;

c. liquidate, dissolve or wind up the Corporation;

d. authorize or effect the redemption or repurchase of any capital stock of the Corporation (other than the repurchase of stock pursuant to repurchase rights under vesting provisions related to the length of period of employment of the Corporation’s employees at purchase prices initially paid by such employees for such shares or for fair market value, as applicable or the redemption of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in accordance with their respective terms); or

e. effect a reclassification, reorganization or recapitalization of the outstanding capital stock of the Corporation (which, for purposes of clarification, shall not include any conversion, or the issuance of Common Shares as a result thereof, of any or all of the Series C Preferred Stock, Series B Preferred Stock and/or Series A Preferred Stock to Common Shares).

(D) Action by Written Consent. Any action to be taken by the holders of Series C Preferred Stock may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of Series C Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares of Series C Preferred Stock entitled to vote thereon were present and voted.

(vi) Conversion into Common Shares.

(A) Each holder of shares of Series C Preferred Stock shall have the right, (1) at such holder’s option, at any time or from time to time after the Series C Original Issuance Date, and (2) in the event that holders of eighty-one percent (81%) of the Series C Preferred Stock so elect, then all holders of Series C Preferred Stock shall be required to convert any such shares of Series C Preferred Stock into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series C Stated Value, plus all accrued and unpaid dividends (unless the Corporation is paying such dividends in cash on or after the Series C Conversion Date (as defined below)), by (y) the number of shares of Series C Preferred Stock being converted divided by (z) the Series C Conversion Price (as hereinafter in this Section 4.3(b)(vi)(A) defined and as last adjusted and then in effect) for the shares of Series C Preferred Stock being converted, by surrender of the certificates representing the shares of Series C Preferred Stock so to be converted in the manner provided in Section 4.3(b)(vi)(D) hereof. As of July 17, 2006, the Series C Preferred Stock Conversion Price (the “Series C Conversion Price”) per share at which Common Shares shall be issuable upon conversion of shares of Series C Preferred Stock shall be $1.13; provided, however, that such Series C Conversion Price shall be subject to adjustment as set forth in Section 4.3(b)(vi)(F) hereof.

(B) Upon the occurrence of a QIPO, all shares of Series C Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the QIPO and without any action on the part of the holder thereof, be automatically converted into such number of fully paid and nonassessable Common Shares as shall be determined (x) by multiplying the Series C Stated Value, plus all accrued and unpaid dividends thereon (to the extent not then being paid in cash), by (y) the number of shares of Series C Preferred Stock being converted, divided by (z) the Series C Conversion Price (as last adjusted and then in effect) for the shares of Series C Preferred Stock being converted.

(C) When any holder of shares of Series C Preferred Stock is entitled to exercise its right to purchase “New Securities” as set forth in Section 3.5 of the Shareholders Agreement (the “Preemptive Right”) with respect to any equity financing of the Corporation authorized in good faith by the Board of Directors of the Corporation (an “Equity Financing”) and the Corporation has complied in full with its obligations pursuant to Section 3.5 of the Shareholders Agreement in respect thereof (unless such compliance is waived by those parties necessary to amend the Shareholders Agreement), if such holder (either alone or with or through its partners, stockholders or affiliates) does not, by exercise of such holder’s Preemptive Rights, acquire at least such holder’s pro rata share (calculated in accordance with Section 3.5 of the Shareholders Agreement as if such holder owned only Series C Preferred Stock and Series B Preferred Stock) of New Securities offered in such Equity Financing, then each of the shares of Series C Preferred Stock, plus all accrued and unpaid dividends thereon, held by such holder shall automatically and without further action on the part of such holder be converted, effective subject to and concurrently with the consummation of the Equity Financing, into Common Shares at the Series C Conversion Price then in effect immediately prior to such Equity Financing. Any group of holders of Series C Preferred Stock that is treated as a single holder for the purposes of Section 3.5 of the Shareholders Agreement shall also be treated as a single holder for the purposes of determining whether each such holder has acquired its pro rata share of New Securities in accordance with this Section 4.3(b)(vi)(C). For purposes of this Section 4.3(b)(vi)(C), the obligation to purchase additional shares of Series C Preferred Stock in accordance with Section 2.2(b) of that certain Stock Purchase Agreement, dated on or about September 20, 2001 among the Corporation and the holders of the Series C Preferred Stock shall be deemed to be an “Equity Financing” and any holder who defaults in its obligations thereunder shall be subject to the foregoing automatic conversion by reason of such default.

(D) A holder of shares of Series C Preferred Stock may exercise its conversion right under this Section 4.3(b)(vi) by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series C Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the Common Shares are to be issued. Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to Section 4.3(b)(vi)(A)(1) hereof, on the date as soon as reasonably practicable after the aforesaid delivery is made, (ii) with respect to conversion effected pursuant to Section 4.3(b)(vi)(A)(2) or (B) hereof, on the date of the Corporation’s receipt of a conversion request from the requisite number of holders of Series C Preferred Stock, or the occurrence of the QIPO, as applicable, or (iii) with respect to conversion effected pursuant to Section 4.3(b)(vi)(C) hereof, on the date of the completion of the Equity Financing, and such date, in any such case, is referred to herein as the “Series C Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full Common Shares to which such holder is entitled, and a check or cash in respect of any fractional interest in a Common Share as provided in Section 4.3(b)(vi)(E) hereof. Each person in whose name the certificate or certificates for Common Shares are to be issued shall be deemed to have become a shareholder of record on the applicable Series C Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Series C Conversion Price for the Series C Preferred Stock shall be that in effect on the Series C Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series C Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

(1) The payment of accrued but unpaid dividends in cash payable in connection with a conversion of the Series C Preferred Stock pursuant to Section 4.3(b)(vi)(A) may be delayed (the “Delayed Dividends”), at the election of the Corporation’s Board of Directors in its sole discretion, until the earliest of (i) the closing of a QIPO, (ii) March 30, 2007, or (iii) such earlier date as the Corporation’s Board of Directors shall determine in its sole discretion. In such event, the Corporation shall provide notice to each converting holder as soon as reasonably practicable after the Series C Conversion Date of the proposed date of payment of the Delayed Dividends. From the Series C Conversion Date until the date of the payment in full of the Delayed Dividends, such Delayed Dividends shall bear interest (the “Delayed Dividend Interest”) at a rate per annum equal to the short-term applicable federal rate in effect from time to time as published by the Internal Revenue Service which rate shall be adjusted as the short-term applicable federal rate adjusts. On the date that the Corporation pays Delayed Dividends in cash in full to a converting holder, the Corporation shall also pay an amount in cash to such holder equal to the amount of the Delayed Dividend Interest on such accrued but unpaid dividends.

(E) No fractional Common Shares shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional Common Shares which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined below) of a Common Share multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interest.

(F) The Series C Conversion Price shall be subject to adjustment from time to time as follows:

(1) If, at any time after July 17, 2006 the number of Common Shares outstanding is increased by a stock dividend payable in Common Shares or by a subdivision or split-up of Common Shares, then, following the record date fixed for the determination of holders of Common Shares entitled to receive such stock dividend, subdivision or split-up, the Series C Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(2) If, at any time after July 17, 2006 the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares then, following the record date for such combination, the Series C Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(3) In the event, at any time after July 17, 2006 of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the Merger, Consolidation or Sale of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Shares), each Share of Series C Preferred Stock shall after such reorganization, reclassification, Merger, Consolidation or Sale (unless, in the case of a Merger. Consolidation or Sale, payment shall have been made to the holders of all shares of Series C Preferred Stock of the full amount to which they respectively shall have been entitled pursuant to Section 4.3(b)(ii)) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such Merger, Consolidation or Sale to which the holder of the number of Common Shares deliverable (immediately prior to the time of such reorganization, reclassification, Merger, Consolidation or Sale) upon conversion of such shares would have been entitled upon such reorganization, reclassification, Merger, Consolidation or Sale. The provisions of this Section 4.3(b)(vi)(F)(3) shall similarly apply to successive reorganizations, reclassifications, Mergers, Consolidations, or Sales.

(4) a. If the Corporation shall, at any time or from time to time after July 17, 2006, issue any Common Shares or other securities of the Corporation convertible into or exchangeable for Common Shares (other than Excluded Stock) without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issuance, the Series C Conversion Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause (4)) be adjusted to a price equal to

(I) an amount equal to the sum of

(x) The total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (b) of this clause (4), it being understood that the Common Shares issuable upon conversion of any outstanding shares of Series C Preferred Stock shall be deemed to be outstanding for all purposes of this and all subsequent computations of outstanding Common Shares required in this clause (4) immediately prior to such issuance, multiplied by the Series C Conversion Price in effect immediately prior to such issuance, plus

(y) the consideration received by the Corporation upon such issuance,

divided by

(II) the total number of Common Shares outstanding (including any Common Shares deemed to have been issued pursuant to subclause (b) of this clause (4)) immediately after the issuance of such Common Shares.

b. For the purposes of any adjustment of the Series C Conversion Price pursuant to this clause (4), the following provisions shall in each case be applicable:

(I) In the event of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance thereof.

(II) In the event of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by appraisal.

(III) In the event of the issuance, without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to each such issuance, of (x) options to purchase or rights to subscribe for Common Shares granted subsequent to July 17, 2006; (y) securities by their terms convertible into or exchangeable for Common Shares or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(aa) the aggregate maximum number of Common Shares deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (I) and (II) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Shares covered thereby;

(bb) the aggregate maximum number of Common Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (I) and (II) above);

(cc) on any change in the number of Common Shares deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Series C Conversion Price to the extent affected by or computed using such options, rights or securities, shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made initially upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Shares upon the exercise of any such options or rights or the conversion or exchange of such securities; and

(dd) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series C Conversion Price shall forthwith be readjusted to such Series C Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of Common Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

(5) All calculations under this Section 4.3(b)(vi)(F) shall be made to the nearest one-tenth (1/10) of a cent or to the nearest one-tenth (1/10) of a share, as the case may be.

(6) In any case in which the provisions of this Section 4.3(b)(vi)(F) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4.3(b)(vi)(E); provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(7) From and after July 17, 2006, whenever the Series C Conversion Price shall be adjusted as provided herein, the Corporation shall forthwith file, at the office of the transfer agent for the Series C Preferred Stock or at such other place that may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in reasonable detail the facts requiring such adjustment and the Series C Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested, postage prepaid, to each holder of shares of any Series C Preferred Stock at his address appearing on the Corporation’s records.

(8) In the event the Corporation shall propose to take any action of the types described in Section 4.3(b)(vi)(F)(1) or (2) hereof, the Corporation shall give notice to each holder of shares of Series C Preferred Stock in the manner set forth in Section 4.3(b)(vi)(F)(7) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice), the Series C Conversion Price, and the number, kind or series of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(9) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of shares of Series C Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

(10) The Corporation shall reserve and at all times from and after July 17, 2006 keep reserved free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock sufficient shares to provide for the conversion of all outstanding shares of Series C Preferred Stock.

(11) All Common Shares which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.

(12) Once converted pursuant to the provisions hereof, shares of Series C Preferred Stock so converted shall be canceled and not subject to reissuance and such converted shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

(vii) Definitions. The following terms shall have the following respective meanings as used in this Article IV:

(A) The term “Current Market Price” at any date of one Common Share shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive days ending no more than fifteen (15) days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty (30) business day period). The closing price for each day shall be the last reported sales price regular way or, if sales prices are not reported for the Common Shares, then the average or the last reported bid and asked prices regular way, in either case on the principal national securities exchange or the NASDAQ Stock Market (“NASDAQ”) on which the Common Shares are listed or admitted to trading or if, on any day in question, the security shall not be quoted on any such principal national securities exchange or NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service (if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Shares are not traded in a manner such that the quotations referred to above are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation, or if such determination cannot be made, by a nationally recognized independent investment banking firm selected mutually by the holders of a majority of the voting power of the Series C Preferred Stock then outstanding and the Corporation (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

(B) The term “Excluded Stock” shall mean Common Shares, shares of Series A Preferred Stock, shares of Series B Preferred Stock, or shares of Series C Preferred Stock, issued by the Corporation: (i) upon or in connection with conversion (including, without limitation, the issuance of Common Shares, shares of Series A Preferred Stock, shares of Series B Preferred Stock, or shares of Series C Preferred Stock as payment of any accrued but unpaid Series A Preferred Stock Stated Dividends (as such term is defined in ARTICLE 4.1 of these Articles of Incorporation), Series B Stated Dividends (as such term is defined in ARTICLE 4.2 of these Articles of Incorporation), or the Series C Stated Dividends) of any of the issued shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, (ii) pursuant to subscriptions, warrants, options, convertible securities or other rights which were outstanding on July 17, 2006, (iii) pursuant to the exercise, on or after the Series C Original Issuance Date, of options to purchase Common Shares granted to employees of the Corporation, not to exceed in the aggregate 8,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like with respect to the Common Shares), or (iv) as consideration for any business combination or strategic alliance between the Corporation and another corporation or entity approved by the Board of Directors or as consideration for the acquisition of assets by the Corporation approved by the Board of Directors.

(C) The term “Redemption Termination Date” shall mean the date which is that number of days after June 20, 2007 equal to the number of days of the Tolled Period. The term “Tolled Period” shall mean the number of days between July 17, 2006 until the earlier of (i) March 30, 2007 and (ii) the Withdrawal Date.

(D) The term “Series C Original Issuance Date” shall mean September 25, 2001.

(E) The term “Shareholders Agreement” shall mean that certain Third Amended and Restated Shareholders Agreement dated July 11, 2002, among the Corporation and the other parties thereto, as may be amended, modified and supplemented from time to time. The full text of the Shareholders Agreement will be kept on file at the principal place of business of the Corporation which is at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087.